UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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MANPOWERGROUP INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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MANPOWERGROUP INC.
100 MANPOWER PLACE
MILWAUKEE, WISCONSIN 53212

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 3, 2016

To the Shareholders of ManpowerGroup Inc.:

The 2016 Annual Meeting of Shareholders of ManpowerGroup Inc. will be held at the International Headquarters of ManpowerGroup, 100 Manpower Place, Milwaukee, Wisconsin, on May 3, 2016, at 10:00 a.m., local time, for the following purposes:

(1)	To elect twelve individuals nominated by the Board of Directors of ManpowerGroup to serve until 2017 as directors;

(2)	To re-approve the material terms of the performance goals under the ManpowerGroup Inc. Corporate Senior Management Annual Incentive Pool Plan;

(3)	To re-approve the material terms of the performance goals under the 2011 Equity Incentive Plan of ManpowerGroup Inc.;

(4)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2016;

(5)	To hold an advisory vote on approval of the compensation of our named executive officers; and

(6)	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 23, 2016 are entitled to notice of and to vote at the annual meeting and at all adjournments of the annual meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. As allowed under the Securities and Exchange Commission’s rules, we have elected to furnish our proxy materials over the internet. Accordingly, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the attached proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online.

Whether or not you expect to attend the annual meeting in person, you are urged to vote by a telephone vote, by voting electronically via the Internet or, as applicable, by completing and mailing the proxy card. Instructions for telephonic voting and electronic voting via the Internet are contained in the Notice or, as applicable, on the accompanying proxy card. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of ManpowerGroup in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 3, 2016: The annual report and proxy statement of ManpowerGroup are available for review on the Internet. Instructions on how to access and review the materials on the Internet can be found on the Notice and the accompanying proxy card.

Richard Buchband, Secretary
March 4, 2016

CORPORATE GOVERNANCE DOCUMENTS	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	3
PROPOSAL 1. ELECTION OF DIRECTORS	4
Director Biographies	5
Board Independence and Related Party Transactions	7
Meetings and Committees of the Board	8
Board Composition and Qualifications of Board Members	11
Other Information	13
Board Leadership Structure	14
Board Oversight of Risk	14
Compensation Consultant	15
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	18
PROPOSAL 2. RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE MANPOWERGROUP INC. CORPORATE SENIOR MANAGEMENT ANNUAL INCENTIVE POOL PLAN	20
PROPOSAL 3. RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2011 EQUITY INCENTIVE PLAN OF MANPOWERGROUP INC.	24
COMPENSATION DISCUSSION AND ANALYSIS	29
REPORT OF THE EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS	59
EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	59
COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT	59
Summary Compensation Table	61
All Other Compensation in 2015	62
Grants of Plan-Based Awards in 2015	64
Compensation Agreements and Arrangements	65
2015 Annual Incentive Awards	66
Grants Under the 2011 Equity Incentive Plan	67
Outstanding Equity Awards at December 31, 2015	69
Option Exercises and Stock Vested in 2015	72
Pension Benefits in 2015	73
Nonqualified Deferred Compensation in 2015	74
Termination of Employment and Change of Control Arrangements	76
Post-Termination and Change of Control Benefits	80
Director Compensation for 2015	86
Non-Employee Director Stock Ownership Guidelines	88
AUDIT COMMITTEE REPORT	90
PROPOSAL 4. RATIFICATION OF INDEPENDENT AUDITORS	93
PROPOSAL 5. ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	94
SUBMISSION OF SHAREHOLDER PROPOSALS	95
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	95
OTHER VOTING INFORMATION	95
OTHER MATTERS	96
APPENDIX A-1	A-1
APPENDIX B-1	B-1
APPENDIX C-1	C-1
APPENDIX D-1	D-1

MANPOWERGROUP INC.
100 Manpower Place
Milwaukee, Wisconsin 53212

March 4, 2016

PROXY STATEMENT

This proxy statement relates to the solicitation of proxies by the board of directors of ManpowerGroup Inc. for use at the annual meeting of shareholders to be held at 10:00 a.m., local time, on May 3, 2016 or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at ManpowerGroup’s International Headquarters, 100 Manpower Place, Milwaukee, Wisconsin.

Under rules adopted by the Securities and Exchange Commission, ManpowerGroup is making this proxy statement and other annual meeting materials available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of ManpowerGroup’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The expense of this solicitation will be paid by us. No solicitation other than by mail and via the Internet is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $15,000 plus expenses.

Only shareholders of record at the close of business on February 23, 2016 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 72,188,282 shares of common stock. The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. With respect to the proposals to elect the individuals nominated by our Board of Directors to serve as directors for one year, to re-approve the material terms of the performance goals under the ManpowerGroup Inc. Corporate Senior Management Annual Incentive Pool Plan, to re-approve the material terms of the performance goals under the 2011 Equity Incentive Plan of ManpowerGroup Inc., to ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2016 and the advisory vote on approval of the compensation of our named executive officers, abstentions and broker non-votes will not be counted as voting on the proposals.

The Notice is being mailed to shareholders commencing on or about March 17, 2016.

If a proxy is properly submitted to us and not revoked, it will be voted in accordance with the instructions contained in the proxy. Each shareholder may revoke a previously granted proxy at any time before it is exercised by advising the secretary of ManpowerGroup in writing (either by submitting a duly executed proxy bearing a later date or voting by telephone or via the Internet) of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted for the election of each of the individuals nominated by our board of directors to serve as directors for one year, will be voted for the re-approval of the material terms of the performance goals under the ManpowerGroup Inc. Corporate Senior Management Annual Incentive Pool Plan, will be voted for the re-approval of the material terms of the performance goals under the 2011 Equity Incentive Plan of ManpowerGroup Inc., will be voted for the appointment of Deloitte & Touche LLP as our independent auditors for 2016 and will be voted for approval of the compensation of our named executive officers.

CORPORATE GOVERNANCE DOCUMENTS
Certain documents relating to corporate governance matters are available in print by writing to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212 and on ManpowerGroup’s website at www.manpowergroup.com/about/corporategovernance.cfm. These documents include the following:

•	Amended and Restated Articles of Incorporation;

•	Amended and Restated Bylaws;

•	Corporate governance guidelines;

•	Code of business conduct and ethics;

•	Charter of the nominating and governance committee, including the guidelines for selecting board candidates;

•	Categorical standards for relationships deemed not to impair independence of non-employee directors;

•	Charter of the audit committee;

•	Policy on services provided by independent auditors;

•	Charter of the executive compensation and human resources committee;

•	Executive officer stock ownership guidelines;

•	Outside director stock ownership guidelines; and

•	Anti-corruption policy.
Information contained on ManpowerGroup’s website is not deemed to be a part of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table lists as of the record date (except as noted below) information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. ............................................................. 55 East 52nd Street New York, New York 10022	6,781,702(2)	9.4%
Vanguard Group, Inc. .................................................... 100 Vanguard Boulevard Malvern, PA 19355	5,196,959(3)	7.2%
Glenview Capital Management, LLC ............................ 767 Fifth Avenue New York, New York 10153	4,799,409(4)	6.6%
T. Rowe Price Associates, Inc. ...................................... 100 East Pratt Street Baltimore, Maryland 21202	4,034,823(5)	5.6%

(1)	Based on 72,188,282 shares of common stock outstanding as of the record date.

(2)
This information is based on a Schedule 13G filed on January 26, 2016, by BlackRock, Inc. on its behalf and on behalf of its following affiliates: BlackRock Advisors LLC, BlackRock Advisors (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Japan Co. Ltd., BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Life Limited, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock International Limited, BlackRock Investment Management UK Ltd, BlackRock Fund Managers Limited, BlackRock (Singapore) Limited, BlackRock Asset Management North Asia Limited, BlackRock (Channel Islands) Ltd. and BlackRock Asset Management Schweiz AG. According to this Schedule 13G, these securities are owned of record by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 5,992,379 shares held and sole dispositive power with respect to 6,781,702 shares held.

(3)
This information is based on a Schedule 13G filed on February 10, 2016. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which Vanguard Group, Inc. (“Vanguard”) serves as investment advisor. Vanguard has sole voting power with respect to 72,547 shares held, shared voting power with respect to 7,600 shares held, sole dispositive power with respect to 5,119,367 shares held and shared dispositive power with respect to 77,592 shares held.

(4)
This information is based on a Schedule 13G filed on February 16, 2016, by Glenview Capital Management, LLC and Larry Robbins, Chief Executive Officer of Glenview Capital Mangement, LLC, on their behalf and on the behalf of the following affiliates of Glenview Capital Management: Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd, Glenview Institutional Partners, L.P., Glenview Offshore Opportunity Master Fund, Ltd. and Glenview Capital Opportunity Fund, L.P. Glenview Capital Management has shared voting power and shared dispositive power with respect to 4,799,409 shares held,

(5)
This information is based on a Schedule 13G filed on February 10, 2016. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser. Price Associates has sole voting power with respect to 1,133,966 shares held and sole dispositive power with respect to 4,034,823 shares held. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

1.  ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our board of directors will consist of three to fifteen members. Our board of directors currently consists of twelve members. All directors are elected annually to serve until the next annual meeting of shareholders and until the directors' successors are duly elected and shall qualify.
The board of directors may appoint additional directors, in accordance with our Articles of Incorporation, based upon the recommendation of the nominating and governance committee and subject to re-election by our shareholders at the next annual meeting of shareholders.
Mr. Ferraro was appointed to the board of directors effective January 1, 2016, after being recommended for appointment to the board of directors by an independent director search firm, and subsequently by the nominating and governance committee.
The following individuals are being nominated as directors, each for a one-year term expiring at the 2017 annual meeting of shareholders:
Gina R. Boswell
Cari M. Dominguez
William Downe
John F. Ferraro
Patricia Hemingway Hall
Roberto Mendoza
Ulice Payne, Jr.
Jonas Prising
Paul Read
Elizabeth P. Sartain
John R. Walter
Edward J. Zore
The nominating and governance committee reviewed the qualifications of the directors listed above who are seeking election or re-election and recommended to the board of directors that each be elected or re-elected to serve for an additional one-year term. The board of directors has confirmed the nominations.
In accordance with our articles of incorporation and bylaws, a nominee will be elected as a director if the number of votes cast in favor of the election exceeds the number of votes cast against the election of that nominee. Abstentions and broker non-votes will not be counted as votes cast. If the number of votes cast in favor of the election of a director is less than the number of votes cast against the election of the director, the director is required to tender his or her resignation from the board of directors to the nominating and governance committee. Any such resignation will be effective only upon its acceptance by the board of directors. The nominating and governance committee will recommend to the board of directors whether to accept or reject the tendered resignation or whether other action should be taken. The board of directors will act on the recommendation of the nominating and governance committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election.
The board of directors recommends you vote FOR the election of each of the nominees listed above.

Director Biographies

Name	Age	Principal Occupation and Directorships

	Nominees for Directors
Gina R. Boswell Director since 2007	53
Executive Vice President, General Manager U.K. & Ireland at Unilever, a global food, personal care and household products company, since September 2015. Executive Vice President, Personal Care, at Unilever from 2011 to September 2015. President, Global Brands, of Alberto-Culver Company, a consumer goods company, from 2008 to July 2011. Prior thereto, Ms. Boswell held several leadership positions, including Senior Vice President and Chief Operating Officer - North America of Avon Products, Inc. from 2005 to 2007 and as an executive with Ford Motor Company from 1999 to 2003. A director of Wolverine Inc. since 2013.

Cari M. Dominguez Director since 2007	66
President, Dominguez & Associates, a management consulting firm, since January 2007. Prior thereto, Ms. Dominguez held several leadership positions within the United States government as well as in the public and private sectors, including Chair of the U.S. Equal Employment Opportunity Commission from 2001 to 2006, Partner, Heidrick & Struggles, a consulting firm, from 1995 to 1998, Director, Spencer Stuart, a consulting firm, from 1993 to 1995, Assistant Secretary for Employment Standards Administration, and Director of the Office of Federal Contract Compliance Programs, U.S. Department of Labor, from 1989 to 1993. A trustee of Calvert SAGE Funds since 2008, director of Triple-S Management Corporation since 2012 and a director with the National Association of Corporate Directors since 2013.

William Downe Director since 2011	63
Chief Executive Officer of BMO Financial Group, a highly diversified financial services provider based in North America, since March 2007. Prior thereto, Mr. Downe held several leadership positions with BMO Financial Group and its subsidiaries, including Chief Operating Officer of BMO Financial Group from 2006 to 2007, and Deputy Chair of BMO Financial Group and Chief Executive Officer, BMO Nesbitt Burns and Head of Investment Banking Group from 2001 to 2006. A director of Bank of Montreal since 2007.

John F. Ferraro Director since 2016	60
Global Chief Operating Officer of Ernst & Young ("EY"), a global professional services organization, from 2007 to January 2015. Prior thereto, Mr. Ferraro held several senior leadership positions at EY, including Global Vice Chair Audit. In addition, Mr. Ferraro served as a member of EY’s Global Executive board for more than 10 years. A director of Advance Auto Parts since 2015 and International Flavor and Fragrances, Inc. since 2015.

Name	Age	Principal Occupation and Directorships
Patricia Hemingway Hall Director since 2011	63
President and Chief Executive Officer of Health Care Service Corporation, a mutual health insurer, from 2008 to December 2015. Prior thereto, Ms. Hemingway Hall held several leadership positions at Health Care Service Corporation, including President and Chief Operating Officer from 2007 to 2008 and Executive Vice President of Internal Operations from 2006 to 2007. A director of Cardinal Health since 2013.

Roberto Mendoza Director since 2009	70
Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, since March 2010. Mr. Mendoza co-founded Deming Mendoza & Co. LLC, a corporate finance advisory firm and served as a Partner from 2009 to March 2010. Prior thereto, Mr. Mendoza held several leadership positions in the investment banking and financial services industry, including Non-executive Chairman of Trinsum Group, Inc. from 2007 to 2008, Chairman of Integrated Finance Limited from 2001 to 2007, Managing Director of Goldman Sachs & Co. from 2000 to 2001, and Director and Vice Chairman of J.P. Morgan & Co. Inc., from 1990 to 2000. A director of The Western Union Company since 2006 and PartnerRe Limited since 2009.

Ulice Payne, Jr. Director since 2007	60
President of Addison-Clifton, LLC, a provider of global trade compliance advisory services, since May 2004. Prior thereto, Mr. Payne held several leadership positions, including President and Chief Executive Officer, of the Milwaukee Brewers Baseball Club from 2002 to 2003 and Partner with the law firm Foley & Lardner LLP from 1998 to 2002. A trustee of The Northwestern Mutual Life Insurance Company since 2005 and director of WEC Energy Group, Inc. (formerly Wisconsin Energy Corporation) since 2003.

Jonas Prising Director since 2014	51
Chairman and Chief Executive Officer of ManpowerGroup since December 2015. Chief Executive Officer of ManpowerGroup from 2014 to December 2015. ManpowerGroup President from 2012 to April 2014. Executive Vice President, President of ManpowerGroup - The Americas from 2009 to October 2012. Prior thereto, Mr. Prising was the Executive Vice President, President of ManpowerGroup - United States and Canadian Operations from 2006 to 2008 and held other positions at ManpowerGroup since 1999. A director of Kohl’s Corporation since 2015.

Paul Read Director since 2014	49
President and Chief Operating Officer of Ingram Micro, Inc., a technology distributor and supply-chain services provider, from September 2013 to February 2016. Chief Financial Officer of Flextronics International, Ltd., an electronics manufacturing services provider, from 2008 to June 2013. Formerly, a director of Ingram Micro, Inc. from 2012 to 2013.

Elizabeth P. Sartain Director since 2010	61
Independent Human Resource Advisor and Consultant since April 2008. Prior thereto, Ms. Sartain held several leadership positions, including Executive Vice President and Chief People Officer at Yahoo! Inc. from 2001 to 2008 and an executive with Southwest Airlines serving in various positions from 1988 to 2001. Formerly, a director of Peets Tea and Coffee, Inc. from 2007 to 2012.

Name	Age	Principal Occupation and Directorships
John R. Walter Director since 1998	69
Former Non-Executive Chairman of the Board of InnerWorkings, Inc., a global marketing execution firm, from 2004 to June 2010. Prior thereto, he held several leadership positions, including President and Chief Operating Officer of AT&T Corp. from 1996 to 1997 and Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company from 1989 through 1996. Formerly, a director of InnerWorkings, Inc. from 2004 to 2012, Vasco Data Securities, Inc. from 2003 to 2013 and Echo Global Logistics from 2006 to 2014.

Edward J. Zore Director since 2000	70
Chairman and Chief Executive Officer of The Northwestern Mutual Life Insurance Company ("Northwestern Mutual") from 2009 to July 2010. President and Chief Executive Officer of Northwestern Mutual from 2001 to 2009. Prior thereto, Mr. Zore held several leadership positions at Northwestern Mutual, including President from 2000 to 2001. A trustee of Northwestern Mutual since 2000 and a director of RenaissanceRe Holdings Ltd. since 2010.

Each director attended at least 75% of the board meetings and meetings of committees on which he or she served in 2015. The board of directors held six regular meetings during 2015. The board of directors did not take action by written consent during 2015.

In 2015, ManpowerGroup amended its corporate governance guidelines to streamline the retirement age mechanics for the board of directors. Under the guidelines, an individual cannot be nominated for election to the board of directors after his or her 72nd birthday. Any director who turns 72 during his or her normal term will continue in office until the expiration of that term.

Under ManpowerGroup’s bylaws, nominations, other than those made by the board of directors or the nominating and governance committee, must be made pursuant to timely notice in proper written form to the secretary of ManpowerGroup. To be timely, a shareholder’s request to nominate a person for election to the board of directors at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of ManpowerGroup not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination, including the disclosure of any hedging, derivative or other complex transactions involving the Company’s common stock to which a shareholder proposing a director nomination is a party.

Board Independence and Related Party Transactions

The board of directors has adopted categorical standards for relationships deemed not to impair independence of non-employee directors to assist it in making determinations of independence. The categorical standards are included in our Corporate Governance Guidelines and are available on ManpowerGroup’s website at http://www.manpowergroup.com/about/corporategovernance.cfm. As required under the Corporate Governance Guidelines, our board of directors reviews and determines the independence of all directors on an annual basis.

In making its independence determinations, the nominating and governance committee evaluates the various commercial and employment transactions and relationships known to the committee that exist between ManpowerGroup and the entities with which certain of our directors or members of their immediate families are, or have been affiliated. The nominating and governance committee also reviews any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the categorical standards, might compromise a director’s independence.

The board of directors has determined that eleven of twelve of the current directors of ManpowerGroup are independent under the listing standards of the New York Stock Exchange after taking into account the categorical standards and the following:

•	Ms. Boswell is Executive Vice President, General Manager U.K. & Ireland at Unilever, which has engaged ManpowerGroup to provide services to the company.

•
Mr. Downe is the President and Chief Executive Officer of BMO Financial Group, and one of its subsidiaries, BMO Harris Bank, is a party to the syndicate of banks in ManpowerGroup’s $600 million revolving credit facility, which was entered into in the ordinary course of business. In addition, BMO Financial Group has engaged ManpowerGroup to provide services to the company.

•	Ms. Hemingway Hall is the former President and Chief Executive Officer of Health Care Service Corporation, which has engaged ManpowerGroup to provide services to the company.

•	Mr. Mendoza is a director of the Western Union Company, a public company, which has engaged ManpowerGroup to provide services to the company.

•	Mr. Read is the former President and Chief Operating Officer of Ingram Micro Inc. which has engaged ManpowerGroup to provide services to the company.

•	Mr. Zore and Mr. Payne are trustees of Northwestern Mutual. Northwestern Mutual and certain of its affiliates have engaged ManpowerGroup to provide services to the company.
The independent directors are Ms. Boswell, Ms. Dominguez, Mr. Downe, Mr. Ferraro, Ms. Hemingway Hall, Mr. Mendoza, Mr. Payne, Mr. Read, Ms. Sartain, Mr. Walter and Mr. Zore. Marc Bolland, who resigned from the board of directors effective February 11, 2015, was also independent under the listing standards of the New York Stock Exchange.

Jeffrey A. Joerres, who retired from the board of directors effective December 30, 2015, was an employee of ManpowerGroup and therefore was not independent under the listing standards of the New York Stock Exchange.

The nominating and governance committee will evaluate eligible shareholder-nominated candidates for election to the board of directors in accordance with the procedures described in ManpowerGroup’s bylaws and in accordance with the guidelines and considerations relating to the selection of candidates for membership on the board of directors described under “Board Composition and Qualifications of Board Members” below.

ManpowerGroup does not have a policy regarding board members’ attendance at the annual meeting of shareholders. All of the directors attended the 2015 annual meeting of shareholders, except Mr. Ferraro who was not a director at the time.

Any interested party who wishes to communicate directly with the lead director or with the non-management directors as a group may do so by calling 1-800-210-3458. The third-party service provider that monitors this telephone number will forward a summary of all communications directed to the non-management directors to the lead director.

Meetings and Committees of the Board

The board of directors has standing audit, executive compensation and human resources, and nominating and governance committees. The board of directors has adopted written charters for these committees, which are available on ManpowerGroup’s web site at http://www.manpowergroup.com/about/corporategovernance.cfm.

Audit Committee

The audit committee consists of Ms. Boswell (Chair), Mr. Ferraro, Ms. Hemingway Hall, Mr. Mendoza, Mr. Payne and Mr. Read. Mr. Ferraro was appointed to the committee at the February 2016 board meeting. Each member of the audit committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The board of directors has determined that each member of the Audit Committee meets the financial literacy and independence requirements of the SEC and that Ms. Boswell, Mr. Ferraro, Mr. Mendoza and Mr. Read are each an “audit committee financial expert” and “independent” as defined under the applicable rules of the Securities and Exchange Commission. Under the Company’s Corporate Governance Guidelines, no member of the audit committee may serve on the audit committee of more than three public companies, including ManpowerGroup. No member of the audit committee currently serves on the audit committee of more than three public companies, including ManpowerGroup.

The functions of the audit committee include:

•	appointing the independent auditors for the annual audit and approving the fee arrangements with the independent auditors;

•	monitoring the independence, qualifications and performance of the independent auditors;

•	reviewing the planned scope of the annual audit;

•
reviewing the financial statements to be included in our quarterly reports on Form 10-Q and our annual report on Form 10-K, and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	reviewing our financial reporting processes and internal controls and any significant audit adjustments proposed by the independent auditors;

•	making a recommendation to the board of directors regarding inclusion of the audited financial statements in our annual report on Form 10-K;

•	reviewing recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management;

•	reviewing matters of disagreement, if any, between management and the independent auditors;

•	periodically reviewing our Policy Regarding the Retention of Former Employees of Independent Auditors;

•	overseeing compliance with our Policy on Services Provided by Independent Auditors;

•	meeting privately on a periodic basis with the independent auditors, internal audit staff and management to review the adequacy of our internal controls;

•	monitoring our internal audit department, including our internal audit plan;

•	monitoring our policies and procedures regarding compliance with the Foreign Corrupt Practices Act and compliance by our employees with our code of business conduct and ethics;

•	assisting the board of directors with its oversight of the performance of the Company’s risk management function;

•	reviewing current tax matters affecting us;

•	periodically discussing with management our risk management framework;

•	monitoring any litigation involving ManpowerGroup, which may have a material financial impact on ManpowerGroup or relate to matters entrusted to the audit committee; and

•	approving the retention, compensation and termination of outside legal, accounting and other such advisors to the committee.
In addition, the charter of the audit committee provides that the audit committee shall review and approve all related party transactions that are material to ManpowerGroup’s financial statements or that otherwise require disclosure to ManpowerGroup’s shareholders, provided that the audit committee shall not be responsible for reviewing and approving related party transactions that are reviewed and approved by the board of directors or another committee of the board of directors. The audit committee held five meetings during 2015. The audit committee did not take action by written consent during 2015.

Executive Compensation and Human Resources Committee

The executive compensation and human resources committee consists of Mr. Zore (Chair), Ms. Dominguez, Mr. Downe, Ms. Sartain and Mr. Walter. Each member of the executive compensation and human resources committee is "independent" within the meaning of the applicable listing standards of the New York Stock Exchange and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code.

The functions of the executive compensation and human resources committee include:

•	establishing the compensation of the chief executive officer of ManpowerGroup, subject to ratification by the board of directors;

•
approving the compensation, based on the recommendations of the chief executive officer of ManpowerGroup, of any president and the chief financial officer, and certain other senior executives of ManpowerGroup;

•
determining the terms of any agreements concerning employment, compensation or employment termination, as well as monitoring the application of ManpowerGroup’s retirement and other fringe benefit plans, with respect to the individuals listed above;

•	monitoring the development of ManpowerGroup’s key executive officers;

•	administering ManpowerGroup’s equity incentive plans and employee stock purchase plans and overseeing ManpowerGroup’s employee retirement and welfare plans;

•	administering ManpowerGroup’s corporate senior management annual incentive pool plan;

•	reviewing and recommending the compensation discussion and analysis to be included in our annual proxy statement;

•	developing and implementing policies regarding the recoupment or "clawback" of excess compensation paid to executive officers of the Company;

•	acting as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code;

•	approving the retention, compensation and termination of outside compensation consultants, independent legal advisors or other advisors and having oversight of their work; and

•	considering the independence of any outside compensation consultant, independent legal advisor or other advisor to the committee.
In accordance with the terms of its charter, the executive compensation and human resources committee may from time to time delegate authority and assign responsibility with respect to such of its functions to officers of the Company, or to a subcommittee of the committee. The executive compensation and human resources committee held seven meetings during 2015. The executive compensation and human resources committee did not take action by written consent during 2015.

Nominating and Governance Committee

The nominating and governance committee consists of Mr. Payne (Chair), Ms. Boswell, Mr. Walter, and Mr. Zore. Each member of the nominating and governance committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

The functions of this committee are to:

•	recommend nominees to stand for election at annual meetings of shareholders, to fill vacancies on the board of directors and to serve on committees of the board of directors;

•	establish procedures and assist in identifying candidates for board membership;

•	review the qualifications of candidates for board membership, including any candidates nominated by shareholders in accordance with our bylaws;

•	periodically review the compensation arrangements in effect for the non-management members of the board of directors and recommend any changes deemed appropriate;

•
coordinate the annual self-evaluation of the performance of the board of directors and each of its committees and oversee, or ensure another committee oversees, the annual evaluation of the performance of management;

•
establish and review, for recommendation to the board of directors, guidelines and policies on the size and composition of the board, the structure, composition and functions of the board committees, and other significant corporate governance principles and procedures;

•	oversee the content and format of our code of business conduct and ethics;

•	monitor compliance by the non-management directors with our code of business conduct and ethics;

•	develop and periodically review succession plans for the directors;

•	periodically review the corporate governance guidelines and recommend any changes as deemed appropriate;

•	review and recommend categorical standards for determining non-management director independence consistent with the rules of the New York Stock Exchange and other requirements; and

•	approve the retention, compensation and termination of any outside independent advisors to the committee.
The nominating and governance committee has from time to time engaged director search firms to assist it in identifying and evaluating potential board candidates. The nominating and governance committee met four times during 2015. The nominating and governance committee did not take action by written consent during 2015.

Board Composition and Qualifications of Board Members
The nominating and governance committee has adopted, and the board of directors has approved, guidelines for selecting board candidates that the committee considers when evaluating candidates for nomination as directors. The guidelines call for the following with respect to the composition of the board:

•	a variety of experience and backgrounds

•	a core of business executives having substantial senior management and financial experience

•	individuals who will represent the best interests of the shareholders as a whole rather than special interest constituencies

•	the independence of at least a majority of the directors

•	individuals who represent a diversity of gender, race and age
In connection with its consideration of possible candidates for board membership, the committee also has identified areas of experience that members of the board should as a goal collectively possess. These areas include:

•	previous board experience

•	active or former CEO/COO/Chairperson

•	human resources experience

•	accounting or financial oversight experience

•	international business experience

•	sales experience

•	marketing and branding experience

•	operations experience

•	corporate governance experience

•	government relations experience

•	technology experience
The Company believes that the present composition of the board of directors satisfies the guidelines for selecting board candidates set out above; specifically, the board is composed of individuals who have a variety of experience and backgrounds, the board has a core of business executives having substantial experience in management as well as one member having government experience, board members represent the best interests of all of the shareholders rather than special interests, and eleven of twelve directors are independent under the rules of the New York Stock Exchange. The composition of the board also reflects diversity of gender, race and age, an objective that the nominating and governance committee continually strives to enhance when searching for and considering new directors. Based on the composition of our board of directors, we believe this objective has been achieved.

The board of directors and the nominating and governance committee evaluated each of the directors’ contributions to the board of directors and role in the operation of the board of directors as a whole. In addition to the background and experience of each director and nominee outlined in the biographies on pages 5 to 7 of this proxy statement, the board of directors and the nominating and governance committee considered, in particular, the following:

Gina R. Boswell — Ms. Boswell has significant managerial, strategic, operational, global and financial management expertise as a result of the various senior positions she has held at several companies with global operations.
Cari M. Dominguez — Ms. Dominguez has expertise in government relations and labor markets from her position as Chair of the U.S. Equal Employment Opportunity Commission and other various governmental positions she held. Ms. Dominguez also has managerial, international and operational experience in the human resources industry as a result of the various senior positions she held at various human resource consulting groups.
William Downe — Mr. Downe brings to the board significant managerial, operational and global experience he has gained during his tenure as Chief Executive Officer of BMO Financial Group.
John F. Ferraro — Mr. Ferraro brings to the board significant managerial, operational, financial and global experience he gained during his tenure as Global Chief Operating Officer of Ernst & Young ("EY") and the other various positions he held at EY.

Patricia Hemingway Hall — Ms. Hemingway Hall brings to the board significant managerial, operational, sales, marketing and government relations experience from her tenure as President and Chief Executive Officer of Health Care Service Corporation (“HCSC”) and the other various positions she held at HCSC.
Roberto Mendoza — Mr. Mendoza brings to the board significant global financial, strategic and banking activities gained as a result of the various positions he held at various global investment banking and financial advisory firms. Mr. Mendoza also brings an important perspective from his service as a director of other public company boards.
Ulice Payne, Jr. — Mr. Payne brings to the board significant managerial, operational, financial and global experience as a result of many senior positions he has held including as President of Addison-Clifton, LLC, a provider of global trade compliance advisory services. The board of directors also benefits from his broad experience in and knowledge of international business.
Jonas Prising — Mr. Prising brings to the board a deep knowledge of ManpowerGroup and its operations from his many years of experience with the Company, including as President with responsibility for the Americas and Southern Europe and currently as Chairman and Chief Executive Officer. He also brings a deep understanding of the industry, a global perspective, having lived and worked in multiple countries around the world, and a strong knowledge of the relevant marketplaces in Europe and Asia.
Paul Read — Mr. Read brings to the board significant managerial, operational, financial and global experience as a result of many senior positions he has held, including his tenure as President and Chief Operating Officer of Ingram Micro Inc. and Chief Financial Officer of Flextronics International, Ltd.
Elizabeth P. Sartain — Ms. Sartain brings to the board significant human resources experience as a result of the various senior management positions she held at various multi-national companies as well as being an independent human resource advisor for many years. Ms. Sartain also brings an important perspective gained from her service as a director on other public company boards.
John R. Walter — Mr. Walter brings to the board significant managerial, operational and global experience from his tenure as President and Chief Operating Officer of AT&T and President and Chief Executive Officer of R.R. Donnelley & Sons Company and from other senior executive positions he has held at several other companies as well as his service as a director on other public company boards.
Edward J. Zore — Mr. Zore brings to the board significant managerial, operational and financial experience as a result of the various senior positions he held with The Northwestern Mutual Life Insurance Company, including as Chairman and Chief Executive Officer and Chief Financial Officer. The board also benefits from his service as a director on other public company boards.

Other Information

In August 2008, the SEC approved a negotiated settlement with EY and two of its partners, including Mr. Ferraro, relating to auditor independence issues arising out of business relationships between EY and an individual who was also a member of the board of directors of three of its audit clients. The matter arose out of actions taken by Mr. Ferraro in 2002 in his role as Vice Chairman of EY.  As part of the settlement, the respondents neither admitted nor denied the underlying allegations and accepted an administrative cease and desist order. Mr. Ferraro did not receive any suspension, fines or other sanctions and remained a partner in good standing at EY through January 2015. Our Board of Directors took into consideration all factors regarding Mr. Ferraro’s character and experience when considering his appointment.

Board Leadership Structure

Chairman of the Board

Under ManpowerGroup’s bylaws and in accordance with the Company's corporate governance guidelines, the board of directors can choose whether the roles of chairman and chief executive officer should be combined or separated, based on what it believes is best for the Company and its shareholders at a given point in time. Following the retirement of Jeffrey A. Joerres, who served as Executive Chairman from 2014 until December 30, 2015, the board of directors appointed Jonas Prising chairman of the board of directors effective December 31, 2015. The board of directors evaluated the Company's leadership structure and determined that the presence of our independent lead director who, as described below, has meaningful oversight responsibilities, together with a strong leader in the combined role of chairman and chief executive officer, will serve the best interests of ManpowerGroup and its shareholders. The board of directors believes that in light of Mr. Prising's extensive knowledge of ManpowerGroup and its industry, gained through his tenure with the Company, he is well positioned to serve as both chairman and chief executive officer of the Company.

Duties of Lead Director

Our corporate governance guidelines provide that if the same person holds the chief executive officer and chairman roles or if the chairman is not independent, the board of directors will designate one of the independent directors to serve as the lead director. The lead director helps ensure that there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues that they deem important.

Our corporate governance guidelines contemplate that the lead director will be appointed annually and that he or she should be willing to serve for at least three years in such capacity. The board of directors believes having a lead director serving continuous terms provides greater continuity to the role, enhances board leadership and performance and facilitates effective oversight of the performance of senior management. Mr. Zore has served as lead director since February 2013 and was again re-appointed lead director in February 2016. The lead director’s duties as specified in the Company’s corporate governance guidelines are as follows:

•	Preside at executive sessions of the non-employee directors and all other meetings of directors where the chairman of the board is not present;

•	Serve as liaison between the chairman of the board and the non-employee directors;

•	Approve what information is sent to the board;

•	Approve the meeting agendas for the board;

•	Approve meeting schedules to assure that there is sufficient time for discussion on all agenda items;

•	Have the authority to call meetings of the non-employee directors; and

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication.

Board Oversight of Risk

The board of directors is responsible for overseeing management in the execution of management’s Company-wide risk management responsibilities. The board of directors fulfills this responsibility both directly and through its standing committees (as discussed further below), each of which assists the board of directors in overseeing a part of the Company’s overall risk management.

The committees of the board oversee specific areas of the Company’s risk management as described below:

Audit Committee
The audit committee is responsible for assisting the board of directors with its oversight of the performance of the Company’s risk management functions including:

•	Periodically reviewing and discussing with management the Company’s risk management framework, including policies, practices and procedures regarding risk assessment and management;

•	Periodically receiving, reviewing and discussing with management reports on selected risk topics as the committee or management deems appropriate from time to time; and

•	Periodically reporting to the board of directors on its activities in this oversight role.
Executive Compensation and Human Resources Committee
The executive compensation and human resources committee reviews and discusses with management the Company’s compensation policies and practices and management’s assessment of whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company.
Nominating and Governance Committee
The nominating and governance committee evaluates the overall effectiveness of the board of directors, including its focus on the most critical issues and risks.
As part of this oversight, the committees engage in reviews and discussions with management (and others if considered appropriate) as necessary to be reasonably assured that the Company’s risk management processes (1) are adequate to identify the material risks that we face in a timely manner, (2) include strategies for the management of risk that are responsive to our risk profile and specific material risk exposure, (3) serve to integrate risk management considerations into business decision-making throughout the Company, and (4) include policies and procedures that are reasonably effective in facilitating the transmission of information with respect to material risks to the senior executives of the Company and each committee.

Compensation Consultant

The executive compensation and human resources committee directly retains Mercer (US) Inc. to advise it on executive compensation matters. Mercer reports to the chair of the committee. On an annual basis, the Company and Mercer enter into an engagement letter, which sets out the services to be performed by Mercer for the committee during the ensuing year. Mercer’s primary role is to provide objective analysis, advice and information and otherwise to support the committee in the performance of its duties. Mercer’s fees for executive compensation consulting to the committee in 2015 were $267,106.

The committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating ManpowerGroup’s executive compensation programs and practices. The committee’s decisions about executive compensation, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

Mercer was engaged by the committee to perform the following services in 2015:

•
Evaluate the competitiveness of our total executive compensation and benefits program for the senior executives, including base salary, annual incentive, total cash compensation, long-term incentive awards, total direct compensation, retirement benefits and total remuneration against the market;

•
Assess how well the compensation and benefits programs are aligned with the committee’s stated philosophy to align pay with performance, including analyzing our performance against comparator companies;

•	Review and recommend the companies used in our comparator group and our industry peer group;

•	Provide advice and assistance to the committee on the levels of total compensation and the principal elements of compensation for our senior executives;

•	Advise the executive compensation and human resources committee on salary, target incentive opportunities and equity grants;

•	Brief the committee on trends in executive compensation and benefits among large public companies and on regulatory, legislative and other developments; and

•	Assist in reviewing the Compensation Discussion and Analysis and other executive compensation disclosures to be included in this proxy statement.
In connection with the engagement, the committee and Mercer have agreed on written guidelines for minimizing potential conflicts of interest. These guidelines are as follows:

•	The committee has the authority to retain and dismiss Mercer at any time;

•	Mercer reports directly to the committee and has direct access to the committee through the chair;

•
Mercer does not consult with or otherwise interact with our executives except to discuss our business and compensation strategies and culture, obtain compensation and benefits data along with financial projections and operational data, consult about the nature and scope of the various executive jobs for benchmarking purposes, confirm factual and data analysis to ensure accuracy, and consult with the chief executive officer about the compensation of the other executives of ManpowerGroup;

•	Mercer’s main contacts with management are the chief financial officer and executive vice president, global strategy and talent;

•
Mercer’s written reports may be distributed to committee members as part of the committee meeting mailings, except any findings and recommendation regarding the chief executive officer and during 2015, the executive chairman, are sent in a separate document directly to committee members;

•	Each engagement of Mercer by the committee is documented in an engagement letter that includes a description of the agreed upon services, fees and other matters considered appropriate; and

•
Prior to a Mercer consultant performing any services, whether related to compensation or other consulting services, for ManpowerGroup in addition to those performed for the committee, the consultant must inform the committee chair and obtain approval.

Ultimately, the consultant provides recommendations and advice to the committee in an executive session where management is not present, which is when critical pay decisions are made. This approach protects the committee’s ability to receive objective advice from the consultant so that the committee may make independent decisions about executive pay at our company.

Besides Mercer’s involvement with the committee, it and its affiliates also provide other non-executive compensation services to us. These services are approved by management who oversee the specific areas of business for which the services are provided. The total amount paid for these other services provided in 2015 was $347,226. These services include actuarial and pension reporting services, workers compensation reporting and insurance services. The majority of these services are provided not by Mercer itself, but by other companies owned by Marsh & McLennan, the parent company of Mercer, which therefore, are considered affiliates even though they operate independently of Mercer. The committee considered the independence of Mercer under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

The committee concluded that the services provided by the Marsh & McLennan affiliates (other than Mercer), did not raise any conflicts of interest.

The committee believes the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ other relationships with us because of the procedures Mercer and the committee have in place, including the following:

•	The consultant receives no incentive or other compensation based on the fees charged to us for other services provided by Mercer or any of its affiliates;

•	The consultant is not responsible for selling other Mercer or affiliate services to us;

•
Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with us in rendering his or her advice and recommendations; and

•	The committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Set forth in the table below, as of February 23, 2016, are the shares of ManpowerGroup common stock beneficially owned by each director and nominee, each of the executive officers named in the table under the heading “Executive and Director Compensation — Summary Compensation Table,” and all directors and executive officers of ManpowerGroup as a group and the shares of ManpowerGroup common stock that could be acquired within 60 days of February 23, 2016 by such persons.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire Common Stock(1)(2)	Percent of Class
Jonas Prising	202,843		124,894	*
Gina R. Boswell	12,694	(3)	0	*
Ram Chandrashekar	18,729		14,472	*
Cari M. Dominguez	14,506	(3)	0	*
William Downe	18,261		0	*
John F. Ferraro	0		0	*
Darryl Green	100,070		80,420	*
Patricia Hemingway Hall	5,669		0	*
Jeffrey A. Joerres	418,501	(4)	304,416	*
Roberto Mendoza	0		0	*
Ulice Payne, Jr	15,604	(3)	0	*
Paul Read	3,641	(3)	0	*
Elizabeth P. Sartain	15,058	(3)	0	*
Mara E. Swan	93,128		62,366	*
Michael J. Van Handel	175,183		111,950	*
John R. Walter	6,075		0	*
Edward J. Zore	38,244	(3)	0	*
All directors and executive officers as a group (19 persons)	1,148,458		704,306	1.6%

*	Less than 1% of outstanding shares.

(1)
Except as indicated below, all shares shown in this column are owned with sole voting and dispositive power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column.

The table does not include vested shares of deferred stock, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by the following directors that were issued under the 2003 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan and the 2011 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2011 Equity Incentive Plan:

	Vested Deferred Stock
Director	2003 Plan	2011 Plan	Total
Cari M. Dominguez	0	3,339	3,339
William Downe	0	13,290	13,290
Patricia Hemingway Hall	0	3,339	3,339
Roberto Mendoza	8,273	9,066	17,339
Paul Read	0	77	77
John R. Walter	7,740	6,685	14,425
Edward J. Zore	620	0	620

The table does not include 1,661 unvested shares of deferred stock, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by each of Mr. Downe, Mr. Ferraro, Ms. Hemingway Hall, Mr. Mendoza and Mr. Walter that were issued under the 2011 Plan and the Terms and Conditions on January 1, 2016. These shares of deferred stock vest in equal quarterly installments during 2016.

(2)	Common stock that may be acquired within 60 days of the record date through the exercise of stock options and the settlement of restricted stock units.

(3)	Includes the following number of shares of unvested restricted stock as of the record date:

Director	Unvested Restricted Stock
Gina R. Boswell	1,661
Cari Dominguez	1,661
Ulice Payne, Jr.	1,661
Paul Read	1,661
Elizabeth P. Sartain	1,661
Edward J. Zore	1,661
The holders of the restricted stock have sole voting power with respect to all shares held and no dispositive power with respect to all shares held.

(4)	Includes 300 shares held by Mr. Joerres’s spouse.

2.  RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE MANPOWERGROUP INC. CORPORATE SENIOR MANAGEMENT ANNUAL INCENTIVE POOL PLAN

Our board of directors is recommending that the material terms of the performance goals under the ManpowerGroup Inc. Corporate Senior Management Annual Incentive Pool Plan (the “Pool Plan”) be re-approved by our shareholders in order to allow the executive compensation and human resources committee (the "committee") to make grants of awards under the Pool Plan that will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Specifically, the board of directors is seeking shareholder re-approval of the following material terms of performance goals under the Pool Plan (together, the “Material Terms of the Pool Plan Performance Goals”), which are described in further detail below under the heading “Summary of Material Terms of the Pool Plan Performance Goals:”

•	The employees eligible to be a participant under the Pool Plan;

•	The eligible performance measures under the Pool Plan and descriptions of each found in the Pool Plan; and

•	The maximum bonus amount payable to any participant under the Pool Plan for any performance period of $5,000,000.

In 2011, shareholders first approved the Pool Plan, including the Material Terms of the Pool Plan Performance Goals. In February 2016, upon the recommendation of the committee, the board of directors determined to submit the Material Terms of the Pool Plan Performance Goals, which remain unchanged since their first approval by shareholders in 2011, for re-approval by the shareholders.
In recommending re-approval of the Material Terms of the Pool Plan Performance Goals, the board of directors and the committee believe this re-approval would be in the best interests of ManpowerGroup because the committee will have the ability to continue granting awards under the Pool Plan that qualify as performance-based compensation under Section 162(m).
At the same time the committee recommended re-approval of the Material Terms of the Pool Plan Performance Goals to the Board, it amended and restated the Pool Plan to provide that any participant who retires during the year would be entitled to a pro-rata portion of their annual incentive for that year, based on actual performance, and to make certain changes that do not require shareholder approval. The complete text of the Pool Plan, reflecting all administrative changes made by the board of directors in February 2016 for which shareholder approval was not required, and which includes the Material Terms of the Pool Plan Performance Goals for which shareholder re-approval is being requested, is attached as Appendix A-1 to this proxy statement.
Benefits of Re-Approving the Material Terms of the Pool Plan Performance Goals
Section 162(m) generally disallows a tax deduction to public companies for compensation over $1,000,000 for any fiscal year paid to the corporation’s CEO and the three most highly compensated NEOs (other than the CEO and CFO) in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying “performance-based compensation” will not be subject to the deduction limit if certain requirements are met. The Pool Plan is designed such that awards under the Pool Plan may constitute qualified performance-based compensation and, as such, be exempt from the $1,000,000 limitation on deductible compensation provided the Section 162(m) requirements are met.
In order to qualify for the performance-based compensation exception under Section 162(m) and thereby avoid potential nondeductibility of compensation paid under the Pool Plan, the material terms of the performance goals under which the compensation is to be paid must be disclosed and subsequently approved by shareholders. For purposes of Section 162(m), these material terms include: (i) the individuals eligible to receive compensation; (ii) a description of the business criteria on which the performance goal is based; and

(iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Section 162(m) also requires re-approval of the performance goals every five years. The Material Terms of the Pool Plan Performance Goals, as described below, were last approved by shareholders in 2011 at the time the Pool Plan was first adopted and have remained unchanged since that approval.
Our ability to deduct the performance-based equity compensation granted to our executives enables us to reduce the expense of compensating them. Accordingly, our board of directors believes re-approval of the Material Terms of the Pool Plan Performance Goals benefits shareholders and requests that shareholders re-approve the Material Terms of the Pool Plan Performance Goals.
Summary of Material Terms of the Pool Plan Performance Goals

The following is a summary of the Material Terms of the Pool Plan Performance Goals that are proposed to be re-approved by shareholders in order to qualify awards under the Pool Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.
Eligibility. The committee may designate any ManpowerGroup or affiliate (that is, a subsidiary or other entity controlled by ManpowerGroup) employee who is a corporate senior executive officer of ManpowerGroup to participate in the Pool Plan. As of the date of this proxy, we have approximately seven senior executives who would be eligible to participate in the Pool Plan.
Performance Goals and Measures. The committee may use one or more of the following performance measures to establish goals for the year, which, where applicable, (i) may be applied on an absolute or relative basis, (ii) may be valued on a growth or fixed basis, and (iii) may be applied on a company-wide, business segment, or individual basis. The performance measures are as follows:

Net Income
Revenue
Earnings per share diluted
Return on investment
Return on invested capital
Return on equity
Return on net assets
Shareholder returns (either including or excluding dividends) over a specified period of time
Financial return ratios
Cash flow
Amount of expense
Economic profit
Gross profit
Gross profit margin percentage
Amount of indebtedness
Debt ratios
Earnings before interest, taxes, depreciation or amortization (or any combination thereof)
Attainment by a share of a specified market price for a specified period of time
Customer satisfaction survey results
Employee satisfaction survey results
Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing

The committee may specify any reasonable definition of the performance measures it uses at the time the performance goal is set. These definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: unusual gains or non-recurring gains; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items.
Maximum Bonus Amount Payable. The maximum award any participant is entitled to receive for any performance period is limited to $5,000,000.
Other Material Terms of the Pool Plan

Administration of the Pool Plan. The committee administers the Pool Plan and is authorized to interpret and construe it as it deems necessary for the effective operation of the Pool Plan. Any determination, interpretation, construction or other action made by the committee with respect to the Pool Plan is final and binding. Any payment or distribution under the Pool Plan is subject to the prior certification by the committee that the relevant performance goals have been achieved.
Awards. Bonus awards can be expressed as an individual award amount for each participant of the Pool Plan or as a percentage of one or more bonus pools. At the time the performance goals are established, the committee will establish an objective formula or standard for computing the amount of the bonus payable to each participant.
Following the completion of each performance period, the committee must certify in writing as to whether the performance goal(s) has been attained. Based on the attainment of the performance goal, a maximum amount (either a pool or individual maximum amounts) will be established. Under the Pool Plan, the committee has the discretion to reduce each participant’s award to an amount lower than their respective share of the bonus pool (or lower than their individual amounts, if a pool is not used). The committee intends to exercise such discretion based on company-wide performance goals, division or business unit performance goals and participants’ individual performance. While the committee has the ability to exercise such negative discretion in any manner it deems appropriate, it is anticipated that the committee will continue to use the goals of EPS, Return on Invested Capital, Adjusted Operating Unit Profit, and various operational objectives to determine the amount payable to each participant (where such amount shall be equal to or less than the amount of award determined under the performance goal(s) under the Pool Plan). Similar to the attainment of the performance goal, the committee will need to certify at the end of each performance period the amount of the award payable to each participant under the Pool Plan. The maximum award any participant is entitled to receive for any performance period is limited to $5,000,000.
Awards earned will be paid in cash on or before March 15 of the year following the year with respect to which it was earned. Participants may elect to defer a portion of any award in accordance with the terms of the Company’s Nonqualified Savings Plan.
Termination of Employment. Unless otherwise agreed upon, if a participant terminates employment for any reason during a performance period, he or she will not receive any bonus award for the performance period. In the event of death or disability or retirement, unless otherwise agreed upon, the participant will receive a prorated award, based on actual performance, for the actual number of days the participant was employed by the Company during the performance period.
Forfeiture of Amounts Paid. The Company has the right to require a participant to forfeit and return to the Company any amounts paid to the participant consistent with any clawback policy maintained by the Company.
Amendment or Termination of the Pool Plan. The committee may terminate or amend the Pool Plan at any time.

Plan Benefits
The following table sets forth the dollar value of the awards paid under the Pool Plan based on 2015 performance to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Name and Position	Dollar Value
Jonas Prising	$2,300,000
CEO
Michael J. Van Handel	$920,000
CFO
Darryl Green	$1,105,000
President & COO
Ram Chandrashekar	$460,108
EVP, Operational Excellence & IT and President, Asia Pacific Middle East
Mara E. Swan	$580,000
EVP, Global Strategy &Talent
Jeffrey Joerres	$1,563,750
Former Executive Chairman
All executive officers as a group	$5,705,108
All non-employee directors as a group	$—
All employees other than executive officers as a group	$170,000
Vote Required
The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.
The board of directors recommends that you vote FOR the re-approval of the Material Terms of the Pool Plan Performance Goals, and your proxy will be so voted unless you specify otherwise.

3.  RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2011 EQUITY INCENTIVE PLAN OF MANPOWERGROUP INC.

Our board of directors is recommending that the material terms of the performance goals under the 2011 Equity Incentive Plan of ManpowerGroup Inc. (the “2011 Equity Incentive Plan”) be re-approved by our shareholders in order to allow the executive compensation and human resources committee (the “committee”) to make grants of awards under the 2011 Equity Incentive Plan that will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Specifically, the board of directors is seeking shareholder re-approval of the following material terms of performance goals under the 2011 Equity Incentive Plan (together, the “Material Terms of the 2011 Equity Incentive Plan Performance Goals”), which are described in further detail below under the heading “Summary of Material Terms of the 2011 Equity Incentive Plan:”

•	The employees eligible to receive certain awards under the 2011 Equity Incentive Plan;

•	The eligible “performance goals” under the 2011 Equity Incentive Plan and the descriptions of each found in the 2011 Equity Incentive Plan; and

•	The individual award limits applicable to participants under the 2011 Equity Incentive Plan.

In 2011, shareholders first approved the 2011 Equity Incentive Plan, including the Material Terms of the 2011 Equity Incentive Plan Performance Goals. In 2014, shareholders approved an amendment to the 2011 Equity Incentive Plan to increase the number of shares available for grant under the 2011 Equity Incentive Plan. In February 2016, upon the recommendation of the committee, the board of directors determined to submit the Material Terms of the 2011 Equity Incentive Plan Performance Goals, which remain unchanged since their first approval by shareholders in 2011, for re-approval by shareholders.
In recommending the re-approval of the Material Terms of the 2011 Equity Incentive Plan Performance Goals, the board of directors and the committee believe this re-approval would be in the best interests of ManpowerGroup because the committee will have the ability to continue granting certain awards under the 2011 Equity Incentive Plan that qualify as performance-based compensation under Section 162(m). The complete text of the 2011 Plan, which includes the Material Terms of the 2011 Equity Incentive Plan Performance Goals, is attached as Appendix B-1 to this proxy statement.
This proposal is not requesting any additional shares of common stock under the 2011 Equity Incentive Plan.
Benefits of Re-Approving the Material Terms of the 2011 Equity Incentive Plan Performance Goals
Section 162(m) generally disallows a tax deduction to public companies for compensation over $1,000,000 for any fiscal year paid to the corporation’s CEO and the three most highly compensated NEOs (other than the CEO and CFO) in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying “performance-based compensation” will not be subject to the deduction limit if certain requirements are met. The 2011 Equity Incentive Plan is designed such that the committee may grant certain awards that constitute qualified performance-based compensation and, as such, be exempt from the $1,000,000 limitation on deductible compensation provided the Section 162(m) requirements are met.
In order to qualify for the performance-based compensation exception under Section 162(m) and thereby avoid potential nondeductibility of certain awards granted under the 2011 Equity Incentive Plan, the material terms of the performance goals under which the compensation is to be paid must be disclosed and subsequently approved by shareholders. For purposes of Section 162(m), these material terms include: (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Section 162(m) also requires re-approval of the performance goals every five years. The Material Terms of the 2011 Equity Incentive Plan Performance Goals, as described below, were last approved by shareholders in 2011 and have remained unchanged since that approval.

Our ability to deduct certain performance-based equity compensation granted to our executives enables us to reduce the expense of compensating them. Accordingly, the board of directors, believes re-approval of the Material Terms of the 2011 Equity Incentive Plan Performance Goals benefits shareholders and requests that shareholders re-approve the Material Terms of the 2011 Equity Incentive Plan Performance Goals.
Summary of Material Terms of the 2011 Equity Incentive Plan Performance Goals
The following is a summary of the Material Terms of the Pool Plan Performance Goals that are proposed to be re-approved by shareholders in order to qualify certain awards under the 2011 Equity Incentive Plan as performance-based compensation for purposes of Section 162(m).
Eligibility. Participants under the 2011 Equity Incentive Plan are limited to our non-employee directors and employees. Any employee of ManpowerGroup or its subsidiaries is eligible to receive awards under the 2011 Equity Incentive Plan. In determining the employees to whom awards will be granted and the number of shares to be covered by each award, the committee, as administrator, may take into account the nature of the services rendered by the employees, their present and potential contributions to our success and such other factors as the administrator may deem relevant. We estimate that approximately 27,000 persons are eligible to participate in the 2011 Equity Incentive Plan, which includes eleven non-employee directors and seven executive officers.
Performance Measures and Goals. The committee may use one or more of the following performance goals when granting awards under the 2011 Equity Incentive Plan which, where applicable: (i) may be set on a pre-tax or after-tax basis; (ii) may include or exclude the impact of changes in currency exchange rates; and (iii) may be applied on an absolute or relative basis; (iv) may be valued on a growth of fixed basis; and (v) may be applied on a company-wide, business segment, or individual basis.

Net income
Revenue
Earnings per share diluted
Return on investment
Return on invested capital
Return on equity
Return on net assets
Shareholder returns (either including or excluding dividends) over a specified period of time
Financial return ratios
Cash flow
Amount of expense
Economic profit
Gross profit
Gross profit margin percentage
Operating profit
Operating profit margin percentage
Amount of indebtedness
Debt ratios
Earnings before interest, taxes, depreciation or amortization (or any combination thereof)
Attainment by a share of common stock of a specified market price for a specified period of time
Customer satisfaction survey results
Employee satisfaction survey results
Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing.

The performance goals may be determined with or without regard to changes in accounting principles or the application thereof; extraordinary, unusual or non-recurring gains; gains or losses on the sale of assets; acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items, as specified at the time of grant.
Individual Award Limitations. No employee will be eligible to receive grants of options and stock appreciation rights for more than an aggregate of 750,000 shares during any three-year period (subject to adjustments under Paragraph 13 of the 2011 Equity Incentive Plan). Further, the aggregate number of shares of restricted stock and deferred stock, plus the number of restricted share units and performance share units granted to any one employee during any fiscal year of ManpowerGroup will be limited to 150,000 shares (subject to adjustments as provided under Paragraph 13 of the 2011 Equity Incentive Plan and excluding any such awards that may vest based on continued performance of services only (e.g., time-based vested restricted stock, restricted stock units or deferred stock)).
Other Material Terms of the 2011 Equity Incentive Plan
Common Stock Subject to the 2011 Equity Incentive Plan. The 2011 Equity Incentive Plan currently provides for the grant of nonstatutory stock options, incentive stock options, restricted stock, restricted stock units, performance share units, share appreciation rights (SARs), and deferred stock to employees designated by the committee or the board of directors. The 2011 Equity Incentive Plan also provides for the grant of nonstatutory stock options, restricted stock, restricted stock units, performance share units, SARs and deferred stock to non-employee directors designated by the board of directors.
Administration.    The 2011 Equity Incentive Plan is administered by the board of directors with respect to grants to non-employee directors under the 2011 Equity Incentive Plan. The 2011 Equity Incentive Plan is administered by the committee or the board of directors with respect to grants to employees. The committee will be designated from time to time by the board of directors, and it will be so constituted as to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934 and to permit grants of performance-based compensation under the 2011 Equity Incentive Plan to comply with Section 162(m), or any other statutory rule or regulatory requirements, unless otherwise determined by the board of directors. We refer to the board of directors and the committee as the administrator.
The administrator has sole discretion to determine the employees or directors to whom awards will be granted, the terms and provisions of each such award and to make all other determinations and interpretations which it deems necessary or advisable for the administration of the 2011 Equity Incentive Plan. A decision of the administrator with regard to any of these matters is conclusive and binding.
Duration and Amendment of the 2011 Equity Incentive Plan.    No awards may be granted pursuant to the 2011 Equity Incentive Plan after February 16, 2021. Except to the extent shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange, the board of directors may amend, modify or terminate the 2011 Equity Incentive Plan (except in certain cases where participant consent is required).
Except as described below, the administrator may amend, modify or terminate an outstanding award. The administrator may not, without the participant’s consent, amend, modify or terminate an outstanding award unless it determines that the action would not materially and adversely affect the participant or where such amendment or modification is necessary in order for a participant to avoid becoming subject to penalties and/or interest under Section 409A of the Internal Revenue Code. Except in connection with a corporate transaction involving ManpowerGroup (including, without limitation, any stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares), the administrator may not adjust or amend the exercise price of any outstanding option or SAR whether through amendment, cancellation or replacement grants or any other means.

Plan Benefits
The following table sets forth the awards and the dollar value of the awards granted under the 2011 Equity Incentive Plan during 2015 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Name and Position	Restricted Stock/RSUs	Value of Restricted Stock/RSUs $(1)	Options	Value of Options $(1)	Performance Share Units (2)	Value of Performance Share Units $(1)	Deferred Stock	Value of Deferred Stock $ (1)
Jonas Prising	14,656	1,128,072	52,078	1,128,009	43,966	3,384,063	—	—
CEO
Michael J. Van Handel	6,756	520,009	24,008	520,013	20,268	1,560,028	—	—
CFO
Darryl Green	9,095	700,042	32,318	700,008	27,284	2,100,049	—	—
President & COO
Ram Chandrashekar	3,638	280,017	12,928	280,020	10,914	840,051	—	—
EVP, Operational Excellence & IT and President, Asia Pacific Middle East
Mara E. Swan	3,119	240,069	11,081	240,014	9,355	720,054	—	—
EVP, Global Strategy & Talent
Jeffrey A. Joerres	17,286	1,330,503	—	—	40,334	3,104,508	—	—
Former Executive Chairman
All executive officers as a group	38,824	2,988,283	137,954	2,988,084	116,465	8,964,311	—	—
All non-employee directors as a group	12,108	825,402	—	—	—	—	11,201	820,194
All employees other than executive officers as a group	107,351	8,262,806	9,234	200,008	7,796	600,058	—	—
______

(1)
The grant date fair value of awards that are reported in this column have been computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, "Stock Compensation".

(2)	These amounts represent the number of performance share units if target performance is achieved.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2015 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2015	Weighted-average exercise price of outstanding options, warrants and rights as of December 31, 2015 ($)	Weighted-average contractual term of outstanding options, warrants and rights as of December 31, 2015(years)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2015(excluding securities reflected in the first column)(1)
Equity compensation plans approved by security holders	2,505,301	$69.91	3.4	4,442,210
Equity compensation plans not approved by security holders	—	—	—	—
Total	2,505,301	$69.91	3.4	4,442,210

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.
The board of directors recommends that you vote FOR the re-approval of the Material Terms of the 2011 Equity Incentive Plan Performance Goals and your proxy will be so voted unless you specify otherwise.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis

Background

This compensation discussion and analysis describes ManpowerGroup’s executive compensation program for our executive officers for whom disclosure is required under the rules of the Securities and Exchange Commission ("SEC"). We refer to this group of executives as our named executive officers (“NEOs”). ManpowerGroup's NEOs for the year ended December 31, 2015 are the Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the three most highly compensated executive officers (other than the CEO and CFO), who were serving as executive officers as of December 31, 2015. Our NEOs also include our former executive chairman, who retired from the Company effective December 30, 2015, and who is required under SEC rules to be included in our compensation disclosures. Our NEOs are listed below with their titles:

•	Jonas Prising —Chief Executive Officer. Mr. Prising additionally became Chairman of the Company on December 31, 2015.

•	Michael J. Van Handel — Executive Vice President and CFO (1)

•	Darryl Green — President and Chief Operating Officer

•	Ram Chandrashekar — Executive Vice President, Operational Excellence and IT, and President, Asia Pacific Middle East

•	Mara E. Swan — Executive Vice President, Global Strategy and Talent

•	Jeffrey A. Joerres — Executive Chairman until his retirement from the Company on December 30, 2015

(1)
Effective February 15, 2016, Mr. Van Handel retired as Executive Vice President and CFO and was appointed Senior Executive Vice President.  On that same day, John T. McGinnis became the new Executive Vice President and CFO.  The information in this proxy statement reflects that Mr. Van Handel held the title of CFO during 2015.

Executive Summary
2015 Compensation Reflected Strong 2015 Financial Results
Our executive compensation programs are designed to reward performance, and 2015 was a strong year, with revenue growth in constant currency in most of our markets. Management continued to focus on improving our operating leverage and operational efficiency. These efforts were effective and resulted in meaningful increases in the three key performance metrics we use to incent and reward our NEOs:

•	Diluted Earnings Per Share (“EPS”) (1) in constant currency was $6.21, an increase from $5.30 in 2014

•	Return on Invested Capital (“ROIC”) (1) in constant currency was 15.7%, an increase from 14.6% in 2014

•	Operating Profit Margin Percent (“OPMP”) (1) was 3.65%, an increase from 3.46% in 2014

(1)
EPS, ROIC and OPMP have been calculated for 2015 and 2014 in accordance with our compensation plans. See page 48 for an explanation of the calculations of each of these metrics. For 2015, the Committee exercised negative discretion, and utilized a lower EPS figure of $6.08, rather than $6.21, in calculating annual incentive compensation. This adjustment excluded from the EPS calculation the benefit of significant share repurchases the company completed in 2015, except to the extent necessary to offset dilution resulting from shares issued under equity plans. As reported, EPS and ROIC were $5.40 and 13.6%, respectively.

Beginning in 2015, our Executive Compensation and Human Resources Committee (the "Committee") determined that our key performance metrics of EPS and ROIC should be calculated and measured on a constant currency basis to ensure that payments under our annual incentives reflect the underlying performance of our businesses. By eliminating the impact of changes in foreign currency exchange rates (for example, the US Dollar appreciated 12% against the Euro in 2015), we are better able to capture year-over-year changes in underlying performance. As such, the EPS and ROIC figures used for compensation purposes and disclosed above are based on constant currency.

We Manage Our Business in Light of Global Macroeconomic Forces, Business Cycles and Complexity

ManpowerGroup derives over 84% of its revenues from outside the United States, with the largest portions coming from the Company’s operating segments in Southern Europe (36%), Northern Europe (28%) and Asia Pacific Middle East (12%). Our business is truly global in nature and complexity, with over 27,000 employees and over 600,000 associates connected with clients worldwide on any given day. Our worldwide network serves global, multinational and local companies in 80 countries and territories. We placed approximately 3.4 million people in jobs in 2015, and provided a broad range of workforce solutions including recruitment and assessment, training and development, career management, outsourcing and workforce consulting.

Our results are highly dependent on labor market conditions, business cycles and other macroeconomic forces. During periods of recovery, we typically expect to see improvements in revenue, operating profit margin, and ROIC. During declines in the economic cycle, or periods of economic uncertainty, our revenue will often decline as our clients scale back use of our services due to reduced demand for their products and services. We have used periods of economic weakness and uncertainty to streamline our cost structure, such as the simplification and cost recalibration plan we began in 2012 and 2013. Despite an uneven global economic recovery, our strong operating discipline contributed to an increase in earnings of 12.8% in constant currency, or -2.0% as reported, for ManpowerGroup in 2015.

Our Executive Pay is Designed to be Variable and Affordable

We believe the interests of our shareholders are served when strong operating performance drives enhanced financial performance. Therefore, the pay for our CEO and our other senior executives is closely aligned with our results, and their compensation varies year-over-year based on whether they have achieved collective and individual performance goals set by our Committee. This also reflects our philosophy of affordability — compensation is higher when our executives have delivered financial results that make it affordable for the Company and lower when financial results decline and make it less affordable for the Company.

We Focus on Three Key Performance Metrics
In 2015, we continued to focus on three performance metrics that we believe reflect whether we are running our businesses successfully for our shareholders.

•	Earnings Per Share. Focuses our NEOs on producing financial results that align with the interests of our shareholders. We believe this metric is a critical measure of executive performance.

•
Return on Invested Capital.    Even though we operate in the services industry, our business is capital intensive. We must pay our associates and consultants before we typically bill and collect from our clients. Our “ROIC” metric measures how efficiently and quickly we are converting our services into cash.

•
Operating Profit Margin Percent.    Measures how efficiently our NEOs have deployed our operating resources to generate a profit. We believe using this metric drives a long-term focus on achieving sustainable profits.

In addition to these three metrics, the Committee also sets individual operating objectives for each executive officer.

We Utilize a Broad Group of Comparators for Compensation

It is difficult to find an industry-specific group of peer companies for benchmarking our executive compensation. We are significantly larger than other U.S.-listed companies in our industry (with $19.3 billion in revenue in 2015, compared to $5.5 billion of our nearest U.S.-listed competitor). Our two largest competitors, Adecco and Randstad, are based in Europe, and although the Committee reviews available compensation data for these two companies, their pay practices are different, and full compensation information is not disclosed. To ensure that we are utilizing meaningful data, the Committee’s independent compensation consultant, Mercer, has customized a peer group, which consists of 85 companies within the S&P 500 and is designed to properly benchmark our NEOs' compensation against the relevant talent marketplace. The Committee believes that using this group provides a robust basis for comparing us to companies of similar scale and also represents the universe of top-tier companies we consider when looking for executive talent. The median revenue of the peers approximates that of ManpowerGroup, with a range of 70% to approximately 200% of our revenue.

Key Compensation and Governance Policies

We were pleased that our shareholders overwhelmingly approved the non-binding advisory vote on our executive compensation in 2015 with approximately 96% of votes cast in favor of the proposal. The Committee continually reviews the Company’s executive compensation program to maintain compensation practices that are in the best interests of our shareholders. Some of our key policies are summarized below:

What We Do:

•	We tie pay to performance, including the use of performance share units. The majority of executive pay is variable.

•	We use double triggers in our severance agreements and our equity awards.

•	We maintain significant stock ownership guidelines for our NEOs.

•	The Committee engages an independent compensation consultant that works solely in support of the Committee.

•
We listen to our shareholders. In addition to an annual “say-on-pay” advisory vote, we regularly reach out to leading shareholders and their advisory firms to discuss our governance and executive compensation. In 2015, we met with many of our largest shareholders to review these topics and ensure our programs are well-understood and consistent with their expectations.

•
We adjust our programs based on shareholder input. For example, in the past, we received comments that the performance period we utilized in our performance share unit program was too short. Based on that feedback, beginning in 2014, the Committee moved the performance period for our performance share units to a 3-year, rather than a 1-year, measurement period.

What We Don’t Do:

•
We do not reward our NEOs on Total Shareholder Return (“TSR”) as a performance metric. In our experience, our stock price can rise or fall quickly, often in advance of perceived changes in the global business climate. These fluctuations are often de-coupled from the fundamentals of our business. We believe other performance metrics are more effective at incenting executive performance, and we do not make use of TSR. Instead, our Committee sets meaningful targets each year for our three key metrics.

•	We do not provide tax gross up payments for any amounts considered excess parachute payments.

•	We do not pay dividends on performance share units.

•	We do not permit the repricing of stock options without prior shareholder approval, except in connection with a transaction.

•	We do not permit executives to engage in short-selling of ManpowerGroup securities or trading in puts and calls on ManpowerGroup securities.

•	We do not permit our NEOs to pledge shares of our common stock.

•	We do not provide excessive perquisites to our NEOs.

We Maintain Strong Compensation and Corporate Governance Practices:

Over the years we have continued to enhance our compensation and corporate governance practices:

•	Use ROIC as a key performance metric: We replaced Economic Profit with ROIC to more clearly measure how effectively we are using our capital.

•
Return to 3-year performance period for performance share units:    We returned to a 3-year performance period for performance share units to better align the interests of executive officers with long-term shareholder value.

•
Further Expanded Use of Performance-Based Equity:    We modified our long-term incentive program to increase our use of performance share units to represent over 60% of long-term equity grants to all of our NEOs.

•	Elimination of classified board: We eliminated our classified board structure and hold annual elections of directors.

•
Strengthened role of lead director:    We eliminated a practice in which we rotated our lead director annually. Today, our board appoints a lead director with the intent that the individual will serve for at least three years. The roles and responsibilities of the lead director have been clarified, and the lead director receives additional compensation for serving in this role.

•
Adoption of clawback policy:    Even though the SEC has not adopted final rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding clawback requirements, we believe it is an important feature of an executive compensation program. Under our clawback policy, if the Committee determines an employee engaged in intentional misconduct that causes a financial restatement, it may revoke any outstanding awards, including cash incentives or equity awards, that were received as a result of the misconduct.

•
Tightened Stock Ownership Guidelines:    Senior executives who have not met their individual ownership requirement must hold 50% of any of the shares they receive from an exercise or vesting of awards until the requirement is satisfied.

CEO Compensation Continues to Follow our Guiding Principle of Pay-For-Performance

We remain committed to performance-based compensation. Approximately 73% of Mr. Prising’s 2015 target compensation was tied to Company performance and 87% of his total pay was variable. As a result of our strong financial performance in 2015, Mr. Prising’s total compensation in 2015 was 108% of target. The discussion below highlights each component of Mr. Prising’s compensation in 2015.

Annual Cash Incentive: Payout Was 139% of Target.    In light of the financial performance of the Company and the Committee’s assessment of Mr. Prising’s achievement of his operating objectives as CEO, Mr. Prising’s annual cash incentive payout was 139% of target.

The following table shows the actual cash incentive payout to Mr. Prising for 2015:

	2015 Actual Payout $	% Compared to Target
EPS Goal	811,800	123%
ROIC Goal	891,000	135%
Operating Objectives	597,200	181%
Total ($)	2,300,000	139%
Long-Term Equity Awards: Approximately 60% are Based on Performance.    Mr. Prising’s 2015 compensation package included three long-term equity components:

•
Approximately 60% of long-term awards were performance share units. Similar to 2014, these performance share units use a three-year performance period. They are calibrated to Operating Profit Margin Percent, which the Committee believes correctly focuses executive officers on long-term profitability. Following completion of the 2015-2017 performance period, the Committee will compare Operating Profit Margin Percent performance against target levels.

•	Approximately 20% of long-term awards were stock options that vest over a four year period.

•	Approximately 20% of long-term awards were restricted stock units that cliff vest in full after three years.

Realizable Pay Reflected Stock Price Fluctuations.    Although we do not utilize TSR as a performance metric, we calculated realizable pay for Mr. Prising to show the impact of Company performance and stock price on his compensation granted or awarded during the year. The Company enjoyed strong operating performance in 2015 and stock price appreciation from $68.17 on January 1, 2015 to $84.29 as of December 31, 2015. However, the year-end price of $84.29 as of December 31, 2015 resulted in Mr. Prising’s calculated realizable pay being $8.7 million for 2015. This is slightly less than his total compensation of $9.1 million shown in the Summary Compensation Table using SEC reporting methodology because the intrinsic value of his stock options at the end of the year was less than the fair value of the options at the date of grant as reported in the Summary Compensation Table. In 2014, Mr. Prising's realizable pay was substantially less than his reported compensation, despite strong operating performance, due to the decline in the Company's stock price in 2014. See page 58 for further details.
Other Compensation Was Limited.    The level of perquisites provided to Mr. Prising is limited. In 2015, we provided a car lease to him under our broad-based auto program, in which Mr. Prising was responsible for 25% of the lease payments. Effective February 2016, Mr. Prising is no longer participating in that program. We also reimburse him for financial planning expenses which are capped at $12,000 per year. Besides these two items, Other Compensation in 2015 also included a company match and profit sharing contribution under our Nonqualified Savings Plan, in which Mr. Prising has elected to participate. Mr. Prising does not have a current pension plan, and does not participate in the Company’s 401(k) plan.

Objectives of Compensation Program
In making decisions regarding compensation elements, program features and compensation award levels, ManpowerGroup is guided by a series of principles, listed below. Within the framework of these principles, ManpowerGroup considers governance trends, the competitive market, corporate, business unit and individual results, and various individual factors.
ManpowerGroup’s executive compensation guiding principles are to:

•
Pay for results:    We tie a significant portion of compensation to the achievement of Company and business unit goals as well as to recognize individual accomplishments that contribute to ManpowerGroup’s success. For example, in 2015, approximately 60% of the CEO’s and 57% of the CFO’s target compensation, respectively, (and approximately 57% for the other NEOs) was tied to short- and long-term financial performance goals.

•
Not pay for failure:    We set threshold goals for each performance-based incentive element of our executive compensation program. The Committee believes these threshold goals are the lowest acceptable levels at which it is appropriate for the NEOs to receive an award. If the threshold level is not met, NEOs do not receive a payout related to that performance measure. In 2015, all of the executives met at least the threshold level for each performance-based incentive element.

•
Align with shareholder interests:    The Committee sets performance goals and chooses compensation elements that closely align executives’ interests with those of shareholders. For example, performance share units, which make up approximately 40% of target compensation for both the CEO and CFO, respectively, are tied to operating profit margin, an incentive correlated with shareholder value because the higher the profit margin, the more valuable the Company becomes. Stock options and restricted stock units are directly aligned with shareholders’ economic interests as the ultimate value the NEOs realize is dependent upon the value of our stock. In addition, a substantial portion of the annual cash incentive awards paid to our CEO and CFO are based on achievement of EPS and ROIC goals for the year.

•	Pay competitively: In order for ManpowerGroup to be successful, we need senior executives who have the capability and experience to operate in a global and complex environment. The Committee believes it must provide pay opportunities to the NEOs that are competitive in order to attract and retain executives of this caliber.

•	Balance cash and equity: We balance the mix of cash and equity compensation to align compensation to both long- and short-term results of the Company.

•
Use internal and external performance reference points:    We evaluate the elements of our compensation program against appropriate comparator company practices as well as other executives within the Company with the same responsibilities and experience. However, identifying our competitive market is a challenge. See page 43 for further information regarding our competitive market.

•
Recognize the cyclical nature of our business:    Our business is highly cyclical and our financial results are impacted by global economic cycles, which are difficult to predict. In determining executive compensation, the Committee tries to strike an appropriate balance between fixed and variable pay, and to create meaningful incentives at all points in an economic cycle.

•
Attract and retain executives:    The Company structures its compensation program for the NEOs so that the overall target outcome generally falls within the median of the competitive market. The Committee believes this is the appropriate level to provide in order to attract and retain executives with the experience and capabilities we need.

•
Assure total compensation is affordable:    Our NEOs’ compensation is variable year-over-year, which means compensation is higher when financial objectives are achieved and incremental compensation is more affordable for the Company and compensation is lower when financial results decline and it is less affordable for the Company. In addition, payouts under the annual cash incentive plan and the performance share units are capped at the outstanding performance levels, which make the maximum cost predictable and ensures affordability.

•
Clearly communicate plans so that they are understood:    We clearly communicate to each NEO their specific goals, targets and objectives under the various elements of the compensation program to ensure our executives are focused on achieving the financial and operational results that the Committee believes will best promote shareholder value.

Say on Pay and Say on Frequency Votes
ManpowerGroup held a non-binding shareholder advisory vote at its 2015 Annual Meeting of Shareholders to approve the compensation of ManpowerGroup’s NEOs, also known as “Say on Pay.” This shareholder resolution was approved by approximately 96% of the votes cast, similar to 2014. We believe our annual “say on pay” vote represents an important opportunity for our shareholders to respond to our executive compensation programs. Because of the high shareholder approval ratings in both 2014 and 2015, which we believe demonstrates our shareholders' satisfaction with the alignment of our NEOs' compensation with the Company's performance, we did not make significant changes to the compensation program for 2016.
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that shareholder votes on the frequency of Say on Pay be held at least once every 6 years. The next shareholder vote on frequency will occur at the Company's 2017 Annual Meeting of Shareholders.

Shareholder Engagement
The Board of Directors believes shareholder engagement is an important part of its governance practices. In 2015, members of executive management engaged with many of the Company's largest shareholders to provide perspective on the Company's governance structure and compensation philosophies and to ensure that the Board of Directors and management understand and address the issues that are important to our shareholders.

Compensation Elements
The following are the main elements used by ManpowerGroup in its compensation program in 2015 along with key decisions by the Committee related to those elements:
2015 Compensation Program Elements

Compensation Element	Key Characteristics	Objective and Determination	2015 Decisions

Base Salary	Fixed compensation for performing the core areas of responsibility in amounts that are competitive in the markets in which we operate.
Provide a fixed compensation for performing the core areas of responsibility of the NEO. These are reviewed annually and adjusted when appropriate.

Factors used to determine base salaries:

•  NEO’s experience, skill, and performance.

•  The breadth of the NEO’s responsibilities.

•  Internal equity among other NEOs.

•  Pay relative to market.

•  None of the NEOs received an increase in base salary in 2015.

•  Mr. Prising's and Mr. Green's 2015 salary in the Summary Compensation Table on page 61 reflects a full year as CEO and COO, respectively.

•  Mr. Joerres received a decrease in his base salary in connection with his continued transition to the role of Executive Chairman. Mr. Joerres retired from the Company on December 30, 2015.

Annual Incentive Award	Variable compensation payable in cash based on performance against annually established goals and assessment of individual performance.
Motivate and reward NEOs for achievement of key strategic, operational and financial measures over the year.

Measures used to determine annual incentive:

•  The maximum aggregate annual incentives earned by the NEOs subject to the Manpower Inc. Corporate Senior Management Annual Incentive Pool Plan (“Pool Plan”) cannot exceed a certain percentage of gross profit (the “Pool”). Each NEO in the Pool Plan cannot earn more than his or her allocated portion of the Pool. The annual incentive is further limited by the Committee’s negative discretion.

•  The Pool for 2015 was $24.7 million. Mr. Prising’s portion of the Pool for 2015 was $5.9 million. However, the individual limit under the Pool Plan is $5 million, which was less than his share of the Pool.

•  Each participant in the Pool Plan received an incentive significantly below his or her allocated portion of the Pool.

•  The EPS and ROIC levels achieved were above the target levels.

Compensation Element	Key Characteristics	Objective and Determination	2015 Decisions

•  The Committee uses performance metrics and individual operating objectives to determine the actual payout to the NEOs.

•  The performance metrics used to determine NEOs annual incentive were:

•  EPS and ROIC for all NEOs.

•  Adjusted Operating Unit Profit (AOUP) for Mr. Chandrashekar, who has responsibility for an operating unit (e.g. for a geographical region). See page 49 for the definition of AOUP.

•  The AOUP level for Mr. Chandrashekar was between the Threshold and Target level.

•  Each of the NEOs received a percentage of their incentive for achieving a specified level of the operating objectives.

•  See page 47 for more information.

Performance Share Units
Variable compensation payable in shares of stock.

The performance share units vest based on achievement of a pre-established performance metric over a period of time. If goals are not met, shares are not received.

Motivate and reward NEOs for performance against long-term financial objectives to align the interests of the NEOs with long-term shareholder value. Target amount awarded is determined based on job scope, market practice and individual performance.

Measures used to determine performance share units earned:

•  A threshold level of average operating profit margin percent must be achieved during the 2015-2017 performance period to receive any PSU vesting.

•  Payout levels for threshold, target and outstanding results are determined, and the actual payout percentage is calculated by interpolation.

•  However, if average operating profit does not meet a certain pre-determined dollar “gate” over the 2015-2017 performance period, NEOs will not receive more than 100% of the target level payout.

•    In 2015, performance share units represented approximately 60% of the total long-term equity incentive grants awarded to all of the NEOs. In the case of Mr. Joerres this figure exceeded 70%.

•    See page 54 for more information.

Compensation Element	Key Characteristics	Objective and Determination	2015 Decisions

Restricted Stock Units	Variable compensation payable in shares of stock. 100% of the restricted stock units vest on the third anniversary date.
•  Restricted stock units cliff vest in full after three years and are paid in stock.

•  Through stock price and dividend equivalents, restricted stock units directly align NEOs with the shareholders and add balance to the compensation program as they provide both upside potential and downside risk and add an additional retention incentive.

•  Amount awarded is determined based on job scope, market practice and individual performance.
• Approximately 20% of all of the NEOs' long-term equity incentive grants in 2015 were in the form of restricted stock units. In the case of Mr. Joerres, this figure was approximately 30%.

Stock Options	Nonqualified stock options that expire in ten years and become exercisable ratably over four years.	• Align the interests of the NEOs with long-term shareholder value as well as retain executive talent. Amount awarded is determined based on job scope, market practice and individual performance.	• Approximately 20% of all of the NEOs’ long-term equity incentive grants in 2015 were in the form of stock options, except for Mr. Joerres who did not receive stock options in 2015.

Qualified Retirement Plans	None.
•  No pension plan benefit in the United States, as we froze the qualified, noncontributory defined benefit pension plan, as well as the nonqualified, noncontributory defined benefit deferred compensation plans as of February 29, 2000.

•  No 401(k) plan because of limitation on participation to highly compensated employees under the rules governing such plans, except that NEOs are eligible to participate in the catch-up contributions for individuals over the age of 50. None of the NEOs participate in the catch-up contributions.

Compensation Element	Key Characteristics	Objective and Determination	2015 Decisions

Nonqualified Savings Plan
Similar to a 401(k) plan, however not as flexible in regards to timing of the payouts of the retirement benefits for nonqualified plans. These benefits are unsecured and subject to risk of forfeiture in bankruptcy.
		• Used to provide NEOs with reasonably competitive benefits to those in the competitive market.	• Mr. Prising, Mr. Van Handel, Ms. Swan and Mr. Joerres participated in the NQSP in 2015.

Career Shares
Used selectively by the Committee, taking into account what is most appropriate for an NEO in view of the retention incentive provided by the award. Restricted stock units vest completely on a single date several years into the future.

•  Used as a retention incentive in the form of restricted stock units and to supplement deferred compensation benefits to executives. The Committee considers each year whether to make any such grants and to whom.
• None of the NEOs received a career share grant in 2015.

Other Benefits	Used to attract and retain talent needed in the business.
•  Additional benefits include financial planning reimbursement and broad-based automobile benefits, selected benefits for expatriate executives, participation in broad-based employee benefit plans, and certain other benefits required by local law or driven by local market practice.
• Limited participation by the NEOs in these programs.

Pay for Results

Our executive compensation program is designed to motivate our NEOs to contribute to the Company’s long-term performance and success. As such, the following pay components include pay for results features:

•
Annual Incentive Award:    Performance goal ranges for our cash-based annual incentive award were established for Mr. Prising, Mr. Van Handel, Mr. Green, Ms. Swan and Mr. Joerres for the performance metrics EPS and ROIC. For Mr. Chandrashekar, performance ranges were established for EPS, ROIC and AOUP, since his responsibilities included an operating unit. Award opportunities are established for achievement at threshold, target and outstanding levels. Payouts are generally based on actual performance on these metrics as well as the individual operating objectives for each NEO. However, NEOs who are subject to the Pool Plan cannot receive more than their allocable share of the Pool established under the Pool Plan. The maximum aggregate annual incentives that can be earned by the NEOs under the Pool Plan is determined using a percentage of gross profit. The higher the gross profit, the larger the Pool. See page 47 for further discussion regarding the use of the Pool Plan.

•	Long-Term Incentive Awards:

•
Performance Share Units — Approximately 60% of the NEOs’ long-term awards for 2015 were made in the form of performance share units, except for Mr. Joerres where performance share units represented 70% of his long-term awards. As stated earlier, the NEOs receive a certain number of shares of stock at the end of a specified period based on achievement measured against pre-established performance goals for that period, typically operating profit margin percent. Similar to 2014, the Committee used a three-year performance period (2015-2017) for performance share unit awards. Award opportunities are established for achievement at threshold, target and outstanding levels. The Committee believes using operating profit margin percent is appropriate because it is a driver of shareholder value.

•
Stock Options — Approximately 20% of the NEOs’ long-term awards are made in the form of stock options, except for Mr. Joerres who did not receive a stock option grant in 2015. The Committee believes stock options provide an important overall longer term incentive for the NEOs to try to maximize value of ManpowerGroup’s stock. Because stock options are granted at a specific value on the date of grant, the ultimate compensation realized will depend on the stock price at the time of exercise.

Target Total Compensation
Target total compensation is the value of the compensation package that is intended to be delivered based on performance against pre-established goals. The following chart illustrates for each of the NEOs the composition of his or her target total compensation for 2015 among the various compensation elements:

2015 Target Compensation Components
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
13%
20%
40%
13%
14%
17%
17%
40%
13%
13%
16%
16%
41%
14%
13%
24%
18%
35%
12%
11%
26%
19%
33%
11%
11%
14%
17%
48%
21%
Prising
Van Handel
Green
Chandrashekar
Swan
Joerres
Base Salary
Annual Incentive Target
Performance Share Units
Stock Options
Restricted Stock Units

The Committee’s compensation consultant, Mercer, provides the Committee with market data that is used in setting target levels for compensation for the NEOs. Actual compensation paid out to the NEOs in a given year may vary significantly from the target levels depending on the actual performance achieved under the pre-established financial and operating goals set by the Committee. The target compensation is detailed for each

NEO in the following table. This table outlines the values of the various elements and the percentage of each NEO’s total target compensation package that is variable (both short- and long-term) and performance-based (both short- and long-term).
2015 NEO Target Compensation

NEO	Base Salary	Annual Incentive	Stock Options(1)	Performance Share Units(1)	Restricted Stock Units(1)	Total 2015 Target Comp	% Total Variable 2015 Target Comp(2)	% Total 2015 Target Comp Performance- Based(3)
	$	$	$	$	$	$
Jonas Prising	1,100,000	1,650,000	1,128,009	3,384,063	1,128,072	8,390,144	87%	73%
Michael J. Van Handel	660,000	660,000	520,013	1,560,028	520,009	3,920,050	83%	70%
Darryl Green	800,000	800,000	700,008	2,100,049	700,042	5,100,099	84%	71%
Ram Chandrashekar	568,035	426,026	280,020	840,051	280,017	2,394,149	76%	65%
Mara E. Swan	560,000	420,000	240,014	720,054	240,069	2,180,137	74%	63%
Jeffrey A. Joerres	900,000	1,125,000	—	3,104,508	1,330,503	6,460,011	86%	65%

(1)	The value of equity awards in this table represents the grant date fair value of the equity awards at the target levels granted in 2015, as computed in accordance with FASB ASC Topic 718.

(2)	Includes annual incentive, stock options, performance share units and restricted stock units.

(3)	Includes annual incentive, stock options and performance share units.
Balancing Short- and Long-Term Compensation
The Committee also considers how much incentive compensation is short-term in nature, and how much is long-term, with the intention that a significant portion of incentive compensation be based on the long-term performance of the Company. This reduces the risk that executives will place too much focus on short-term achievements to the detriment of the long-term success of the Company.

The following chart details how incentive compensation is allocated between short-term (annual cash incentive) and long-term incentive compensation (stock options, performance share units and restricted stock units) for each of the NEOs.

Market Positioning: We Target Compensation Outcomes to the Median of the Competitive Market

The Company’s practice is to target compensation outcomes generally to the 50th percentile of compensation paid in the competitive market for target results. Our maximum award opportunities for outstanding results are generally set to approximate the 75th percentile of the competitive market. This is not strictly formulaic and some compensation levels or award opportunities may fall above or below the reference points. When setting each component of compensation, the Company takes into consideration the allocation of awards in the competitive market between current cash compensation and non-cash compensation including stock options, performance share units and restricted stock units.

How We Determine the Competitive Market: Challenges in Identifying a Relevant Peer Group

Our Committee has devoted considerable effort to identifying an appropriate competitive market for benchmarking our executive compensation, given that we are significantly larger and more global in scope than other U.S.-listed companies in our industry. The following outlines the analysis by the Committee, and its independent compensation consultant, Mercer, to develop meaningful peer groups.

The Committee primarily utilizes a customized peer group developed by Mercer consisting of companies within the S&P 500. For ManpowerGroup, Mercer has removed companies that are not comparable to us, to arrive at a research subset of 85 companies within the S&P 500 with minimum revenues of approximately $14 billion, maximum revenues of approximately $39 billion, and median revenues of $21 billion. The Committee believes that using this group provides a robust basis for assessing the competitive range of compensation for senior executives of companies of ManpowerGroup’s scale and that it also represents the universe of top-tier companies we consider when looking for executive talent. A list of the companies included in the peer group used by ManpowerGroup in 2015 is attached as Appendix C-1.

One reason we utilize the customized set of comparison companies is that it is difficult to find an industry-specific group of peer companies. Our two largest competitors, Adecco and Randstad, are based in Europe, and although we review available compensation data for these two companies, their pay practices are different and full compensation data is not disclosed. Our nearest U.S. public competitor had revenue of approximately $5.5 billion in 2015 compared to our revenue of $19.3 billion and the other U.S. public competitors are even smaller. Mercer has confirmed to the Committee that attempting to use such competitors would not produce meaningful data.

The Committee secondarily utilizes data from U.S. compensation surveys published by Mercer and other third-party data providers that are recommended by Mercer as a means to evaluate compensation for each NEO’s position. For the CEO and CFO, their positions were typically compared to companies within the subset group of the S&P 500. For the Executive Chairman, the Committee reviewed data regarding the relationship of the position to CEO pay for S&P 500 companies with an Executive Chairman. For NEOs with responsibility for leading a business unit, their positions were compared with U.S. compensation survey data of similar sized groups and divisions. Compensation for global functional leaders was compared against U.S. compensation survey data recommended by Mercer for executives with similar roles and responsibilities, but not against the subset of S&P 500 companies. For executives whose positions were located outside of the U.S, ManpowerGroup also took into account international (regional and local) compensation survey data in an effort to set compensation that is not only equitable among the members of a global team, but also competitive within the global markets where ManpowerGroup competes for talent.

Market data utilized by the Committee for benchmarking included the following survey data recommended by Mercer:

NEO	Market Data Utilized
Mr. Prising	S&P 500 Data for CEOs (Chairman and non-Chairman)
U.S. Published Surveys for CEOs
Mr. Van Handel	S&P 500 Data for CFOs
U.S. Published Surveys of CFOs
Mr. Green	S&P 500 Data of Top Division Executives
U.S. Published Surveys of Top Division Executives
Mr. Chandrashekar	U.S. Published Surveys of Top Division Executives
S&P 500 Data of Top Division Executives
Asia Published Survey for Top Divisional Executives
Ms. Swan	U.S. Published Survey of Top HR Executives
Mr. Joerres	Relationship of Executive Chairman pay to CEO pay of S&P 500 companies

Finally, the Committee does make use of the comparison data from staffing industry competitors, but only to consider the executive compensation practices of these firms. As noted above, the Committee believes the executive positions at these companies are not comparable in scope and complexity to the NEO positions at ManpowerGroup. Therefore, the Committee does not believe that the compensation levels paid to executives at these companies provide an appropriate indicator of the competitive market for ManpowerGroup NEOs. A list of the companies in the industry-specific comparator group is attached as Appendix D-1.

For our NEOs, the following table illustrates how the total opportunity at target performance for total direct compensation for 2015 compared to the median compensation of executives in similar positions taken from the composite of the peer group and U.S. survey data considered.

Total Direct Compensation

% Variance to Median of Competitive Market
NEO	Subset of S&P 500/ U.S. Survey Data Composite
Jonas Prising	(29)%
Michael J. Van Handel	24%
Darryl Green	27%
Ram Chandrashekar(1)	103%
Mara E. Swan(2)	34%
Jeffrey A. Joerres	4%

~~----------------~~

(1)
In 2015, Mr. Chandrashekar was based in Asia, and international survey data was also used as a secondary source in setting his compensation. Such international data is not included in the composite reflected in this table.

(2)	Compensation for Ms. Swan, who is a global functional leader, was compared against U.S. compensation survey data recommended by Mercer, but not against the subset of S&P 500 companies.

Mr. Prising’s target compensation falls below the median total direct compensation when benchmarked against survey data for CEOs. The Committee determined this was appropriate because Mr. Prising's tenure as CEO is less than two years. For Mr. Chandrashekar, his compensation is above the median of any roles his compensation was compared against because of his multiple roles and responsibilities, which the Committee determined was appropriate. For all other NEOs, the Committee determined their target compensation was within a suitable range of the median.

Assessing Individual Factors

An individual NEO’s total compensation or any element of compensation may be adjusted upwards or downwards relative to the competitive market based on a subjective consideration of the NEO’s experience, potential, tenure and results (individual and relevant organizational results), internal equity (which means that comparably positioned executives within ManpowerGroup should have comparable award opportunities), the NEO’s historical compensation, and any retention concerns. The Committee uses a historical compensation report to review the compensation and benefits provided to each NEO in connection with its compensation decisions concerning that NEO.

How the Committee Determines Compensation Levels

The Committee determines the CEO compensation levels, including base salary, establishing and determining the achievement of the financial goals and operating objectives for the annual cash incentives, and any equity-based compensation awards, subject to ratification by the board of directors. Generally, the CEO establishes and determines the achievement of the goals and objectives for the annual incentive for the other NEOs, with the Committee making the final determinations. Similarly, the CEO generally recommends to the Committee any salary adjustments, cash incentive awards or equity-based awards for the other NEOs, which are then evaluated and determined by the Committee. In the case of the former Executive Chairman, however, these determinations were made by the Committee without recommendation from the CEO, and were then presented to the board of directors for ratification. Mercer also provided input to the Committee regarding the final 2015 compensation for all of the NEOs. This input reflected the Company's performance results for 2015, external market references against the peer group, internal compensation references and the individual performance of each of the NEOs. Under the Committee’s charter, compensation for our CEO, CFO and President is subject to ratification by the board of directors. Accordingly, the determinations for Mr. Prising, Mr. Van Handel, and Mr. Green, as well as Mr. Joerres, were ratified by the board of directors.

Setting Annual Incentive Goals and Equity Awards for Mr. Prising

The annual financial goals for the CEO are based on EPS and ROIC for the year. The process begins with collaboration between Mercer and the CFO. Mercer then reviews this outcome with the chair of the Committee, who makes a preliminary decision about the goals. The full Committee then reviews and determines the goals and range of award opportunities for achievement of the goals, including the weighting of each goal for the CEO, subject to ratification by the board of directors. In determining these goals, the Committee considers financial information including historical and projected earnings growth, the prior year financial results and the Company’s expected financial performance for the current year, consulting with management, including financial personnel, and Mercer.

Setting the operating objectives for the CEO begins with the CEO recommending to the Committee the objectives for himself for the year. The Committee reviews and ultimately approves these operating objectives, subject to any adjustments, in the context of ManpowerGroup’s strategic and financial plans.

At each compensation committee meeting during the year, the Committee reviews the progress the CEO is making towards the achievement of his financial goals for the year. After the close of each year, the Committee reviews and approves, subject to ratification by the board of directors, an award amount for the annual cash incentive based on whether the annual objective financial goals have been achieved, the pool allocation earned under the Pool Plan, and based on the CEO’s performance towards each of his annual operating objectives.

The Committee will generally determine and approve equity awards to the CEO and the related vesting schedules, at its regularly scheduled meeting in February each year, subject to ratification by the board of directors. The grant date for the awards is the date the Committee approves the awards. The exercise price for any options granted is the closing price on the date of grant.

As part of the decision making process for the CEO’s compensation matters, any decisions of the Committee or ratifications by the board of directors regarding the CEO’s compensation, are done in executive session without any other management present.

Setting Annual Incentive Goals and Equity Awards for Messrs. Van Handel, Green, Chandrashekar and Ms. Swan

The process for setting the annual financial goals for the other NEOs begins with the CEO and CFO selecting the objective financial metrics and establishing proposed goals for those selected metrics for each of the NEOs. The EPS and ROIC metric is used for each NEO, with the same goals as those used for the CEO. The CEO and CFO determine the proposed goals and award opportunities for Mr. Chandrashekar’s other objective financial metric, AOUP. The Committee reviews these recommended financial goals, makes any adjustments it deems appropriate and then approves the financial goals and range of award opportunities, including the weighting of each goal.

For 2015, Mr. Prising approved the operating objectives for Messrs. Van Handel, Green, Chandrashekar and Ms. Swan.

After the close of each year, the Committee reviews and approves an award amount for the annual incentive to each NEO based on achievement of the NEO’s annual objective financial goals and the pool allocation earned under the Pool Plan. The CEO determines the amount of any award to each of the NEOs for performance towards each of their annual operating objectives. The CEO presents the recommended award for each NEO to the Committee for its review and approval, subject to ratification by the board of directors for Mr. Van Handel and Mr. Green.

The Committee generally determines and approves equity awards to the other NEOs, including vesting schedules, at its regularly scheduled meeting in February each year, subject to ratification of the board of directors in the case of Mr. Van Handel and Mr. Green. These are generally based on recommendations by the CEO (although not with regard to himself). The Committee may make grants to NEOs at other times during the year, as it deems appropriate. The grant date for the awards is the date the Committee approves the awards. The exercise price for any options granted is the closing price on the date of grant.

Setting Annual Incentive Goals and Equity Awards for Mr. Joerres

The process for the former Executive Chairman was similar to the process for the CEO. The annual financial goals for the former Executive Chairman were based on EPS and ROIC for the year. The Committee reviewed and determined the goals and range of award opportunities for achievement of the goals, including the weighting of each goal, subject to ratification by the board of directors. The former Executive Chairman recommended operating objectives for himself, and the Committee reviewed and ultimately approved these operating objectives, subject to any adjustments, in the context of ManpowerGroup's strategic and financial plans.

At each compensation committee meeting during the year, the Committee reviewed the progress the Executive Chairman made towards the achievement of his financial goals for the year. As Mr. Joerres retired on December 30, 2015, under the terms of the Pool Plan, Mr. Joerres would not have been eligible to receive any annual incentive for 2015, as his employment did not include the last day of the fiscal year. However, in light of Mr. Joerres's retirement and his service throughout 2015, the Committee approved payment to Mr. Joerres of his full annual incentive for 2015, based on actual performance results for the objectives approved for him in February 2015. In February 2016, the Committee reviewed and approved, and the board of directors subsequently ratified, an award amount for the annual cash incentive for Mr. Joerres, taking into account the pool allocation earned under the Pool Plan, the annual objective financial goals achieved, and his performance towards each of his annual operating objectives.

The Committee determined and approved equity awards and the related vesting schedules for Mr. Joerres as Executive Chairman, at its regularly scheduled meeting in February 2015, which were subsequently ratified by the board of directors. The grant date for the awards was the date the Committee approved the awards.

As part of the decision making process for the Executive Chairman’s compensation matters, any decisions of the Committee or ratifications by the board of directors regarding his compensation, were done in executive session without any other management present.

Components of the 2015 Executive Compensation Program

Base Salary

Base salaries for NEOs are set near the median of base salaries paid in the relevant competitive market, for the particular position, subject to individual performance factors as described earlier. None of the NEOs received an increase in base salary in 2015. Mr. Prising and Mr. Green's 2015 salary in the Summary Compensation Table on page 61 reflects a full year as CEO and COO, respectively. Mr. Joerres’ base salary decreased to $900,000 effective February 10, 2015, due to his continued decrease in responsibilities.

Base salary levels affect the value of the annual incentive awarded to the NEOs because the incentive award is awarded as a percentage of base salary. A higher base salary will result in a higher annual incentive, assuming the same level of achievement against goals. The level of severance benefit each NEO may receive is also increased if his or her salary is increased. The value of long-term incentive awards is not determined as a multiple of base salary.

Annual Cash Incentives

Pool Plan

As stated earlier, in 2011 our shareholders approved the Corporate Senior Management Annual Incentive Pool Plan (the “Pool Plan”). The design of the Pool Plan sets maximum incentive levels for executives subject to the plan, and then enables the Committee to use negative discretion to establish actual incentives for our NEOs. This is done based on a subjective assessment of the individual’s achievements and performance and overall contribution to the Company and even more importantly, based on the Committee’s assessment of performance towards the pre-specified financial goals and operating objectives which are set at the beginning of the year. The Pool Plan is designed to maintain our ability to deduct the incentives to the greatest extent permitted under Section 162(m) of the Internal Revenue Code.

In February 2016, the Committee approved an amendment to the Pool Plan so that any participant who retires during the year would be entitled to a pro-rata portion of their annual incentive for that year, based on actual performance. Prior to the amendment, a participant who retired prior to December 31 of a given year would not be eligible for any incentive for that year, unless otherwise determined by the Committee.

For 2015, the Committee determined that the aggregate annual cash incentive awards for the NEOs who are subject to the Pool Plan cannot exceed .75% percent of gross profit. The maximum amount of the individual awards for each participating NEO will be the lesser of the shareholder approved maximum individual payout under the Pool Plan of $5.0 million or a percentage of the gross profit pool as approved by the Committee in advance. The total incentive payout to executives cannot exceed 100% of the pool. During the first quarter of 2015, the Committee approved the pool allocations for each of the NEOs as follows: Mr. Prising (24%), Mr. Van Handel (10%), Mr. Green (12%), Mr. Chandrashekar (7%), Ms. Swan (7%), and Mr. Joerres (18%) with the balance of the pool being allocated to other executives and for any new executives hired or promoted during the year. Within this structure, the Committee uses negative discretion to determine incentives for our NEOs by continuing to use the goals of EPS, ROIC, AOUP and various operational objectives to calculate the amount for each of the NEOs, capped by each executive’s allocable share of the pool. Each of the NEOs who was a participant in the Pool Plan for 2015 received a cash incentive payment significantly less than his or her allocable share of the pool.

How the Committee Sets Underlying Goals for EPS and ROIC

As noted above, the Annual Cash Incentives for NEOs are based on two objective factors – EPS and ROIC – plus regional operating unit performance, where applicable, and individual performance objectives. For EPS and ROIC, the Committee sets target outcomes at a number that reflects an annual growth target. As mentioned earlier, beginning in 2015, the Committee determined to exclude the impact of currency when calculating EPS and ROIC to ensure that payments under our annual incentives reflect the underlying performance of our business. Accordingly, they set the EPS and ROIC targets on a constant currency basis. The calculation of EPS and ROIC are as follows:

•
EPS — net earnings per share — diluted, including net earnings from continuing and discontinued operations, but excluding the impact of currency, any cumulative effects of changes in accounting principles, extraordinary items or goodwill impairment.

•
ROIC — consolidated net operating profit after taxes divided by average capital. Net operating profit equals earnings before income taxes plus interest expense and goodwill impairment minus taxes, excluding the impact of currency. Average capital is the average monthly ending balance of capital employed plus or minus adjustments.

The EPS target is generally based on the Company’s targeted long-term growth rate for EPS, but may be adjusted year-by-year based on economic conditions and the Company’s expected financial performance for the year. From that target, the Committee then sets levels for threshold and outstanding performance. The threshold EPS growth rate reflects a level of performance that is below target but still appropriate for a partial award to be earned. Conversely, the outstanding EPS growth rate reflects a level of performance appropriate for the maximum incentive to be earned. So the comparisons are valid between the two years, the growth rates are based on growth over results of the previous year excluding non-recurring items.

The ROIC target is then determined based on the earnings growth reflected by the EPS target as well as consideration by the Committee of factors relating to the Company’s level of capital. The other financial performance metrics under the plan used to determine the annual incentives earned by the other NEOs are determined in a similar way, taking into consideration the economic conditions and expected financial performance of each individual region, where applicable, as well as the overall EPS and ROIC targets. This methodology is not the same as the Company’s financial budgeting or business outlook for the year. As a result, target performance for purposes of achieving an incentive award will not be the same as performance at the budgeted financial plan, which may be higher or lower than target performance depending on economic conditions and trends at the time.

Discussion of Setting Annual Incentive Goals for the NEOs

The Company believes using EPS as a performance goal keeps the NEOs focused on producing financial results that align with shareholder interests. In that regard, ManpowerGroup is in a cyclical business, which is influenced by economic and labor market cycles that are outside of ManpowerGroup’s control, and it is important that the senior executives manage short-term results closely to be able to adjust strategy and execution in quick response to external cycle changes. The Company uses ROIC as a performance goal for the NEOs because it measures how effectively our senior management is converting our services into cash. Although we are a provider of services, and not a manufacturer of products, our business is still highly capital intensive. Our requirement for capital arises from the timing characteristics of our business. We typically pay our associates and consultants before we can bill and collect from our clients. Using an ROIC metric incentivizes our executives to manage our accounts receivable and other capital investments carefully in order to maximize the return on capital deployed. Our goal is to continuously improve our ROIC through year over year increases.

For 2015, the Committee based its EPS and ROIC target levels on the following EPS growth rate goals for threshold, target and outstanding performance:

Goal	Threshold	Target	Outstanding
EPS Growth Rate	0%	10%	29%
In setting the target growth rate, the Committee assumed continuing improvement in global economic conditions. Correspondingly, the growth target for outstanding performance represents what the Committee believes is an appropriate growth rate for outstanding performance. The Committee believes the threshold growth rate is the minimum level at which it was appropriate to earn an incentive mainly due to continued uncertainty in the global economic conditions that existed at the time when the goals were set.

The following table shows the EPS and ROIC goals established by the Committee for 2015, which correspond to the EPS growth targets:

Goal	Threshold	Target	Outstanding
EPS	$5.30	$5.85	$6.85
ROIC	13.5%	15.0%	17.0%

Where an individual executive has specific responsibility for a geographic operating unit, the Committee also uses AOUP as a financial performance metric, to drive profitability in the executive’s business unit, while factoring in the cost of carrying accounts receivable. The calculation of AOUP is as follows:

•	AOUP — Operating unit profit less a cost of net capital.

•	Operating unit profit is equal to revenues less direct costs and branch and national headquarters operating costs translated into U.S. Dollars in constant currency.

•
Cost of net capital is average net capital multiplied by 12%. Average net capital equals trade accounts receivable less allowance for doubtful accounts and other miscellaneous adjustments, calculated based on the average of the monthly ending balances, translated in U.S. Dollars using the same exchange rates as used for operating unit profit.

Annual Incentive Award Opportunities for Mr. Prising

The Committee determined that EPS and ROIC were the appropriate performance metrics in 2015 for Mr. Prising as the CEO. The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Mr. Prising for 2015, as a percentage of his 2015 base salary of $1,100,000:

	Threshold	Target	Outstanding
EPS goal (weighted 40%)	15.0%	60.0%	120.0%
ROIC goal (weighted 40%)	15.0%	60.0%	120.0%
Operating Objectives (weighted 20%)	7.5%	30.0%	60.0%
Total	37.5%	150.0%	300.0%

The operating objectives for Mr. Prising for 2015 are as follows:

•	Meet/exceed growth rate of gross profit of certain competitors

•	Make progress towards strategic plans within each of the brands

•	Develop a strong team and a robust and diverse talent pipeline, including succession planning for key leadership

•	Drive continuing transformation of IT operating model and platform to enhance governance and accelerate business performance
The Committee determined that Mr. Prising earned a cash incentive award for 2015 between target and outstanding for all of his financial objectives in 2015. The Committee also approved an incentive award to Mr. Prising based on its determination of the level of performance towards achievement of his various operating objectives. Based on these accomplishments, the Committee determined to pay the 2015 award to Mr. Prising as follows:

	Target Award	Actual Award
CEO	$1,650,000	$2,300,000

For 2015, the calculation of EPS for Mr. Prising and the other NEOs was adjusted downward by the Committee, exercising negative discretion to adjust for the impact on EPS of significant share repurchase activity during the year. See page 66 for the calculations for Mr. Prising and the other NEOs.

Annual Incentive Award Opportunities for Mr. Van Handel

Similar to the CEO, the Committee determined EPS and ROIC as the appropriate performance metrics for Mr. Van Handel as the CFO.

The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Mr. Van Handel for 2015, as a percentage of his 2015 base salary of $660,000:

	Threshold	Target	Outstanding
EPS goal (weighted 40%)	10.0%	40.0%	80.0%
ROIC goal (weighted 40%)	10.0%	40.0%	80.0%
Operating Objectives (weighted 20%)	5.0%	20.0%	40.0%
Total	25.0%	100.0%	200.0%

The operating objectives for Mr. Van Handel for 2015 are as follows:

•	Meet/exceed growth rate of gross profit of certain competitors

•	Develop diverse leadership that strengthens our capabilities

•	Work with other senior executives to ensure we increase profits, while balancing investments with growth

•	Work with CEO to enhance investor relationships

The Committee determined that Mr. Van Handel earned a cash incentive award for 2015 between target and outstanding for EPS and ROIC. The Committee also approved an incentive award for Mr. Van Handel based on its determination of the level of performance towards achievement of his operating objectives. Based on these accomplishments, the Committee determined to pay the 2015 award to Mr. Van Handel as follows:

	Target Award	Actual Award
CFO	$660,000	$920,000

Annual Incentive Award Opportunities for Mr. Green

Similar to the CEO and CFO, the Committee determined EPS and ROIC as the appropriate performance metrics for Mr. Green as President and COO.

The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Mr. Green for 2015, as a percentage of his 2015 base salary of $800,000:

	Threshold	Target	Outstanding
EPS goal (weighted 40%)	10.0%	40.0%	80.0%
ROIC goal (weighted 40%)	10.0%	40.0%	80.0%
Operating Objectives (weighted 20%)	5.0%	20.0%	40.0%
Total	25.0%	100.0%	200.0%
The operating objectives for Mr. Green for 2015 were as follows:

•	Meet/exceed growth rate of gross profit of certain competitors

•	Develop diverse leadership that strengthens our capabilities

•	Accelerate Experis performance in certain skill verticals

•	Provide operational and strategic insight that aligns with, and supports, the CEO’s objectives
The Committee determined that Mr. Green earned a cash incentive award for 2015 between target and outstanding for EPS and ROIC. The Committee also approved an incentive award to Mr. Green based on its determination of the level of performance towards achievement of his various operating objectives. Based on these accomplishments, the Committee determined to pay the 2015 award to Mr. Green as follows:

	Target Award	Actual Award
COO	$800,000	$1,105,000

Annual Incentive Award Opportunities for Mr. Chandrashekar

The Committee determined that EPS, ROIC and AOUP were the appropriate performance metrics for Mr. Chandrashekar, Executive Vice President, Operational Excellence and IT, and President, Asia Pacific Middle East.

The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Mr. Chandrashekar for 2015, as a percentage of his 2015 base salary of $568,035:

	Threshold	Target	Outstanding
AOUP goal (weighted 40%)	10.00%	30.00%	60.00%
EPS goal (weighted 20%%)	5.00%	15.00%	30.00%
ROIC goal (weighted 20%)	5.00%	15.00%	30.00%
Operating Objectives (weighted 20%)	5.00%	15.00%	30.00%
Total	25.0%	75.0%	150.0%
The operating objectives for Mr. Chandrashekar for 2015 are as follows:

•	Meet/exceed growth rate of gross profit of certain competitors

•	Develop diverse leadership that strengthens our capabilities

•	Drive continuing transformation of IT operating model and platform to enhance governance and accelerate business performance

•	Promote operational excellence by enhancing internal reporting, analytics, and focus on execution
The Committee determined that Mr. Chandrashekar earned a cash incentive award for 2015 between threshold and target for AOUP and between target and outstanding for both EPS and ROIC. The Committee also approved an incentive award for Mr. Chandrashekar based on its determination of the level of performance towards achievement of his operating objectives. Based on these accomplishments, the Committee determined to pay the 2015 award to Mr. Chandrashekar as follows:

	Target Award(1)	Actual Award(1)
EVP, Operational Excellence and IT, and President, Asia Pacific Middle East	$426,026	$460,108

(1)
Mr. Chandrashekar’s target award and actual award received have been translated at an exchange rate of 0.789017 (in U.S. Dollars), which was the exchange rate on February 11, 2014, the date Mr.  Chandrashekar was promoted to Executive Vice President, Operational Excellence and IT and President, Asia Pacific Middle East.

Annual Incentive Award Opportunities for Ms. Swan

The Committee determined EPS and ROIC were the appropriate performance metrics for Ms. Swan, Executive Vice President, Global Strategy and Talent.

The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Ms. Swan for 2015, as a percentage of her 2015 base salary of $560,000:

	Threshold	Target	Outstanding
EPS goal (weighted 40%)	10.00%	30.00%	60.00%
ROIC goal (weighted 40%)	10.00%	30.00%	60.00%
Operating Objectives (weighted 20%)	5.00%	15.00%	30.00%
Total	25.0%	75.0%	150.0%

The operating objectives for Ms. Swan for 2015 are as follows:

•	Meet/exceed growth rate of gross profit of certain competitors

•	Develop diverse leadership that strengthens our capabilities

•	Accelerate performance in certain brands by developing a strategic direction that positions the brand for market leadership

•	Define future desired state and evolution of the client value chain
The Committee determined that Ms. Swan earned a cash incentive award for 2015 between target and outstanding for EPS and ROIC. The Committee also approved an incentive award to Ms. Swan based on its determination of the level of performance towards achievement of her operating objectives. Based on these accomplishments, the Committee determined to pay the 2015 award to Ms. Swan as follows:

	Target Award	Actual Award
EVP, Global Strategy and Talent	$420,000	$580,000

Annual Incentive Award Opportunities for Mr. Joerres

The Committee determined that EPS and ROIC were the appropriate performance metrics for Mr. Joerres for 2015, since he was expected to be substantially involved in the Company until his retirement.

The following chart shows the Committee’s determination of award opportunities for the annual incentive payable to Mr. Joerres as Executive Chairman as a percentage of his 2015 base salary of $900,000:

	Threshold	Target	Outstanding
EPS goal (weighted 40%)	10.0%	50.0%	100.0%
ROIC goal (weighted 40%)	10.0%	50.0%	100.0%
Operating Objectives (weighted 20%)	5.0%	25.0%	50.0%
Total	25.0%	125.0%	250.0%
The Committee established operating objectives for Mr. Joerres for 2015 as follows :

•	Continue to ensure a smooth CEO transition and collaborate with the CEO on key initiatives

•	Provide insights on future organizational needs and market changes

•	Develop solutions opportunities within the Company's global clients
As stated earlier, as Mr. Joerres retired on December 30, 2015, under the terms of the Pool Plan, he would not have been eligible to receive any annual incentive for 2015, as his employment did not include the last day of the fiscal year. However, in light of Mr. Joerres's retirement and his service throughout 2015, the Committee approved payment to Mr. Joerres of his full annual incentive for 2015, based on actual performance results for the objectives first approved for him in February 2015.

The Committee determined that Mr. Joerres earned a cash incentive award for 2015 between target and outstanding for EPS and ROIC. The Committee also approved an incentive award to Mr. Joerres based on its determination of the level of performance towards achievement of his various operating objectives. Based on these accomplishments, the Committee determined to pay the 2015 award to Mr. Joerres as follows:

	Target Award	Actual Award
Former Executive Chairman	$1,125,000	$1,563,750

Long-Term Incentives

Each year the Committee determines the appropriate mix of performance share units, stock options and restricted stock grants that should comprise the long-term incentives for the NEOs. This flexibility allows the Committee to tailor its program to create the incentive structure that it believes will best align executive performance and the needs of the Company. The Committee has determined that the performance needs of the Company are best met through a package of awards for the NEOs made up of 60% performance share units, 20% stock options and 20% restricted stock units. We believe this will further align the NEOs’ interests with long-term shareholder value, particularly as 60% of the awards vest based on performance criteria. For Mr. Joerres, the Committee determined his awards were made of 70% performance share units and 30% restricted stock units. He was not granted stock options in 2015. The performance share units, stock options and restricted stock units awarded in 2015 have the characteristics below. The specific long-term incentive grants for each officer are shown in the Grants of Plan Based Awards table on page 64.

Performance share units.    For the performance share units granted in 2015, vesting will be based on achievement of a pre-established goal for average operating profit margin percent, over a three year period. The Committee believes operating profit margin percent correctly focuses executive officers on the long-term profitability of the Company. Following completion of the 2015-2017 performance period, the Committee will compare operating profit margin percent performance against target levels.

The following table shows the goals established by the Committee for the 2015-2017 performance period for these performance share units and the associated payout percentage:

	Threshold	Target	Outstanding
Average Operating Profit Margin Percent 2015-2017	2.60%	3.60%	4.10%
Payout Percentage	50%	100%	200%

To determine the average operating profit margin percent at the end of the three year period, the actual performance results from each year will be averaged to determine the three-year average performance results. The final award will be determined by using the three-year payout scale relative to the 3-year average performance.

An operating profit “gate” was also established for the performance share units to ensure operating profit margins are achieved without significantly decreasing revenues. This gate was set at $595.0 million, meaning participants cannot receive more than 100% of the target level payout unless average operating profit for the 2015-2017 performance period exceeds $595.0 million.

In February 2013, the Committee approved a special performance share unit grant to Mr. Chandrashekar, who was serving as Senior Vice President, Operational Excellence and IT at the time of grant, for 7,610 shares at the target level. The number of performance shares that could be earned under this grant was based on the performance goal of reducing the Company's selling and administrative expenses as a percent of gross profit. The measurement period for achievement of this performance goal was the 2015 calendar year. Goals were set at the target and outstanding levels. If performance fell below the target level, Mr. Chandrashekar would not receive any of the performance units granted. At the target performance level, Mr. Chandrashekar would earn 100% of the performance share units granted and at the outstanding performance level, Mr. Chandrashekar would earn 150% of the performance share units granted. Any performance shares earned will vest on July 1, 2016.

At the conclusion of the 2015 performance period, the committee determined the Company's selling and administrative expenses as a percent of gross profit was between the target and outstanding level, and approved a performance payout of 124%. Accordingly, Mr. Chandrashekar earned 9,436 performance share units, which will vest in the form of common stock in July 2016.

Stock options.    The Committee uses stock options to align the interests of the NEOs with long-term shareholder value. Consistent with past years, these will vest ratably over a four-year period.

Restricted stock units.    As stated earlier, the Committee chose to include restricted stock units to provide a retention incentive to the NEOs as they are only payable in stock if the NEO remains with the Company through the vesting date. The restricted stock units have a three-year cliff vest.

Career Shares and Deferred Compensation Plans

Career Shares

The Committee selectively grants restricted stock units in order to provide a retention incentive. These career shares vest completely on a single date several years into the future. The Committee considers each year whether to make any such grants, to whom to make such grants and the size of any such grants. None of the NEOs were granted career shares in 2015.

Deferred Compensation Plans

ManpowerGroup maintains tax-qualified 401(k) plans for its U.S. employees. For compliance reasons, once an executive is deemed to be “highly compensated” within the meaning of Section 414(q) of the Internal Revenue Code, the executive is no longer eligible to participate in ManpowerGroup’s 401(k) plans except for "catch-up" contributions for employees over 50. ManpowerGroup maintains a separate non-qualified savings plan for “highly compensated” employees, including eligible executives. The non-qualified plan provides similar benefits to the tax-qualified 401(k) plans, including a company match and profit sharing. However, the nonqualified savings plan is a poor substitute because of the inflexibility as to the timing of the payouts and taxability of the retirement benefits relative to a qualified plan. Furthermore, the plan benefits are unsecured and subject to risk of forfeiture in bankruptcy. The Committee maintains this program in an effort to provide NEOs with reasonably competitive benefits to those in the competitive market.

As required under applicable law, we contribute to the Central Provident Fund of Singapore on behalf of Mr. Chandrashekar. The Central Provident Fund is a nondiscriminatory, tax qualified savings plan operated and managed by the government of Singapore, to which the employers of Singapore-based employees are required to contribute. All employees of our Singapore branch participate in the Central Provident Fund.

Other Benefits

The NEOs participate in the health and dental coverage, company-paid term life insurance, disability insurance, paid time off, and paid holiday programs applicable to other employees in their locality. These rewards are designed to be competitive with overall market practices, while keeping them at a reasonable level. The benefits are in place to attract and retain the talent needed in the business.

ManpowerGroup reimburses NEOs for financial planning assistance. This benefit is provided to ensure that executives prepare adequately for retirement, file their taxes and conduct all stock transactions appropriately. In addition, ManpowerGroup provides memberships in clubs for business entertaining to a limited number of executives. Each executive who is provided such a membership pays the expenses for any personal use of these clubs; however, none of the NEOs used these clubs for personal use in 2015. ManpowerGroup also maintains a broad-based auto program that covers approximately 400 management employees in the U.S., including the U.S.-based NEOs. Pursuant to this program, ManpowerGroup pays 75% of the cost of a leased car for NEOs based in the U.S. who participate in the program. Consistent with local practice in Singapore, where Mr. Chandrashekar is based, ManpowerGroup provided him with a car in 2015.

Except in connection with expatriate assignments, as discussed below, ManpowerGroup does not pay tax gross ups to its NEOs on any of the above benefits.

Severance Agreements

ManpowerGroup has entered into severance agreements (which include change of control benefits) with each of the NEOs. These severance agreements are more fully described on pages 76-78. The Committee believes that severance and change of control policies are necessary to attract and retain senior talent in a competitive market. The Committee also believes that these agreements benefit ManpowerGroup because they clarify the NEOs’ terms of employment and protect ManpowerGroup’s business during an acquisition. Furthermore, the Committee believes that change of control benefits, if structured appropriately, allow the NEOs to focus on their duties and responsibilities during an acquisition.

To align our executive compensation program with best governance practices within the Committee’s philosophy, the Committee has eliminated any tax gross up payments and has adopted double triggers in our severance agreements in order for our NEOs to receive benefits following a change in control.

Additional Executive Compensation Policies

We Have Stock Ownership Guidelines for Executive Officers

The Committee believes that NEOs should hold a meaningful stake in ManpowerGroup to align their economic interests with those of other shareholders. To that end, the Committee adopted stock ownership guidelines that currently require each executive to own a target number of shares based on a salary multiple, dependent on the NEO's position. Under the guidelines, the Committee takes into account actual shares owned by the executive, unvested restricted stock or restricted stock units, and unvested performance share units calculated at the threshold level. The Committee does not consider any stock options or performance share units above the threshold level held by the NEOs. Additionally, to enforce our stock ownership policies, we limit the ability of an executive officer to sell equity until he or she is in compliance with the guidelines. An executive who has not yet met, or who falls below, the stock ownership guidelines, is required to hold 50% of the shares received from the exercise of stock options or the vesting of restricted stock units or performance share units until the ownership guidelines have been satisfied. As indicated in the following table, as of December 31, 2015, each of the NEOs had met these guidelines.

NEO	Target as a multiple of salary	Target value($)	Target number of shares(#)	Number of shares held as of December 31, 2015(#)	Status as of December 31, 2015(1)
Jonas Prising	6	6,600,000	94,011	188,168	Guideline Met
Michael J. Van Handel	4	2,640,000	37,604	100,743	Guideline Met
Darryl Green	4	3,200,000	45,584	67,074	Guideline Met
Ram Chandrashekar	3	1,710,000	24,359	29,511	Guideline Met
Mara E. Swan	3	1,680,000	23,931	60,711	Guideline Met
Jeffrey A. Joerres	5	5,000,000	71,221	(2)	(2)
_______

(1) Under the policy, NEOs have five years from January 1, 2014 to attain the targeted ownership levels.
(2) Mr. Joerres remained in compliance with the stock ownership guidelines through his retirement date of December 30, 2015.

We Have Adopted a Clawback Policy

The Committee maintains a compensation recoupment ("clawback") policy that is applicable to the members of the Company’s senior management. Under the policy, if the Committee determines an employee engaged in intentional misconduct that causes a financial restatement, the Committee may require the employee to forfeit any outstanding awards, including cash incentives or equity awards that were received as a result of the misconduct.

We Prohibit Hedging Transactions

ManpowerGroup has adopted a policy prohibiting designated individuals, including the NEOs, from engaging in short-selling of ManpowerGroup securities and buying and selling puts and calls on ManpowerGroup securities without advance approval. We also do not permit these designated individuals to pledge ManpowerGroup securities. To date, no designated individual has requested approval to engage in such transactions.

We Provide Limited Expatriate Benefits

Part of ManpowerGroup’s executive development strategy includes providing its executives the opportunity to acquire management experience outside of their home country. To facilitate this strategy and to induce the executives to make such a change, ManpowerGroup provides expatriate benefits to its executives who are assigned outside of their home country, which eliminate any tax disadvantages caused by relocation and compensate them for the disruption it causes to them and to their families.

In connection with Mr. Chandrashekar’s role as Executive Vice President, Operational Excellence and IT, and President, Asia Pacific Middle East, Mr. Chandrashekar receives tax equalization payments related to any compensation earned for the time required to be spent in the United States as part of his role. He also receives certain other benefits, including a car and return visit expenses.

Realizable Pay in 2015

We also calculate realizable pay for Mr. Prising. This is a measure of the value of compensation granted or awarded during the reporting year. It shows the impact of Company performance and stock price on potential pay values for Mr. Prising, and provides an alternative means to the Summary Compensation Table on page 61 to evaluate the alignment between pay and performance. In particular, our calculation of realizable pay does not value equity awards using the accounting grant date fair value metric, as required in the Summary Compensation Table under Topic 718. Instead, for realizable pay we measure equity awards at their period-end value, in this case using the year-end stock price on December 31, 2015, of $84.29. For realizable pay our method of calculating equity award values is as follows:

•	Stock Options. We use the “intrinsic value” of the stock options granted to Mr. Prising in February 2015, meaning the spread between the grant price and the price of the underlying stock at year end.

•	Restricted Stock Units. We use the year-end value of the restricted stock units awarded to Mr. Prising in February 2015.

•	Performance Share Units. We calculate performance share units using the target performance shares granted in 2015 and value these shares using the year-end stock price on December 31, 2015.

Our realizable pay calculation reflects the significant equity component of Mr. Prising’s total compensation, and illustrates how the value of Mr. Prising’s 2015 compensation is sensitive to movements in our stock price. The Company enjoyed strong operating performance in 2015 and stock price appreciation with a year-end price of $84.29 as of December 31, 2015. However, Mr. Prising’s realizable pay calculated for 2015 was slightly less than his total compensation shown in the Summary Compensation Table using SEC reporting methodology because the intrinsic value of his stock options at the end of the year was less than the fair value of the option at the date of grant as reported in the Summary Compensation Table. As we have noted previously, stock market fluctuations can occur without regard to, or in disproportion to, the fundamentals of our business, as was the case in 2014. Mr. Prising's realizable pay was substantially less than his reported compensation for 2014, despite strong operating performance, due to the decline in the Company's stock price in 2014.

The table below shows realizable pay for Mr. Prising in 2015 as compared to his compensation as reported in the Summary Compensation Table on page 61.

Supplemental Table of CEO Realizable Compensation

	2015 Compensation As Reported in the Summary Compensation Table	2015 Total Realizable Compensation
Base Salary	$1,100,000	$1,100,000
Annual Incentive	2,300,000	2,300,000
Total Cash	3,400,000	3,400,000
Stock Options	1,128,009	381,211
Restricted Stock Units	1,128,072	1,235,354
Performance share units	3,384,063	3,705,894
Total	$9,040,144	$8,722,459

Other Material Tax Implications of the Executive Compensation Program

Tax implications for ManpowerGroup

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s CEO and three most highly compensated NEOs (other than the CEO and CFO) in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where necessary for covered executives, the Committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. Specifically, the Committee has taken steps to qualify the stock option awards, performance share unit awards and certain awards under the Corporate Senior Management Annual Incentive Pool Plan as performance-based compensation for this purpose. However, the Committee may implement compensation arrangements that do not satisfy these requirements for deductibility if it determines that such arrangements are appropriate under the circumstances. In addition, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the Committee cannot assure that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Tax implications for NEOs

The Committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code. For example, Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The Committee has structured the elements of ManpowerGroup’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs. Section 280G and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change of control and results in the loss of the compensation deduction for such payments by the executive’s employer. The severance agreements with the NEOs limit the amount of the severance payment in the event that the severance payment will be subject to excise taxes imposed under Section 280G, but only where the after-tax amount received by the NEO would be greater than the after-tax amount without regard to such limitation.

REPORT OF THE EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

The Executive Compensation and Human Resources Committee of the board of directors of ManpowerGroup has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Executive Compensation and Human Resources Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Executive Compensation and Human Resources Committee
Edward Zore, Chair
William Downe
Cari M. Dominguez
Elizabeth P. Sartain
John R. Walter

EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Executive Compensation and Human Resources Committee has ever been an officer or employee of ManpowerGroup or any of our subsidiaries or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

Members of the Company’s senior management team have considered and discussed the Company’s compensation policies and practices and specifically whether these policies and practices create risks that are reasonably likely to have a material adverse effect on ManpowerGroup. Management has also discussed this issue with the Executive Compensation and Human Resources Committee and has determined there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on ManpowerGroup.

As ManpowerGroup is located in various countries around the world, we have several incentive plans. Our plans use various financial performance growth metrics, generally relating to profitability. As a result, there is no common incentive driving behavior. We also have controls in place that mitigate any impact these plans might have on us as follows:

•	In general, each of our incentive plans has a threshold, target and outstanding payout level, which is not material to the Company, that is earned based on the results of the financial metrics.

•	The annual incentive and PSU awards are capped at a maximum level such that employees cannot receive a bonus that is significant enough to create a significant risk to the Company.

•
We have multiple financial metrics under the annual incentive which focus on company-wide and segment-wide goals and objectives, and the results of those metrics are reviewed and approved at multiple levels in the Company.

•	Each of the NEOs is subject to stock ownership guidelines.

•	We have adopted a clawback policy.

•	We do not permit executives to engage in short-selling of ManpowerGroup securities or trading in puts and calls on ManpowerGroup securities.

•	We do not permit our NEOs to pledge shares of our common stock.

•
There is an approval process of the various incentive plans in each country, which are approved by the country manager and financial manager in the respective country to ensure the growth metrics are based on company performance.

Based on the above factors, we do not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on ManpowerGroup.

Summary Compensation Table

The table below sets forth the compensation information for our NEOs during the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013. Mr. Chandrashekar was not an NEO in 2013, therefore, in accordance with the SEC’s disclosure rules, his compensation for that year is not included in the tables below. All amounts are calculated in accordance with SEC disclosure rules, including amounts with respect to our equity compensation plan awards, as further described below.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Jonas Prising(5)	2015	1,100,000	—	4,512,135	1,128,009	2,300,000	—	74,742	9,114,886
CEO	2014	950,000	—	4,480,145	1,120,034	2,015,000	—	55,484	8,620,663
	2013	650,000	—	2,550,094	450,002	908,375	—	93,534	4,652,005

Michael J. Van Handel	2015	660,000	—	2,080,037	520,013	920,000	(1,709)	74,820	4,253,161
CFO	2014	660,000	—	2,080,100	520,021	1,029,600	20,135	62,010	4,371,866
	2013	600,000	—	1,750,020	750,009	1,048,800	(11,260)	47,594	4,185,163

Darryl Green	2015	800,000	—	2,800,091	700,008	1,105,000	—	47,429	5,452,528
President & COO	2014	750,000	—	2,800,146	700,032	1,104,953	—	124,179	5,479,310
	2013	650,000	—	1,050,054	450,002	650,780	—	224,307	3,025,143

Ram Chandrashekar(6)	2015	568,035	—	1,120,068	280,020	460,108	—	101,760	2,529,991
EVP, Operational Excellence & IT and President, Asia Pacific Middle East	2014	568,035	—	1,620,046	280,023	621,089	—	97,532	3,186,725

Mara E. Swan	2015	560,000	—	960,123	240,014	580,000	—	71,432	2,411,569
EVP, Global Strategy & Talent	2014	560,000	—	1,460,097	240,024	653,632	—	65,284	2,979,037
	2013	525,000	—	770,068	330,010	680,348	—	51,187	2,356,613

Jeffrey A. Joerres(7)	2015	911,923	—	4,435,011	—	1,563,750	(10,985)	78,289	6,977,988
Former Executive Chairman	2014	1,066,667	—	6,400,097	1,600,013	2,236,001	21,302	67,716	11,391,796
	2013	1,200,000	—	4,900,077	1,100,002	3,098,400	(10,457)	75,149	10,363,171

(1)
The value of stock awards in this table for all years includes the grant date fair value (calculated at the target level) for performance share units and restricted stock units (including career shares) as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, "Stock Compensation." See page 64 for the breakout in the grant date fair value of performance share units and restricted stock units.

The grant date fair value of the 2015 performance share unit awards at the outstanding level for each executive officer was:

Name	2015
Jonas Prising	$6,768,126
Michael J. Van Handel	3,120,056
Darryl Green	4,200,098
Ram Chandrashekar	1,680,102
Mara E. Swan	1,440,108
Jeffrey A. Joerres	6,209,016

(2)	The value of options in this table represents the grant date fair value of the stock options as computed in accordance with FASB ASC Topic 718.

(3)
Although the amount of benefits for each executive officer under the U.S. pension plans was frozen in 2000, the change in actuarial value is due to the change in actuarial assumptions from year to year, as calculated under the rules governing financial reporting for U.S. pension plans.

(4)	These amounts are described in further detail in the All Other Compensation in 2015 Table.

(5)	Mr. Prising was CEO for all of 2015 and additionally became Chairman on December 31, 2015.

(6)
Mr. Chandrashekar’s annual salary is 719,927 Singapore Dollars ("SGD"). Mr. Chandrashekar’s salary and incentive payment are paid in SGD. His salary has been translated at an exchange rate of 0.789017 (in U.S. Dollars), which was the exchange rate on February 11, 2014, the date Mr. Chandrashekar was promoted to Executive Vice President, Operational Excellence & IT and President, Asia Pacific Middle East. The amount of all other compensation has been translated at an exchange rate of 0.70490 (in U.S. Dollars), the rate in effect on December 31, 2015. Based on the exchange rate of 0.70490 (in U.S. Dollars), as of December 31, 2015, Mr. Chandrashekar’s salary was $507,477 and incentive compensation was $409,534.

(7)	Mr. Joerres's salary was $1,000,000 until February 10, 2015, when his salary was decreased to $900,000, which continued until his retirement as Executive Chairman on December 30, 2015.

All Other Compensation in 2015

Name & Principal Position	Perquisites & Other Personal Benefits ($)(1)	Tax Reimbursements ($)(2)	Payments/ Accruals on Termination Plans ($)	Company Contributions to Defined Contribution Plans ($)(3)	Total Other Compensation ($)
Jonas Prising	30,288	—	—	44,454	74,742
CEO
Michael J. Van Handel	36,297	—	—	38,523	74,820
CFO
Darryl Green	31,944(4)	—	—	15,485	47,429
President & COO
Ram Chandrashekar	91,574(5)	— (6)	—	10,186	101,760
EVP, Operational Excellence & IT and President, Asia Pacific Middle East
Mara E. Swan	34,909	—	—	36,523	71,432
EVP, Global Strategy and Talent
Jeffrey A. Joerres	31,012	—	—	47,277	78,289
Former Executive Chairman

(1)
Except as otherwise indicated, these amounts include the value attributable to each executive’s participation in ManpowerGroup’s company car program, auto insurance, life insurance premiums paid and/or the value of financial services paid for by ManpowerGroup.

(2)
Due to the complex nature of calculating these tax reimbursements, in certain cases the amounts are paid to the executive officers one or more years after the income to which they relate was earned by the executive officer.

(3)
These contributions were made by ManpowerGroup on behalf of the executive officers under the terms of the Nonqualified Savings Plan, other than Mr. Chandrashekar. For Mr. Chandrashekar, the amount represents our contributions to the Central Provident Fund of Singapore (CPF). Further information regarding the Nonqualified Savings Plan can be found in the Nonqualified Deferred Compensation Table and accompanying narrative.

(4)	$25,806 of this amount reflects the lease and maintenance payments associated with Mr. Green's automobile.

(5)
In addition to the amounts described above in footnote (1), this amount reflects tax preparation services, $27,447 for a car service for a portion of the year as well as the lease and maintenance payments associated with Mr. Chandrashekar's car and $46,939 for round-trip airfare from Asia to the US for members of Mr. Chandrashekar's family. These items have been translated at an exchange rate for SGD of .70490 (in U.S. Dollars) which was the exchange rate in effect on December 31, 2015. These benefits are paid to Mr. Chandrashekar in connection with his assignment to Singapore.

(6)
Mr. Chandrashekar is entitled to tax payments for compensation he received in 2013-2015 in connection with the time spent in the United States as part of his roles and responsibilities. Due to a delay in the timing of the completion of Mr. Chandrashekar's tax returns, no tax payments were made in 2015 for compensation during this period.

Grants of Plan-Based Awards in 2015

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name & Principal Position		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jonas Prising	2/10/2015	412,500	1,650,000	3,300,000	—	—	—	—	—	—	—
CEO	2/10/2015	—	—	—	21,983	43,966	87,932	—	—	—	3,384,063
	2/10/2015	—	—	—	—	—	—	14,656	—	—	1,128,072
	2/10/2015	—	—	—	—	—	—	—	52,078	76.97	1,128,009

Michael J. Van Handel	2/10/2015	165,000	660,000	1,320,000	—	—	—	—	—	—	—
CFO	2/10/2015	—	—	—	10,134	20,268	40,536	—	—	—	1,560,028
	2/10/2015	—	—	—	—	—	—	6,756	—	—	520,009
	2/10/2015	—	—	—	—	—	—	—	24,008	76.97	520,013

Darryl Green	2/10/2015	200,000	800,000	1,600,000	—	—	—	—	—	—	—
President & COO	2/10/2015	—	—	—	13,642	27,284	54,568	—	—	—	2,100,049
	2/10/2015	—	—	—	—	—	—	9,095	—	—	700,042
	2/10/2015	—	—	—	—	—	—	—	32,318	76.97	700,008

Ram Chandrashekar	2/10/2015	142,008	426,026	852,052	—	—	—	—	—	—	—
EVP, Operational Excellence & IT and President Asia Pacific Middle East	2/10/2015	—	—	—	5,457	10,914	21,828	—	—	—	840,051
	2/10/2015	—	—	—	—	—	—	3,638	—	—	280,017
	2/10/2015	—	—	—	—	—	—	—	12,928	76.97	280,020

Mara E. Swan	2/10/2015	140,000	420,000	840,000	—	—	—	—	—	—	—
EVP, Global Strategy and Talent	2/10/2015	—	—	—	4,678	9,355	18,710	—	—	—	720,054
	2/10/2015	—	—	—	—	—	—	3,119	—	—	240,069
	2/10/2015	—	—	—	—	—	—	—	11,081	76.97	240,014

Jeffrey A. Joerres	2/10/2015	225,000	1,125,000	2,250,000	—	—	—	—	—	—	—
Former Executive Chairman	2/10/2015	—	—	—	20,167	40,334	80,668	—	—	—	3,104,508
	2/10/2015	—	—	—	—	—	—	17,286	—	—	1,330,503

(1)
These amounts represent the threshold, target, and maximum annual cash incentive awards for the NEOs using the scorecard approach the Committee used in exercising negative discretion under the Pool Plan. Prior to any exercise of negative discretion, the maximum amount payable to the NEOs under the Pool Plan is the lesser of a shareholder approved maximum of $5.0 million or a percentage of the award pool, which varies by executive officer. See page 47 for the pool allocation for each executive officer.

(2)	These amounts represent the number of performance share units that could be earned related to the performance share units granted in 2015 under the 2011 Equity Incentive Plan.

(3)	Amounts represent the number of restricted stock units granted in 2015 under the 2011 Equity Incentive Plan.

(4)	These amounts represent the number of shares underlying stock options that were granted in 2015 under the 2011 Equity Incentive Plan.

(5)	The grant date fair value of stock and option awards granted in 2015 that are reported in this column have been computed in accordance with FASB ASC Topic 718.

Compensation Agreements and Arrangements

In February 2014, ManpowerGroup entered into a compensation agreement and severance agreement with Mr. Van Handel that replaced his prior agreements, which expired in February 2014. The term under his compensation and severance agreements will expire on the first to occur of (1) the date two years after the occurrence of a change of control of ManpowerGroup or (2) February 20, 2017, if no such change of control occurs before February 20, 2017. Under the compensation agreement for Mr. Van Handel, he is entitled to receive a base salary of $660,000, as may be increased from time to time by ManpowerGroup and is entitled to receive incentive compensation in accordance with an annual incentive plan approved and administered by the Committee. In addition, Mr. Van Handel is eligible for all benefits generally available to the senior executives of ManpowerGroup, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits.

In February 2014, ManpowerGroup entered into a compensation agreement and severance agreement with Mr. Joerres that replaced his prior agreements. Mr. Joerres’s compensation agreement was further amended on May 1, 2014 and again on February 10, 2015 to reflect decreases in his base salary. The term under the agreements for Mr. Joerres was the same expiration as Mr. Van Handel's agreements. Under the compensation agreement for Mr. Joerres, as amended February 10, 2015, he was entitled to receive a base salary of $900,000 and to receive incentive compensation in accordance with an annual incentive plan approved and administered by the Committee. In addition, Mr. Joerres was eligible for all benefits generally available to the senior executives of ManpowerGroup, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits.

The severance agreements with Mr. Van Handel and Mr. Joerres are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table. The annual incentive plan for each of them is described in further detail in the Compensation Discussion and Analysis included in this proxy statement.

The compensation agreements for Mr. Van Handel and Mr. Joerres also contain nondisclosure provisions that are effective during the term of the executive's employment with ManpowerGroup and during the two-year period following the termination of executive's employment with ManpowerGroup, and nonsolicitation provisions that are effective during the term of the executive's employment with ManpowerGroup and during the one-year period following the termination of the executive's employment with ManpowerGroup.

Mr. Prising, Mr. Green, Mr. Chandrashekar and Ms. Swan currently receive an annual incentive bonus determined pursuant to an incentive arrangement with ManpowerGroup and all have entered into severance agreements with ManpowerGroup. The annual incentive bonus arrangements are described in further detail in the Compensation Discussion and Analysis included in this proxy statement and the severance agreements for each executive officer are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

In connection with his assignment in Singapore as Executive Vice President, Operational Excellence and IT, and President, Asia Pacific Middle East, Mr. Chandrashekar also receives certain benefits. These include a car, return visit expenses to India for his family, a visit to the United States for his family and tax equalization payments related to any compensation earned by him for the time required to be spent in the United States as part of his role.

2015 Annual Incentive Awards

The following tables illustrate the achievement of the performance targets in relation to the payment of the 2015 Annual Incentive Awards. The awards are reflected in the Summary Compensation Table on page 61 under the heading “Non-Equity Incentive Plan Compensation.”

For 2015, ManpowerGroup’s EPS in constant currency was $6.21 (compared to $5.30 at threshold, $5.85 at target and $6.85 at outstanding) and ROIC in constant currency was 15.7% (compared to 13.5% at threshold, 15.0% at target and 17.0% at outstanding).

For 2015, the Committee exercised negative discretion, and utilized a lower EPS figure of $6.08, rather than $6.21, in calculating annual incentive compensation. This adjustment excluded from the EPS calculation the benefit of significant share repurchases the company completed in 2015, except to the extent necessary to offset dilution resulting from shares issued under equity plans.

Jonas Prising — 2015 Annual Incentive Calculation

	Performance Level	Percentage of 2015 Salary	Amount Earned
EPS Goal	Above Target	73.8%	$811,800
ROIC Goal	Above Target	81.0%	$891,000
Operating Objectives	Above Target	54.3%	$597,200
Total Incentive		209.1%	$2,300,000
Michael J. Van Handel — 2015 Annual Incentive Calculation

	Performance Level	Percentage of 2015 Salary	Amount Earned
EPS Goal	Above Target	49.2%	$324,720
ROIC Goal	Above Target	54.0%	$356,400
Operating Objectives	Above Target	36.2%	$238,880
Total Incentive		139.4%	$920,000
Darryl Green — 2015 Annual Incentive Calculation

	Performance Level	Percentage of 2015 Salary	Amount Earned
EPS Goal	Above Target	49.2%	$393,600
ROIC Goal	Above Target	54.0%	$432,000
Operating Objectives	Above Target	34.9%	$279,400
Total Incentive		138.1%	$1,105,000

Ram Chandrashekar — 2015 Annual Incentive Calculation(1)

	Performance Level	Percentage of 2015 Salary	Amount Earned
AOUP of APME Goal	Above Threshold	13.7%	$77,537
EPS Goal	Above Target	18.4%	$104,802
ROIC Goal	Above Target	20.3%	$115,027
Operating Objectives	Above Target	28.4%	$162,742
Total Incentive		80.8%	$460,108

(1)
Mr. Chandrashekar’s incentive is paid in SGD and has been translated above at an exchange rate of 0.789017 (in U.S. Dollars), which was the exchange rate on February 11, 2014, the date Mr. Chandrashekar was promoted to Executive Vice President, Operational Excellence & IT and President, Asia Pacific Middle East.

Mara E. Swan — 2015 Annual Incentive Calculation

	Performance Level	Percentage of 2015 Salary	Amount Earned
EPS Goal	Above Target	36.9%	$206,640
ROIC Goal	Above Target	40.5%	$226,800
Operating Objectives	Above Target	26.2%	$146,560
Total Incentive		103.6%	$580,000

Jeffrey A. Joerres — 2015 Annual Incentive Calculation

As Mr. Joerres retired on December 30, 2015, under the terms of the Pool Plan, he would not have been eligible to receive any annual incentive for 2015, as his employment did not include the last day of the fiscal year. However, in light of Mr. Joerres's retirement and his service throughout 2015, the Committee approved payment to Mr. Joerres of his full annual incentive for 2015, based on actual performance results for the objectives first approved for him in February 2015 as follows:

	Performance Level	Percentage of 2015 Salary	Amount Earned
EPS Goal	Above Target	61.5%	$553,500
ROIC Goal	Above Target	67.5%	$607,500
Operating Objectives	Above Target	44.8%	$402,750
Total Incentive		173.8%	$1,563,750

Grants Under the 2011 Equity Incentive Plan

Stock options.    ManpowerGroup made grants of stock options to all of the executive officers under the 2011 Equity Incentive Plan in February 2015, except Mr. Joerres who did not receive stock options in 2015. The stock options granted in 2015 vest 25% per year over a four-year period and if they are not exercised, they expire in ten years (or earlier following a termination of employment). Additional vesting terms applicable to these options are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Performance share units.    ManpowerGroup made grants of performance share units to all of the executive officers under the 2011 Equity Incentive Plan in February of 2015. Each executive officer received a performance share unit grant that will vest if the relevant performance goal of average Operating Profit Margin Percentage is met for the three-year performance period. See page 54 for a description of the goals established by the Committee for the 2015 performance share unit grant.

No dividends are paid on the performance share units unless and until actual shares are issued to the executive officer upon the vesting of the performance share units and in such case, dividends would be paid only for record dates occurring after the issuance date. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Restricted stock units.    The restricted stock units granted to the executive officers in February 2015 have a three-year cliff vest and are earned as long as the executive officer continues to be employed by the Company. Dividend equivalents are paid on the restricted stock units under these awards. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Career shares.    ManpowerGroup did not make any career shares grants in 2015.

Outstanding Equity Awards at December 31, 2015

Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Jonas Prising	30,000	—	—	$56.64	2/20/2018	—	—	—	—
CEO	22,000	—	—	$53.01	2/18/2020	—	—	—	—
	9,934	—	—	$67.12	2/16/2021	—	—	—	—
	12,609	4,203 (4)	—	$44.81	2/15/2022	—	—	—	—
	12,441	12,442 (5)	—	$52.55	2/13/2023	—	—	—	—
	3,920	11,761 (6)	—	$76.13	2/11/2024	—	—	—	—
	6,627	19,883 (7)	—	$82.24	5/1/2024	—	—	—	—
	—	52,078 (8)	—	$76.97	2/10/2025	—	—	—	—
	—	—	—	—	—	16,191 (10)	$1,364,739	—	—
	—	—	—	—	—	5,972 (9)	$503,380	—	—
	—	—	—	—	—	29,859 (16)	$2,516,815	—	—
	—	—	—	—	—	5,423 (11)	$457,105	—	—
	—	—	—	—	—	9,035 (13)	$761,560	—	—
	—	—	—	—	—	14,930 (15)	$1,258,450	—	—
	—	—	—	—	—	—	—	31,526 (17)	$2,657,327
	—	—	—	—	—	—	—	52,530 (17)	$4,427,754
	—	—	—	—	—	—	—	87,932 (19)	$7,411,788
Michael J. Van Handel	51,000	—	—	$53.01	2/18/2020	—	—	—	—
CFO	24,835	—	—	$67.12	2/16/2021	—	—	—	—
	—	9,553 (4)	—	$44.81	2/15/2022	—	—	—	—
	—	20,736 (5)	—	$52.55	2/13/2023	—	—	—	—
	5,096	15,289 (6)	—	$76.13	2/11/2024	—	—	—	—
	—	24,008 (8)	—	$76.97	2/10/2025	—	—	—	—
	—	—	—	—	—	9,953 (9)	$838,938	—	—
	—	—	—	—	—	7,050 (11)	$594,245	—	—
	—	—	—	—	—	6,883 (15)	$580,168	—	—
	—	—	—	—	—	—	—	40,984 (17)	$3,454,541
	—	—	—	—	—	—	—	40,536 (19)	$3,416,779
Darryl Green	20,000	—	—	$93.24	5/28/2017	—	—	—	—
President & COO	18,875	—	—	$67.12	2/16/2021	—	—	—	—
	—	4,203 (4)	—	$44.81	2/15/2022	—	—	—	—
	12,441	12,442 (5)	—	$52.55	2/13/2023	—	—	—	—
	3,920	11,761 (6)	—	$76.13	2/11/2024	—	—	—	—
	2,761	8,285 (7)	—	$82.24	5/1/2024	—	—	—	—
	—	32,318 (8)	—	$76.97	2/10/2025	—	—	—	—
	—	—	—	—	—	5,972 (9)	$503,380	—	—
	—	—	—	—	—	5,423 (11)	$457,105	—	—
	—	—	—	—	—	3,764 (13)	$317,268	—	—
	—	—	—	—	—	9,265 (15)	$780,947	—	—
	—	—	—	—	—	—	—	31,526 (17)	$2,657,327
	—	—	—	—	—	—	—	21,888 (17)	$1,844,940
	—	—	—	—	—	—	—	54,568 (19)	$4,599,537

Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Ram Chandrashekar	3,045	—	—	$67.12	2/16/2021	—	—	—	—
EVP, Operational Excellence & IT and President, Asia Pacific Middle East	—	1,048 (4)	—	$44.81	2/15/2022	—	—	—	—
	—	3,318 (5)	—	$52.55	2/13/2023	—	—	—	—
	2,744	8,233 (6)	—	$76.13	2/11/2024	—	—	—	—
	—	12,928 (8)	—	$76.97	2/10/2025	—	—	—	—
	—	—	—	—	—	1,593 (9)	$134,274	—	—
	—	—	—	—	—	3,796 (11)	$319,965	—	—
	—	—	—	—	—	6,778 (14)	$571,318	—	—
	—	—	—	—	—	3,706 (15)	$312,379	—	—
	—	—	—	—	—	9,436 (18)	$795,360	—	—
	—	—	—	—	—	—	—	22,068 (17)	$1,860,112
	—	—	—	—	—	—	—	21,828 (19)	$1,839,882
Mara E. Swan	20,000	—	—	$53.01	2/18/2020	—	—	—	—
EVP, Global Strategy and Talent	7,451	—	—	$67.12	2/16/2021	—	—	—	—
	10,316	3,439 (4)	—	$44.81	2/15/2022	—	—	—	—
	9,124	9,124 (5)	—	$52.55	2/13/2023	—	—	—	—
	2,352	7,057 (6)	—	$76.13	2/11/2024	—	—	—	—
	—	11,081 (8)	—	$76.97	2/10/2025	—	—	—	—
	—	—	—	—	—	16,191 (10)	$1,364,739	—	—
	—	—	—	—	—	4,380 (9)	$369,190	—	—
	—	—	—	—	—	3,254 (11)	$274,280	—	—
	—	—	—	—	—	6,778 (14)	$571,318	—	—
	—	—	—	—	—	3,177 (15)	$267,789	—	—
	—	—	—	—	—	—	—	18,916 (17)	$1,594,430
	—	—	—	—	—	—	—	18,710 (19)	$1,577,066
Jeffrey A. Joerres	115,000	—	—	$76.30	12/30/2018	—	—	—	—
Former Executive Chairman	69,537	—	—	$67.12	12/30/2018	—	—	—	—
	26,745 (20)	—	—	$44.81	12/30/2018	—	—	—	—
	30,413 (20)	—	—	$52.55	12/30/2018	—	—	—	—
	62,721 (20)	—	—	$76.13	12/30/2018	—	—	—	—
	—	—	—	—	—	—	—	126,102 (17)	$10,629,137
	—	—	—	—	—	—	—	800,668 (19)	$6,799,506

(1)	Represents outstanding grants of restricted stock, restricted stock units, career shares or earned but unvested performance share units.

(2)	Value based on the closing price of $84.29 on December 31, 2015.

(3)	Represents outstanding grants of performance share units, measured at target levels, except as otherwise provided herein.

(4)	The remaining unvested options vested on February 15, 2016.

(5)	50% of the remaining unvested options vested on February 13, 2016 and the remaining unvested options are scheduled to vest on February 13, 2017.

(6)	33% of the remaining unvested options vested on February 11, 2016, and 33% of the remaining unvested options are scheduled to vest on each of February 11, 2017 and 2018.

(7)	33% of the unvested options are scheduled to vest on each of May 1, 2016, 2017 and 2018.

(8)	25% of the unvested options vested on February 10, 2016 and 25% of the remaining unvested options are scheduled to vest on each of February 10, 2017, 2018, and 2019.

(9)	These restricted stock units vested on February 13, 2016.

(10)	These career shares vested on February 16, 2016.

(11)	Restricted stock units scheduled to vest on February 11, 2017.

(12)	Restricted stock units scheduled to vest on February 13, 2018.

(13)	Restricted stock units scheduled to vest on May 1, 2017.

(14)	Career shares scheduled to vest on February 11, 2018.

(15)	Restricted stock units scheduled to vest on February 10, 2018.

(16)	Career shares scheduled to vest on February 13, 2018.

(17)	Performance shares, reported at the outstanding level, scheduled to vest in February 2017 if the committee certifies that the performance targets are achieved as of December 31, 2016.

(18)	The Committee certified that the performance target was achieved as of December 31, 2015. These shares will be payable on July 1, 2016.

(19)	Performance shares, reported at the outstanding level, scheduled to vest in February 2018 if the committee certifies that the performance targets are achieved as of December 31, 2017.

(20)	These options fully vested upon Mr. Joerres's retirement on December 30, 2015.

Option Exercises and Stock Vested in 2015

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Jonas Prising	44,000	798,224	15,140	1,253,729
CEO
Michael J. Van Handel	105,287	3,267,248	28,353	2,331,348
CFO
Darryl Green	59,609	1,789,118	15,140	1,253,729
President & COO
Ram Chandrashekar	13,960	458,004	6,099	494,125
EVP, Operational Excellence & IT and President, Asia Pacific Middle East
Mara E. Swan	30,000	760,973	11,540	953,302
EVP, Global Strategy and Talent
Jeffrey A. Joerres (2)	445,157	16,976,071	145,320	12,167,570
Former Executive Chairman

(1)	Includes vesting of RSUs and PSUs as follows:

Name	Number of RSUs	Number of PSUs
Jonas Prising	5,149	9,991
Michael J. Van Handel	11,702	16,651
Darryl Green	5,149	9,991
Ram Chandrashekar	3,435	2,664
Mara E. Swan	4,213	7,327
Jeffrey A. Joerres	98,697	46,623

(2)
Of the total stock awards vested for Mr. Joerres, 65,932 RSUs and 46,623 PSUs vested upon his retirement on December 30, 2015. In accordance with Section 409A of the Internal Revenue Code, these will not be distributed to Mr. Joerres until July 1, 2016.

Pension Benefits in 2015

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Jonas Prising	N/A	—	—	—
CEO
Michael J. Van Handel	U.S. Pension Plans	11	123,156	—
CFO
Darryl Green	N/A	—	—	—
President & COO
Ram Chandrashekar	N/A	—	—	—
EVP, Operational Excellence & IT and President, Asia Pacific Middle East
Mara E. Swan	N/A	—	—	—
EVP, Global Strategy and Talent
Jeffrey A. Joerres	U.S. Pension Plans	7	102,989	—
Former Executive Chairman

(1)
For Mr. Van Handel, present value has been calculated as of December 31, 2015 assuming a 4.24% discount rate and retirement occurring at age 65, as well as applying the RP-2006 Mortality Table with the MP-2015 Projection Scale, as required for plan financial reporting purposes. For Mr. Joerres, present value has been calculated as of December 31, 2015 assuming a 4.24% discount rate and retirement occurring at his actual retirement age of 56, as well as applying the RP-2006 Mortality Table with the MP-2015 Projection Scale, as required for plan financial reporting purposes.

U.S. pension plans.    ManpowerGroup maintains both a qualified, noncontributory defined benefit pension plan for U.S. employees, as well as a nonqualified, noncontributory, defined benefit deferred compensation plan for management and other highly compensated employees in the U.S. who are ineligible to participate in the qualified plan. Together, both plans are referred to collectively as the “U.S. pension plans.” The U.S. pension plans were frozen as of February 29, 2000 and all benefits under the U.S. pension plans became fully vested. Mr. Joerres and Mr. Van Handel are each entitled to pension benefits under the U.S. pension plans.

Under the U.S. pension plans, a pension is payable upon retirement at age 65 (with five years of service), or earlier upon termination if the participant has reached age 55 and has had 20 years of service with ManpowerGroup. The pension benefit is based on years of credited service as of February 29, 2000 and the lesser of (i) the average annual compensation received during the last five consecutive calendar years as of February 29, 2000, for employees who had not retired as of February 29, 2000 or (ii) $261,664. Compensation covered by the U.S. pension plans is base salary. Currently, only Mr. Joerres and Mr. Van Handel are eligible for early retirement under the U.S. pension plans. The early retirement benefit under the U.S. pension plans is the normal retirement benefit, reduced by 5/12 of 1% for each month that the participant retired prior to his or her normal retirement age.

Nonqualified Deferred Compensation in 2015

Name & Principal Position	Plan	Executive Contributions in 2015 ($)(1)	Registrant Contributions in 2015 ($)	Aggregate Earnings in 2015 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2015 ($)(2)
Jonas Prising	NQSP	50,000	44,454	5,450	—	1,757,290
CEO
Michael J. Van Handel	NQSP	50,000	38,523	63,410	—	2,662,357
CFO	PBDC	—	—	21,076	—	685,531
Darryl Green	NQSP	—	15,485	(661)	—	20,480
President & COO
Ram Chandrashekar	NQSP	—	—	—	—	—
EVP, Operational Excellence & IT and President, Asia Pacific Middle East
Mara E. Swan	NQSP	50,000	36,523	(12,796)	—	910,397
EVP, Global Strategy and Talent
Jeffrey A. Joerres	NQSP	50,000	47,277	35,098	—	5,780,877
Former Executive Chairman	PBDC(3)	—	—	40,215	—	1,308,022
	Equity Plan(4)	—	9,627,955	(37,017)	—	9,590,938

(1)
These amounts reflect contributions made by the executive officers from their 2015 salary, which amounts were also included in the salary column for each executive officer in the Summary Compensation Table. Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following contributions are attributable to a portion of the 2014 annual incentive, which was disclosed in the 2014 Summary Compensation Table: Mr. Prising — $39,846; Mr. Van Handel — $43,908, Ms. Swan — $39,218; and Mr. Joerres — $40,977.

(2)
Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following amounts were previously reported in the Summary Compensation Table in either 2015 or prior to 2015: Mr. Prising — $1,112,449; Mr. Van Handel — $1,331,511; Mr. Green — $19,735; Ms. Swan — $233,714; and Mr. Joerres — $2,940,031. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Nonqualified Savings Plan reflect earnings (and losses) on the contributions, any salary or bonus deferrals by the executive prior to becoming an NEO, and any company contributions prior to the executive becoming an NEO. Of the amounts disclosed in this column for the Performance-Based Deferred Compensation Plan, the following amounts were previously reported in the Summary Compensation Table in either 2004 or 2005: Mr. Joerres — $873,190; and Mr. Van Handel — $457,638. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Performance-Based Deferred Compensation Plan reflect earnings on the contributions.

(3)
Mr. Joerres elected to receive a lump-sum payment of his performance-based deferred compensation balance. In accordance with Section 409A of the Internal Revenue Code, payment to Mr. Joerres is subject to a 6-month delay and will be distributed in July, 2016.

(4)
These amounts reflect the value of restricted stock units and performance share units from the 2011 Equity Incentive Plan of ManpowerGroup Inc. that vested upon Mr. Joerres's retirement on December 30, 2015. The difference between the value disclosed in the Aggregate Balance at December 31, 2015 column and what was previously reported in the Summary Compensation Table is the change in value between the grant date of the shares and December 31, 2015, dividend equivalents earned on the restricted stock units and the ultimate payout level of the performance share units. Similar to his performance-based deferred compensation balance, in accordance with Section 409A of the Internal Revenue Code, the distribution of these shares are subject to a 6-month delay and will be distributed in July, 2016.

Nonqualified Deferred Compensation in 2015

Nonqualified Savings Plan.    Pursuant to the Nonqualified Savings Plan, certain executives, including the NEOs, may defer a portion of their salary and incentive awards. Salary deferral elections must be made by the executive officers before December 31 of the year prior to the year in which it will be earned. Incentive deferral elections are made by the executive officers in June of each year for the incentive they will earn during such year. The executive officers are permitted to defer up to 50% of their salary and 50% of their annual incentive under the plan. Pursuant to the plan, the executive officers, as well as all other plan participants, may receive a matching amount of 50% of the deferrals they have made during the year, up to a maximum of 6% of their annual compensation. In addition, pursuant to the plan, ManpowerGroup may make a discretionary profit sharing contribution to participants in the plan. During 2015, ManpowerGroup made a profit sharing contribution equal to 2% of base salary for each NEO who participated in the plan in 2014 (based on 2014 salary). ManpowerGroup’s contributions to a participant’s account under the plan (both matching contributions and profit sharing contributions) are not fully vested until a participant has at least five years of credited service with ManpowerGroup. All of the executive officers who participate in the plan were fully vested in their matching contributions and profit sharing contributions as of December 31, 2015.

The investment alternatives available to the executive officers under the Nonqualified Savings Plan are selected by ManpowerGroup and may be changed from time to time. The executive officers are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds available under the plan and their annual rate of return for the calendar year ended December 31, 2015.

Name of Fund	Annual Return
Mainstay Epoch US All Cap IS	(2.38)%
Vanguard Total Stock Market Index Investor Share Fund	0.42%
Dodge & Cox International Stock	(11.35)%
Vanguard Total International Stock AD	(4.26)%
T. Rowe Price Institutional Global Focused Growth Equity	1.44%
Fidelity Freedom 2005 Fund	(0.17)%
Fidelity Freedom 2010 Fund	(0.23)%
Fidelity Freedom 2015 Fund	(0.22)%
Fidelity Freedom 2020 Fund	(0.14)%
Fidelity Freedom 2025 Fund	(0.15)%
Fidelity Freedom 2030 Fund	(0.13)%
Fidelity Freedom 2035 Fund	(0.13)%
Fidelity Freedom 2040 Fund	(0.12)%
Fidelity Freedom 2045 Fund	(0.14)%
Fidelity Freedom 2050 Fund	(0.15)%
Fidelity Freedom 2055 Fund	(0.11)%
Fidelity Freedom 2060 Fund	(0.16)%
Fidelity Freedom Income Fund	(0.32)%
Fidelity Short Term Bond	0.67%
Vanguard Total Bond Market Index Fund	0.41%
Prudential Total Return Bond Fund Class Q	0.09%
Fidelity Money Market Trust Retirement Government Fund	0.02%
Benefits paid under the Nonqualified Savings Plan will be paid to the executive officers upon their termination of employment, either in a lump sum, in three, five or ten annual installments, as elected by the executive officers in accordance with the plan rules.

Performance-Based Deferred Compensation Plan.    Mr. Joerres and Mr. Van Handel have participated in the Senior Management Performance-Based Deferred Compensation Plan, earning deferred compensation upon the achievement of earnings per share and economic profit goals in 2004 and 2005. Though the plan was frozen in February 2006, the executives continued to accrue earnings on such amounts in accordance with the plan. Specifically, the plan allows the Committee to determine the rate of return from time to time. Currently, the rate of return is equal to the effective yield on ten-year Treasury notes plus 100 basis points at the beginning of each year. A detailed discussion regarding the vesting conditions that entitle an executive to benefits under this plan can be found in the narrative accompanying the Post-Termination Benefits and Change of Control Tables below. Participants will receive any vested benefits under this plan upon their termination of employment, payable in cash or shares of ManpowerGroup’s common stock (in ManpowerGroup’s sole discretion), in a lump sum or in such number of annual installments as elected by the participant in accordance with the plan rules. Upon a change of control, the participants receive a distribution of such benefits in a lump sum.

Termination of Employment and Change of Control Arrangements

ManpowerGroup has entered into severance agreements (which include change of control benefits) with each of the NEOs. Each agreement generally has a three-year term, and such term is automatically extended for two years to the extent there is a change of control of ManpowerGroup within the two-year period prior to the expiration of the original term of the agreement. In addition to these severance agreements, the NEOs participate in a number of equity grants and benefit plans that contain vesting provisions that are triggered upon a change of control of ManpowerGroup and/or certain terminations of employment. Generally, benefits under these arrangements are triggered upon the involuntary termination of the executive’s employment not for cause or upon a voluntary termination of employment for good reason. Terminations for other reasons (such as retirement, death, disability or a change of control) also trigger enhanced benefits under certain of these arrangements. Except for the table for the former Executive Chairman, the tables following the descriptions of these arrangements illustrate the amount of enhanced benefits the NEOs would receive under all such arrangements if ManpowerGroup terminated their employment on December 31, 2015 for the reasons specified within the tables. None of the tables illustrate the value of any vested benefits payable to the NEOs upon a termination of employment (i.e., vested equity awards, or vested balances accrued under the Nonqualified Savings Plan or Performance-Based Deferred Compensation Plan), nor does any table other than the table for the former Executive Chairman illustrate the value of any enhanced benefits upon retirement of an NEO who was not eligible for retirement treatment as of December 31, 2015 with respect to any of their unvested benefits. As of December 31, 2015, only Mr. Van Handel and Ms. Swan were eligible for retirement treatment under certain of their outstanding awards. The tables below assume that in a “change of control,” the acquiring or surviving company would have assumed all unvested equity awards.

Executive Chairman’s Retirement. Mr. Joerres served in the capacity of Executive Chairman until his retirement on December 30, 2015. The table for the former Executive Chairman which follows the descriptions of the below arrangements illustrates the benefits he became entitled to receive upon retirement. The table does not illustrate the value of any benefits other than under the Performance-Based Deferred Compensation Plan that may have been payable to him upon retirement but were otherwise vested prior to his retirement (i.e., vested equity awards or vested balances accrued under the Nonqualified Savings Plan). Due to Mr. Joerres's retirement, the description of the treatment of the arrangements below upon a change of control or termination of employment other than retirement does not apply to him following his retirement.

Severance agreements.    Under the severance agreements, upon the involuntary termination of the NEO’s employment (other than for cause, as described below) or upon the voluntary termination of employment by the NEO for good reason (as described below), the NEO is entitled to receive a severance payment equal to the sum of the executive’s base salary and annual incentive. The severance payment to the CEO is capped at 2-1/2 times his base salary in effect at the time of the termination, while the CFO’s severance payment is capped at 2 times his base salary in effect at the time of the termination. There is no cap applicable to the other NEOs.

In the event an NEO’s termination occurs in the two-year period following a change of control of ManpowerGroup or during a “protected period” (generally, the six-month period prior to a change of control), the severance payment payable to the CEO and CFO is equal to three times the sum of their base salary and annual incentive, while the severance payment to the other NEOs is equal to two times the sum of their salary and annual incentive. The caps described above do not apply in the event of a change of control. All severance payments under the NEOs’ agreements will generally be paid in a lump sum on the 30th day following the date of termination. The determination of the amount of the annual incentive used to calculate the severance payment will vary depending on the circumstances surrounding the termination and is further detailed in the footnotes accompanying the illustrative tables below.

Cause is defined in the severance agreements, and generally includes: performance failures; failure to follow instructions; fraudulent acts; violation of ManpowerGroup policies; acts of moral turpitude which are likely to result in loss of business, reputation or goodwill to ManpowerGroup; chronic absences from work which are non-health related; crimes related to the NEO’s duties; or willful harmful conduct to ManpowerGroup. Good reason is also defined in each severance agreement. A termination for good reason in the severance agreements for the NEOs is triggered by (i) any material breach by the Company or one of its affiliates of a material obligation to pay or provide benefits or compensation to the executive, (ii) a material diminution in base salary, (iii) a material diminution in the executive’s authority, duties or responsibility, coupled with a material reduction in the executive’s target bonus opportunity, (iv) a material diminution in the executive’s authority, duties or responsibility that is not coupled with a material reduction in the executive’s target bonus opportunity, but that occurs within 2 years after a change of control; or (v) a material reduction in the executive’s target bonus opportunity that is not coupled with a material diminution in the executive’s authority, duties or responsibilities, but that occurs within 2 years after a change of control. In addition, under the severance agreements with Mr. Prising, Mr. Van Handel and Ms. Swan, good reason is triggered by a relocation to a new principal office that is in excess of 50 miles from the NEO’s prior principal office.

Under the severance agreements, the NEOs are bound by non-competition agreements in favor of ManpowerGroup for the one-year period following the termination of their employment for any reason, except where the termination occurs within the two-year period following a change of control or during a protected period and is either involuntary (other than for cause) or is for good reason. The non-competition agreement with Mr. Van Handel does not provide for this exception, such that he is bound for the one-year period following the termination of his employment for any reason.

Under the severance agreements, upon the NEO’s (i) involuntary termination (other than for cause), (ii) voluntary termination for good reason or (iii) termination due to the death or disability of the NEO, the NEOs are entitled to receive a prorated incentive for the year in which termination occurs. In addition, for all NEOs covered by U.S. health insurance, ManpowerGroup has agreed to pay for continued health insurance for the NEOs and their families for a 12-month period following an involuntary termination of their employment (other than for cause) or a voluntary termination of their employment for good reason. Furthermore, if such a termination occurs within the two-year period following a change of control or during a protected period, then ManpowerGroup has agreed to pay for continued health insurance for the NEOs and their families for an 18-month period. Finally, under the severance agreements, following an involuntary termination of the NEO’s employment (other than for cause) or a voluntary termination of the NEO’s employment for good reason, ManpowerGroup will pay for outplacement services for up to one year following the NEO’s termination. This benefit is not included in the agreements with Mr. Prising and Mr. Van Handel.

Effective as of October 29, 2015, the Company entered into a new severance agreement with Mr. Chandrashekar replacing his prior severance agreement that was scheduled to expire November 15, 2015. This severance agreement replaces his previous severance agreement dated as of February 12, 2012. The new severance agreement contains terms substantially similar to the severance agreement that the Company entered into with Ms. Swan in February 2015. The new severance agreement expires on the first to occur of

(1) the date two years after the occurrence of a change of control of the Company or (2) October 29, 2018 if no such change of control occurs before October 29, 2018.

During 2015, the Company was party to a severance agreement with Mr. Joerres which was substantially similar to the severance agreement with Mr. Prising. However, due to Mr. Joerres's retirement on December 30, 2015, that agreement expired and no amounts were due to him under the severance agreement. Mr. Joerres is bound by the terms of the non-competition provisions in the severance agreement for a period of one-year following his retirement.

Annual Cash Incentive. In February 2016, the Committee approved an amendment to the Pool Plan so that any participant who retires during the year (after age 55 with 10 years of service) would be entitled to a pro-rata portion of their annual incentive for that year, based on actual performance.  Prior to the amendment, a participant who retired prior to December 31 of a given year would not be eligible for any incentive for that year, unless otherwise determined by the Committee.  This amendment was not applicable to any 2015 awards and accordingly, such pro-rated bonuses are not illustrated in the tables below.

Stock options.    As of December 31, 2015, each of the NEOs (other than Mr. Joerres) held unvested stock options granted under the 2011 Equity Incentive Plan. Under the terms of the stock option agreements that ManpowerGroup entered into with each of the NEOs, unvested options immediately vest upon the NEO’s death or disability. Furthermore, upon a change of control where the options are converted on a tax free basis or where ManpowerGroup’s shares remain publicly traded, the options only accelerate vesting in the event of the NEO’s involuntary termination of employment (other than for cause) or a voluntary termination of employment for good reason during a protected period or within two years following a change of control. Alternatively, upon a change of control of ManpowerGroup where ManpowerGroup’s shares do not remain publicly traded or where a publicly traded acquirer does not convert the options into options over the acquirer’s shares on a tax free basis, such options immediately vest upon the change of control. For purposes of these stock option agreements, the definitions of cause and good reason are generally the same as those used in the NEO’s severance agreements. Under the terms of the stock option agreements entered into with each of the NEOs in 2012 and later, unvested options also immediately vest upon the NEO’s “retirement.” Here, retirement means the termination of the NEO’s employment on or after age 55 and the NEO has completed 10 years of service with ManpowerGroup. Mr. Joerres’s unvested stock options vested on his retirement on December 30, 2015.

Restricted stock units and career shares.    As of December 31, 2015, the NEOs (other than Mr. Joerres) held unvested restricted stock units or career shares (restricted stock or restricted stock units that vest completely on a single date several years into the future, for example, four, five or six years) granted under the 2003 Equity Incentive Plan or the 2011 Equity Incentive Plan. A NEO will become fully vested in his or her restricted stock units or career shares upon a termination of employment due to death or disability. For any career shares granted in 2011 and all restricted stock units held by the NEOs, a NEO will become fully vested in his or her restricted stock units or career shares upon a termination of employment due to the NEO’s retirement. For these awards, “retirement” generally means the termination of the NEO’s employment on or after age 55 if the NEO has completed 10 years of service with ManpowerGroup. Mr. Joerres’s unvested restricted stock units vested on his retirement on December 30, 2015. For career share grants made in 2013 or later, such shares do not vest upon retirement. Upon a change of control, the restricted stock units or career shares shall vest according to the same terms as described above for stock options.

For career shares granted in 2011, in the event of the NEO’s involuntary termination of employment (other than for cause) or a voluntary termination for good reason, the NEO will become vested in a pro-rata number of shares based upon the number of days that have elapsed during the vesting period prior to such a termination of employment. Cause and good reason generally have the same meaning as in the NEO’s severance agreements. Career shares granted in 2013 or later are forfeited upon the NEO’s involuntary termination of employment or a voluntary termination for good reason.

Performance share units.    As of December 31, 2015, all NEOs held outstanding performance share units granted under the 2011 Equity Incentive Plan. Generally, under these awards, upon a NEO’s termination of employment due to retirement, (here, employment termination after age 55 with 10 years of completed service), the NEO is entitled to receive a pro-rata number of shares based on the actual results at the end of the applicable performance period, prorated based on the time elapsed after the agreement date and during the applicable service periods. For the 2014 and 2015 awards of performance share units to Mr. Joerres and Mr. Van Handel, upon their retirement (here, employment termination after age 55 with 10 years of completed service), an involuntary termination of their employment (other than for cause) or a voluntary termination of employment for good reason, they are entitled to receive the full number of shares payable under the award at the end of the performance period, based on actual results at the end of the performance period. In addition, for the outstanding grants of performance shares held by Mr. Joerres and Mr. Van Handel from 2013 any earned performance share units under such awards (where the number earned is based on actual performance results) which are unvested would become fully vested if any of the events mentioned in the prior sentence occur. Mr. Joerres's unvested performance share units from 2013 vested on his retirement on December 30, 2015. For each NEO other than Mr. Joerres and Mr. Van Handel, the shares are forfeited upon an involuntary termination of employment or a voluntary employment termination for good reason prior to the end of the performance period. Cause and good reason under Mr. Joerres's and Mr. Van Handel's performance share unit agreements generally has the same meaning as in their severance agreements.

Generally, upon the death or disability of an NEO during the performance period, the NEO is entitled to receive the target amount of shares. Upon the death or disability of an NEO after the performance period but before the performance share units have vested, the NEO is entitled to receive the number of shares earned based on the actual results at the end of the performance period.

In the event of a change of control of ManpowerGroup, if the NEO’s employment were terminated prior to the end of the vesting period for such awards (either by Manpower Group other than for cause or by the NEO for good reason), the NEO generally would be entitled to accelerated vesting of any unpaid performance share units, where the total number of shares payable under the award will be based on either the actual performance at the end of the applicable performance period, or, if the change of control were to occur prior to the end of the applicable performance period, based on an amount determined by the committee.

Under Mr. Chandrashekar’s special performance share unit agreement awarded to him in 2013, which does not vest until July 2016, he will not be entitled to accelerated vesting, in any event, of his unvested performance share units.

Performance-Based Deferred Compensation Plan.    The benefits payable to Mr. Joerres and Mr. Van Handel under the Senior Management Performance-Based Deferred Compensation Plan that was frozen in February 2006 vest upon a change of control, upon an NEO’s “retirement” or early retirement, as determined by the Committee, or upon an NEO’s termination of employment due to death or disability. For purposes of this plan, “retirement” means an NEO has reached age 62 or has reached age 50 and has completed 15 years of service with ManpowerGroup. Mr. Joerres and Mr. Van Handel are eligible to receive this benefit by virtue of having reached age 50 and completed 15 years of service by the end of 2015.

Nonqualified Savings Plan.    The amount of any unvested benefits under the Nonqualified Savings Plan will become vested upon a participant’s death, disability or retirement. For purposes of this plan, “retirement” means an NEO terminates employment after he or she has (i) reached age 60, (ii) has reached age 55 and completed 20 years of service with ManpowerGroup or (iii) has reached age 55, and ManpowerGroup determines that the retirement is bona fide and that the NEO will not perform services for any competitor of ManpowerGroup. All of the NEOs that participate in this plan are already fully vested in their benefits under this plan and therefore, would not receive any enhanced benefit upon their death, disability or retirement.

Post-Termination and Change of Control Benefits

Jonas Prising, CEO (1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC + Termination) (2) ($)	For Cause($)	Voluntary($)
Severance Payment(3)	—	—	2,750,000	8,250,000	—	—
Prorated Incentive(4)	1,650,000	1,650,000	2,032,800	1,650,000	—	—
Options(5)	697,573	697,573	—	697,573	—	—
Performance Share Units(6)	8,090,584	8,090,584	—	8,090,584	—	—
Restricted Stock Units/ Career Shares(7)	6,862,049	6,862,049	1,329,612	6,862,049	—	—
Health Benefits	—	—	23,197	35,055	—	—
Totals	17,300,206	17,300,206	6,135,609	25,585,261	—	—

(1)	The term of Mr. Prising’s severance agreement expires on May 1, 2017.

(2)
The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)
The amount of the severance payment under Mr. Prising’s severance agreement is equal to his annual base salary at the highest rate in effect during the terms of the agreement (here, $1,100,000) and his target bonus for the year of the termination (here, $1,650,000). In a double-trigger scenario, the amount of his severance payment is multiplied by three.

(4)
In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to Mr. Prising under his severance agreement is based on the actual incentive earned for 2015 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2015, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2015 compensation for Mr. Prising in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)
The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2015 ($84.29) and the exercise price of each unvested stock option held by Mr. Prising on such date.

(6)
The value of performance share units is illustrated here by measuring the value of the number of shares payable under outstanding awards (2013, 2014 and 2015 grants) using the closing stock price on December 31, 2015 ($84.29). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance in 2013 and assuming the Committee will determine the amount of shares earned relating to the 2014 and 2015 awards will equal the target award. In the case of a death or disability, the payout is shown based on the number of shares earned based on actual performance in 2013 and the target awards for 2014 and 2015. Although 50 percent of the performance share units for the 2013 grant vested on December 31, 2015, the values shown in the table above were calculated to illustrate the value of vesting in the event of an applicable termination occurring on December 31, 2015, immediately before vesting, and includes the performance shares that vested on that date so as not to understate the potential value of an acceleration upon the applicable termination of employment.

(7)
The value of any unvested restricted stock and restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2015 ($84.29).

Post-Termination and Change of Control Benefits

Michael J. Van Handel, CFO (1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC + Termination) (2)($)	Retirement ($)	For Cause($)	Voluntary($)
Severance Payment(3)	—	—	1,320,000	3,960,000	—	—	—
Prorated Incentive(4)	660,000	660,000	813,120	660,000	—	—	—
Options(5)	1,335,810	1,335,810	—	1,335,810	1,335,810	—	—
Performance Share Units(6)	4,839,165	4,839,165	8,274,825	4,839,165	8,274,825	—	—
Restricted Stock Units/ Career Shares(7)	2,013,351	2,013,351	—	2,013,351	2,013,351	—	—
Health Benefits	—	—	27,853	42,091	—	—	—
Performance-Based Deferred Compensation	685,531	685,531	—	685,531	685,531	—	—
Pension Benefits	—	—	—	—	118,422
Totals	9,533,857	9,533,857	10,435,798	13,535,948	12,427,939	—	—

(1)	The term of Mr. Van Handel’s severance agreement expires on February 20, 2017.

(2)
The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)
The amount of the severance payment under Mr. Van Handel’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $660,000) and his target incentive (here, $660,000). In a double-trigger scenario, the amount of his severance payment is multiplied by three.

(4)
In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to Mr. Van Handel under his severance agreement is based on the actual incentive earned for 2015 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2015, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2015 compensation for Mr. Van Handel in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)
The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2015 ($84.29) and the exercise price of each unvested stock option held by Mr. Van Handel on such date.

(6)
The value of performance share units is illustrated here by measuring the value of the number of shares payable under outstanding awards (2013, 2014 and 2015 grants) using the closing stock price on December 31, 2015 ($84.29). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance in 2013 and assuming the Committee will determine the amount of shares earned relating to the 2014 and 2015 awards will equal the target award. In the case of a death or disability, the payout is shown based on the number of shares earned based on actual performance in 2013 and the target awards for 2014 and 2015. In the case of retirement, involuntary termination, or voluntary termination for good reason, the payout is shown based on the number of shares earned based on actual performance in 2013 and assuming actual performance for the 2014 and 2015 awards at the outstanding performance level, respectively. Although 50 percent of the performance share units for the 2013 grant vested on December 31, 2015, the values shown in the table above were calculated to illustrate the value of vesting in the event of an applicable termination occurring on December 31, 2015, immediately before vesting, and includes the performance shares that vested on that date so as not to understate the potential value of an acceleration upon the applicable termination of employment.

(7)
The value of any unvested restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2015 ($84.29).

Post-Termination and Change of Control Benefits

Darryl Green, President and COO (1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC + Termination) (2) ($)	For Cause($)	Voluntary($)
Severance Payment(3)	—	—	1,600,000	3,200,000	—	—
Prorated Incentive(4)	800,000	800,000	985,600	800,000	—	—
Options(5)	910,365	910,365	—	910,365	—	—
Performance Share Units(6)	5,393,051	5,393,051	—	5,393,051	—	—
Restricted Stock Units/Career Shares(7)	2,058,699	2,058,699	—	2,058,699	—	—
Health Benefits	—	—	24,612	37,194	—	—
Outplacement	—	—	25,000	25,000	—	—
Totals	9,162,115	9,162,115	2,635,212	12,424,309	—	—

(1)	The term of Mr. Green’s severance agreement expires on August 1, 2016.

(2)
The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)
The amount of the severance payment under Mr. Green’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $800,000) and his target annual incentive for the fiscal year in which the termination occurs (here, $800,000). In a double-trigger scenario, the amount of his severance payment is multiplied by two.

(4)
In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2015 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2015, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2015 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)
The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2015 ($84.29) and the exercise price of each unvested stock option held by Mr. Green on such date.

(6)
The value of performance share units is illustrated here by measuring the value of the number of shares payable under outstanding awards (2013, 2014 and 2015 grants) using the closing stock price on December 31, 2015 ($84.29). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance in 2013 and assuming the Committee will determine the amount of shares earned relating to the 2014 and 2015 awards will equal the target award. In the case of a death or disability, the payout is shown based on the number of shares earned based on actual performance in 2013 and the target awards for 2014 and 2015. Although 50 percent of the performance share units for the 2013 grant vested on December 31, 2015, the values shown in the table above were calculated to illustrate the value of vesting in the event of an applicable termination occurring on December 31, 2015, immediately before vesting, and includes the performance shares that vested on that date so as not to understate the potential value of an acceleration upon the applicable termination of employment.

(7)
The value of any unvested restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2015 ($84.29).

Post-Termination and Change of Control Benefits

Ram Chandrashekar, EVP, Operational Excellence and IT and President, Asia Pacific Middle East (1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC + Termination) (2) ($)	For Cause($)	Voluntary($)
Severance Payment(3)	—	—	994,061	1,988,122	—	—
Prorated Incentive(4)	426,026	426,026	382,571	426,026	—	—
Options(5)	308,503	308,503	—	308,503	—	—
Performance Share Units(6)	1,962,271	1,962,271	—	1,962,271	—	—
Restricted Stock Units/Career Shares(7)	1,337,935	1,337,935	—	1,337,935	—	—
Outplacement	—	—	25,000	25,000	—	—
Totals	4,034,735	4,034,735	1,401,632	6,047,857	—	—

(1)
On October 29, 2015, ManpowerGroup entered into a severance agreement with Mr. Chandrashekar that replaced his previous agreement, which was scheduled to expire on November 15, 2015. The term of Mr. Chandrashekar’s severance agreement expires on October 29, 2018.

(2)
The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)
The amount of the severance payment under Mr. Chandrashekar’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $568,035) and his prorated target annual incentive for the fiscal year in which the termination occurs (here, $426,026). In a double-trigger scenario, the amount of his severance payment is multiplied by two.

(4)
In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2015 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2015, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2015 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)
The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2015 ($84.29) and the exercise price of each unvested stock option held by Mr. Chandrashekar on such date.

(6)
The value of performance share units is illustrated here by measuring the value of the number of shares payable under outstanding awards (2013, 2014 and 2015 grants) using the closing stock price on December 31, 2015 ($84.29). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance in 2013 and assuming the Committee will determine the amount of shares earned relating to the 2014 and 2015 awards will equal the target award. In the case of a death or disability, the payout is shown based on the number of shares earned based on actual performance in 2013 and the target awards for 2014 and 2015. Although 50 percent of the performance share units granted on February 13, 2013 vested on December 31, 2015, the values shown in the table above were calculated to illustrate the value of vesting in the event of an applicable termination occurring on December 31, 2015, immediately before vesting, and includes the performance shares that vested on that date so as not to understate the potential value of an acceleration upon the applicable termination of employment. In 2013, Mr. Chandrashekar received a special PSU grant, but he will not become vested in any amount of the performance share units under that grant for a termination of employment for any reason prior to July 2, 2016.

(7)
The value of any unvested restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2015 ($84.29).

Post-Termination and Change of Control Benefits

Mara E. Swan, EVP, Global Strategy and Talent (1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Double Trigger (COC + Termination) (2) ($)	Retirement($)	For Cause($)	Voluntary ($)
Severance Payment(3)	—	—	980,000	1,960,000	—	—	—
Prorated Incentive(4)	420,000	420,000	517,440	420,000	—	—	—
Options(5)	564,066	564,066	—	564,066	564,066	—	—
Performance Share Units(6)	2,203,332	2,203,332	—	2,203,332	2,206,226	—	—
Restricted Stock Units/Career Shares(7)	2,847,316	2,847,316	1,329,612	2,847,316	911,259	—	—
Health Benefits	—	—	24,612	37,194	—	—	—
Outplacement	—	—	25,000	25,000	—	—	—
Totals	6,034,714	6,034,714	2,876,664	8,056,908	3,681,551	—	—

(1)	The term of Ms. Swan’s severance agreement expires on February 10, 2018.

(2)
The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)
The amount of the severance payment under Ms. Swan’s severance agreement is equal to her annual base salary at the highest rate in effect during the term of the agreement (here, $560,000) and her prorated target annual incentive for the fiscal year in which the termination occurs (here, $420,000). In a double-trigger scenario, the amount of her severance payment is multiplied by two.

(4)
In the case of her involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to her under her severance agreement is based on the actual incentive earned for 2015 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2015, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an incentive amount has also been reported as 2015 compensation for her in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)
The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2015 ($84.29) and the exercise price of each unvested stock option held by Ms. Swan on such date.

(6)
The value of performance share units is illustrated here by measuring the value of the number of shares payable under outstanding awards (2013, 2014 and 2015 grants) using the closing stock price on December 31, 2015 ($84.29). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance in 2013 and assuming the Committee will determine the amount of shares earned relating to the 2014 and 2015 awards will equal the target award. In the case of a death or disability, the payout is shown based on the number of shares earned based on actual performance in 2013 and the target awards for 2014 and 2015. In the case of retirement, the payout is shown based on the number of shares earned based on actual performance in 2013 and assuming actual performance for the 2014 and 2015 awards at the outstanding performance level. Although 50 percent of the performance share units for the 2013 grant vested on December 31, 2015, the values shown in the table above were calculated to illustrate the value of vesting in the event of an applicable termination occurring on December 31, 2015, immediately before vesting, and includes the performance shares that vested on that date so as not to understate the potential value of an acceleration upon the applicable termination of employment.

(7)
The value of any unvested restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2015 ($84.29).

Retirement Benefits

Jeffrey A. Joerres, Former Executive Chairman (1)

Benefits Upon Retirement
Benefit	Amount ($)
Prorated Incentive(2)	1,563,750
Options(3)	2,535,305
Performance Share Units(4)	21,675,220
Restricted Stock Units(5)	5,639,823
Performance-Based Deferred Compensation	1,308,022
Pension Benefits	102,989
Totals	32,825,109

(1)	Mr. Joerres retired effective December 30, 2015.

(2)
The Board of Directors approved payment of the annual incentive to Mr. Joerres upon his retirement in an amount equal to his full incentive for 2015. Note that an incentive amount has also been reported as 2015 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(3)
The value of stock options is illustrated here by measuring the difference between the closing stock price on the date of Mr. Joerres’s retirement, December 30, 2015 ($85.54), and the exercise price of each unvested stock option held by Mr. Joerres on such date.

(4)
The value of performance share units which Mr. Joerres became vested in upon his retirement on December 30, 2015 is illustrated here by measuring the value of the number of shares payable under outstanding awards (2013, 2014 and 2015 grants) using the closing stock price on December 30, 2015 ($85.54), even though such shares are not payable to him until a later date (July 1, 2016 for the 2013 PSUs and February 2017 and 2018 for the 2014 and 2015 PSUs, respectively). The payout is shown based on the number of shares earned based on actual performance in 2013 and assuming actual performance for the 2014 and 2015 awards at the outstanding level.

(5)
The value of any unvested restricted stock and restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the date of Mr. Joerres’s retirement, December 30, 2015 ($85.54) even though shares under such awards are not payable to him until July 1, 2016.

Director Compensation for 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Marc J. Bolland (1)	10,356	15,534	25,890
Gina R. Boswell	110,000	135,000	245,000
Cari M. Dominguez	90,000	144,312	234,312
William Downe	—	244,221	244,221
John F. Ferraro(2)	—	—	—
Patricia Hemingway Hall	90,000	144,312	234,312
Roberto Mendoza	90,000	162,251	252,251
Ulice Payne, Jr.	105,000	135,000	240,000
Paul Read	90,000	135,085	225,085
Elizabeth P. Sartain	90,000	139,101	229,101
John R. Walter	—	253,277	253,277
Edward J. Zore	120,000	137,819	257,819

(1)	Mr. Bolland resigned from the Board of Directors on February 11, 2015.

(2)	Mr. Ferraro was elected to the Board of Directors on January 1, 2016.

(3)
Reflects deferred stock and restricted stock granted under our 2011 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2011 Equity Incentive Plan. These amounts reflect the grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. The amount reflected in the table was made up of:

For Mr. Bolland, $15,534 attributable to the pro-rated annual grant of restricted stock (228 shares) in 2015.
For Ms. Boswell, $135,000 attributable to the annual grant of restricted stock (1,980 shares) in 2015.
For Ms. Dominguez, $135,000 attributable to the annual grant of deferred stock (1,980 shares) and $9,312 attributable to deferred stock issued in lieu of dividends (109 shares) in 2015.
For Mr. Downe, $135,000 attributable to the annual grant of restricted stock (1,980 shares), $90,000 attributable to deferred stock granted in lieu of 100% of his annual retainer (1,053 shares) and $19,221 attributable to deferred stock issued in lieu of dividends (225 shares) in 2015.
For Ms. Hemingway Hall, $135,000 attributable to the annual grant of deferred stock (1,980 shares) and $9,312 attributable to deferred stock issued in lieu of dividends (109 shares) in 2015.

For Mr. Mendoza, $135,000 attributable to the annual grant of deferred stock (1,980 shares), and $27,251 attributable to deferred stock issued in lieu of dividends (319 shares) in 2015.
For Mr. Payne, $135,000 attributable to the annual grant of restricted stock (1,980 shares) in 2015.
For Mr. Read, $135,000 attributable to the annual grant of restricted stock (1,980 shares) and $85 attributable to deferred stock issued in lieu of dividends (1 share) in 2015.
For Ms. Sartain, $135,000 attributable to the annual grant of restricted stock (1,980 shares) and $4,101 attributable to deferred stock issued in lieu of dividends (48 shares) in 2015.
For Mr. Walter, $135,000 attributable to the annual grant of deferred stock (1,980 shares), $90,000 attributable to deferred stock granted in lieu of 100% of his annual retainer (1,053 shares) and $28,277 attributable to deferred stock issued in lieu of dividends (331 shares) in 2015.
For Mr. Zore, $135,000 attributable to the annual grant of restricted stock (1,980 shares) and $2,819 attributable to deferred stock issued in lieu of dividends (33 shares) in 2015.
As of December 31, 2015, the aggregate number of shares of deferred stock held by the non-employee directors was as follows: Mr. Bolland — 0; Ms. Boswell — 0; Ms. Dominguez — 5,819; Mr. Downe — 13,065; Mr. Ferraro — 0; Ms. Hemingway Hall — 6,915; Mr. Mendoza —17,020; Mr. Read — 76; Mr. Payne — 0; Ms. Sartain — 2,882; Mr. Walter — 18,681; and Mr. Zore — 1,754. All such shares of deferred stock were fully vested as of December 31, 2015. All shares of restricted stock granted to the non-employee directors in 2015 were fully vested as of December 31, 2015.
For 2015, the board of directors approved the compensation arrangement for non-employee directors described below. Non-employee directors were paid a cash retainer equal to $90,000 per year. The fee structure for committee chairs and the lead director was as follows:

$15,000	Annual retainer for services as chair of the Nominating and Governance Committee
$20,000	Annual retainer for services as chair of the Audit or Executive Compensation and Human Resources Committee
$25,000	Annual retainer for service as lead director of the corporation
$30,000	Annual retainer in the case where the lead director also serves as chair of one of the committees
Except as described below, non-employee directors may elect to receive deferred stock under the 2011 Equity Incentive Plan in lieu of their annual cash retainer. Elections may cover 50%, 75% or 100% of the annual cash retainer payable to the director for the election period for which the annual cash retainer is payable. An election period begins on January 1 of each year or the date of the director’s initial appointment to the board of directors, whichever is later, and ends on the date a director ceases to be a director or December 31, whichever is earlier. The deferred stock will be granted to the director following the end of the election period to which the election applies. The number of shares of deferred stock granted to the director will be equal to the amount of the annual cash retainer to which the election applies, divided by the average of the closing prices of ManpowerGroup common stock on the last trading day of each full or partial calendar quarter covered by the election period. For the election period that ended on December 31, 2015, Mr. Downe and Mr. Walter elected to accept deferred stock in lieu of 100% of the annual cash retainer to which they were otherwise entitled.

Shares of common stock represented by deferred stock granted to a director prior to January 1, 2007 will be distributed to the director within 30 days after the date the director ceases to be a member of the board of directors. Shares of common stock represented by deferred stock granted to a director on or after January 1, 2007 will be distributed to the director on the earliest of the third anniversary of the date of grant or within 30 days after the date the director ceases to be a member of the board of directors. However, the director will have the right to extend the deferral period for these grants by at least five years, and thereafter to extend any previously extended deferral period by at least five more years, provided in each case this election to extend is made at least twelve months before the last day of the then current deferral period.

In addition to the cash compensation (or elective deferred stock), each non-employee director received an annual grant of deferred stock. The grant was effective on the first day of 2015, and the number of shares granted equaled $135,000 divided by the closing sale price of a share of ManpowerGroup’s common stock on the last business day of the preceding year, or 1,980 shares of deferred stock for 2015. Such deferred stock vests in equal quarterly installments on the last day of each calendar quarter during the year. Shares of common stock represented by vested deferred stock held by a director will be distributed to the director on the earliest of the third anniversary of the effective date of grant or within 30 days after the date the director ceases to be a member of the board of directors. The director will have the right to extend the deferral period as described above. A new non-employee director will receive a grant of deferred stock effective the date the director is appointed to the board, and the grant will be prorated for the period beginning on the date of the director’s appointment and ending on December 31 of that year.

Instead of receiving the annual grant of deferred stock, non-employee directors have the right to elect to receive the same number of shares of restricted stock. Like the deferred stock, any such grant will be effective on the first day of the year and will vest in equal quarterly installments on the last day of each calendar quarter during the year. Any such election will be effective only if made on or before December 31 of the preceding year or within 10 days of appointment to the board of directors.

The board of directors has approved an amendment to the compensation program for non-employee directors effective as of January 1, 2016. The annual equity grant has been increased from $135,000 per year to $140,000 per year. The annual cash board retainer has been increased from $90,000 per year to $95,000 per year. There was no change to the fee structure for committee chairs and the lead director for 2016.

Non-Employee Director Stock Ownership Guidelines

The nominating and governance committee believes that non-employee directors should hold a meaningful stake in ManpowerGroup to align their economic interests with those of the shareholders. To that end, the board of directors adopted stock ownership guidelines that currently require non-employee directors to own shares or hold vested deferred stock or vested restricted stock equal in value to five times the 2015 annual cash retainer ($90,000 at January 1, 2015, for a total guideline of $450,000). The committee takes into account vested deferred and restricted stock in determining targeted ownership levels. The following table details each non-employee director’s stock ownership relative to the stock ownership guidelines:

Director	Target Number of shares(1) (#)	Number of shares held(2) (#)	Value of shares ($)(3)	Target Date to Satisfy Guidelines (4)
Gina R. Boswell	6,601	11,033	842,590	Guidelines Satisfied
Cari M. Dominguez	6,601	16,184	1,235,972	Guidelines Satisfied
William Downe	6,601	31,551	2,409,550	Guidelines Satisfied
John F. Ferraro	5,894	—	—	January 1, 2020
Patricia Hemingway Hall	6,601	9,008	687,941	Guidelines Satisfied
Roberto Mendoza	6,601	17,339	1,324,179	Guidelines Satisfied
Ulice Payne, Jr.	6,601	13,943	1,064,827	Guidelines Satisfied
Paul Read	6,601	2,057	157,093	January 1, 2018
Elizabeth P. Sartain	6,601	13,397	1,023,129	Guidelines Satisfied
John R. Walter	6,601	20,500	1,565,585	Guidelines Satisfied
Edward J. Zore	6,601	37,203	2,841,193	Guidelines Satisfied

(1)
Target shares are based on target value ($450,000) divided by the closing stock price on December 31, 2014 of $68.17 for non-employee directors in office as of January 1, 2015. For non-employee directors appointed after January 1, 2015 target shares are based on target value ($450,000) divided by the closing price of the Company’s common stock on the last business day of the month during which the director was or is first appointed to the Board of Directors.

(2)	Represents the number of shares held as of the record date, February 23, 2016 as follows:
For Ms. Boswell, 11,033 shares of common stock.
For Ms. Dominguez, 12,845 shares of common stock and 3,339 shares of vested deferred stock.
For Mr. Downe, 18,261 shares of common stock and 13,290 shares of vested deferred stock.
For Ms. Hemingway Hall, 5,669 shares of common stock and 3,339 shares of vested deferred stock.
For Mr. Mendoza, 17,339 shares of vested deferred stock.
For Mr. Payne, 13,943 shares of common stock.
For Mr. Read, 1,980 shares of common stock and 77 shares of vested deferred stock.
For Ms. Sartain, 13,397 shares of common stock.
For Mr. Walter, 6,075 shares of common stock and 14,425 shares of vested deferred stock.
For Mr. Zore, 36,583 shares of common stock and 620 shares of vested deferred stock.

(3)	Based on price per share of ManpowerGroup common stock on February 23, 2016 of 76.37.

(4)
Non-employees directors in office as of January 1, 2015 must meet the ownership guidelines by January 1, 2018. Non-employee directors appointed after January 1, 2015 must meet the ownership guidelines the fourth anniversary of the date of appointment.

AUDIT COMMITTEE REPORT

We have an audit committee that consists entirely of independent directors, each of whom meet the independence requirements set forth by the New York Stock Exchange. The board of directors has adopted a charter for the audit committee, which is available on our web site at www.manpowergroup.com/about/corporategovernance.cfm. The charter sets forth the responsibilities and authority of the audit committee with respect to our independent auditors, quarterly and annual financial statements, non-audit services, internal audit and accounting, risk assessment and risk management, business conduct and ethics, special investigations, use of advisors and other reporting and disclosure obligations, including the audit committee’s obligations in monitoring the company’s compliance with its code of business conduct and ethics as well as its policies and procedures regarding anti-corruption. The committee reviews its charter on an annual basis and recommends updates as necessary.

In 2015, the audit committee met five times. Over the course of these meetings, the audit committee met with our chief financial officer, other senior members of the finance department, senior members of the IT department, the chairperson of our disclosure committee, the head of internal audit, our chief legal officer and our independent auditors. During these meetings, the audit committee reviewed and discussed, among other things:

•	our financial statements for each of the first three quarters of 2015, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations,"

•	our compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the related auditing standards,

•	the independent auditors’ material written communications with management,

•	our annual internal and external audit plans and the internal and external staffing resources available to carry out our audit plans,

•	internal audit results,

•	our risk management framework, including financial and operational risks,

•	certain risk matters including currency exposure, workers compensation, revenue recognition and technology and security risk,

•	the impact of new accounting pronouncements,

•	current tax matters affecting us, including reporting compliance, audit activity and tax planning,

•	litigation matters,

•	our compliance with our code of business conduct and ethics, our anti-corruption policy, including the Foreign Corrupt Practices Act and our policy on gifts, entertainment and sponsorships,

•	our compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors and Policy on Services Provided by Independent Auditors, and

•	a self-evaluation of the committee.

The audit committee met five times in private session with Deloitte & Touche LLP and met five times in private session with the head of internal audit. The purpose of the private sessions is to allow the participants to raise any concerns they may have and to discuss other topics in a confidential setting.

In addition to the meetings discussed above, the chair of the audit committee, and any other audit committee member who desired or was requested to participate, reviewed with management and our independent auditors our financial results for each quarter of 2015 prior to the quarterly release of earnings.

In February 2016, the independent auditors and members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with the audit committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included, among other things:

•	critical accounting policies and practices used in the preparation of our financial statements,

•	our judgmental reserves,

•	the effect of regulatory and accounting initiatives on our financial statements, including the adoption of significant accounting pronouncements,

•	confirmation that there were no unrecorded material audit adjustments proposed by the independent auditors,

•	confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit,

•	other matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 “Communications with Audit Committees.”

•	other matters required to be discussed by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and

•
matters relating to Section 404 of the Sarbanes-Oxley Act, including the management report on internal control over financial reporting for 2015 and the independent auditors’ report with respect to the effectiveness of our internal control over financial reporting and management’s assessment of the effectiveness of our internal control over financial reporting.

At this meeting, the audit committee met in separate private sessions with the independent auditors, the chairperson of our disclosure committee, the head of internal audit and management.

The audit committee has reviewed the fees billed by Deloitte & Touche LLP and related entities (“Deloitte”) to us with respect to 2015 and 2014, which consist of the following:

Audit Fees.   The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2014 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2014 approved by the audit committee were $5,330,000.

 The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2015 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2015 approved by the audit committee were $5,492,000.

Audit-Related Fees.    The aggregate fees billed by Deloitte for audit-related services were $190,400 in 2014. These services consisted of performing due diligences procedures, auditing billing procedures for one of our foreign subsidiaries’ lines of business, consulting on local reporting standards, issuing an audit report related to the statement of educational expenses for flex workers for one our subsidiaries, auditing a benefit program as well as providing consents and other miscellaneous services.

The aggregate fees billed by Deloitte for audit-related services were $158,000 in 2015. These services consisted of auditing billing procedures for one of our foreign subsidiaries’ lines of business, issuing an audit report related to the statement of educational expenses for flex workers for one our subsidiaries, auditing an opening balance sheet for an acquisition and providing a comfort letter in connection with a debt offering.

Tax Fees.    The aggregate fees billed by Deloitte for tax services were $699,000 in 2014. These services consisted of consultation regarding international entity structuring and internal reorganizations, assistance with transfer pricing, assistance in the preparation and review of certain international tax returns, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations as well as advice related to VAT and wage tax matters.

The aggregate fees billed by Deloitte for tax services were $326,000 in 2015. These services consisted of assistance in the preparation and review of certain international tax returns, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations, advice related to VAT and wage tax matters, advice regarding tax issues relating to our internal reorganizations and a transfer pricing study.

All Other Fees.    The were no other fees and expenses billed by Deloitte to us in 2014 and 2015.

Approval Procedures.    We have a policy on services provided by the independent auditors that we review on an annual basis. The policy sets forth the types of services that we may and may not engage our auditors to provide, the approval requirements for permitted services and related disclosure and reporting standards. A copy of the policy is available on our web site at www.manpowergroup.com/about/corporategovernance.cfm. Each of the services described under the headings “Audit-Related Fees” and “Tax Fees” was approved during 2014 and 2015 in accordance with the policy.

The audit committee has also received the written disclosures and confirmation from Deloitte required by PCAOB Ethics and Independence Rule 3526 and discussed with Deloitte their independence. In particular, at each regular meeting during 2015 and at the meeting in February 2016 the audit committee reviewed and discussed the non-audit services provided by Deloitte to us that are described above. The audit committee has considered whether the provision of the non-audit services described above is compatible with the independence of Deloitte and satisfied itself as to the auditor’s independence. The audit committee believes that Deloitte has been objective and impartial in conducting the 2015 audit, and believes that the provision of these services has not adversely affected the integrity of our audit and financial reporting processes.

In performing all of the functions described above, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

The Audit Committee
Gina R. Boswell, Chair
Patricia A. Hemingway Hall
Roberto Mendoza
Ulice Payne, Jr.
Paul Read

4.  RATIFICATION OF INDEPENDENT AUDITORS

The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2016 and directed that such appointment be submitted to the shareholders for ratification. Deloitte & Touche LLP has audited our consolidated financial statements since the fiscal year ended December 31, 2005. Representatives of Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending December 31, 2016.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2016. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.

The board of directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2016, and your proxy will be so voted unless you specify otherwise.

5.  ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote on our executive compensation program and asks that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. We are asking shareholders to approve the following resolution regarding our executive compensation program:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

ManpowerGroup derives over 84% of its revenues from outside the United States, with the largest portions coming from the company’s operating segments in Southern Europe (36%), Northern Europe (28%) and Asia Pacific Middle East (12%). Our business is truly global in nature and complexity, with over 27,000 employees and over 600,000 associates connected with clients worldwide on any given day. Our worldwide network serves global, multinational and local companies in 80 countries and territories. We placed approximately 3.4 million people in jobs in 2015, and provided a broad range of workforce solutions including recruitment and assessment, training and development, career management, outsourcing and workforce consulting.

To be successful, ManpowerGroup needs senior executives who have the capability and experience to operate effectively in this environment. A guiding principle of the company’s compensation program is to provide pay opportunities to the executive officers that are competitive in attracting and retaining executives of this caliber. Other key objectives of the program are to align compensation to shareholder interests and, as an element of that objective, to pay for results and not pay for failure.

Compensation packages for the executive officers generally include, as short-term arrangements, a base salary and an annual incentive bonus, and for long-term focus and value accumulation, performance share units (PSUs), stock options and restricted stock units. The annual incentive is earned based on achievement of goals established at the beginning of each year. Likewise, PSUs represent a right to receive shares of company common stock based on achievement of goals established at the time the PSUs are granted. For both, award opportunities are established for achievement at threshold, target and outstanding levels.

The Company structures the compensation packages of the executive officers so that the overall outcomes at target fall generally within the median range of the competitive market. For the annual incentive and the PSU components of the package, award levels for achievement of the applicable goals generally are set at the median of the competitive market for target results and the 75th percentile for outstanding results. However, actual outcomes may vary among the executive officers due to experience and other individual factors. In addition, because of the cyclical nature of the Company’s business, actual outcomes may significantly exceed or fall short of this range after taking into account performance factors.

As noted above, a key objective of the compensation program is to align compensation to shareholder interests. The company’s compensation program addresses this objective on both a short-term basis and a long-term basis. Annual incentive awards are based on achievement of goals that are drivers of shareholder value and PSUs are earned based on operating profit margin percentage goals, an incentive that measures how efficiently our executive officers have deployed our operating resources to generate a profit. We believe using this metric drives a long-term focus on achieving sustainable profits. In addition, a substantial portion of the annual incentive award paid to the executive officers is based on achievement of earnings per share and return on invested capital for the year. Earnings per share focuses our executive officers on producing financial results that align with the interests of our shareholders, while return on invested capital incentivizes our executive officers to manage our accounts receivable and other capital investments carefully in order to maximize capital deployed.

Both the short-term and long-term components of the compensation program reflect the objective that senior executives should be paid for results and not paid for failure. The executive officers’ base salaries generally are at or below market median with a significant component of the annual cash opportunity based on the level of attainment of performance goals for the year. If the actual results fall short of the goals, the award level is correspondingly reduced or eliminated. As for the long-term components of the compensation program, the ultimate value received by an executive, through stock appreciation, will of course depend directly on the performance of the company. In addition, a significant component of the long-term compensation package consists of performance share units which are earned only to the extent the company achieves a pre-established level of performance tied to a designated performance metric, in this instance operating profit margin.

Approval of the company’s executive compensation policies and procedures requires that the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the executive compensation and human resources committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors recommends you vote FOR the proposal to approve the compensation of our named executive officers, and your proxy will be so voted unless you specify otherwise.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our bylaws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2017 annual meeting of shareholders must be received by us no earlier than December 4, 2016 and no later than February 2, 2017, and any other shareholder proposed business to be brought before the 2016 annual meeting of shareholders must be received by us no later than February 2, 2017. Unlike shareholder proposals properly made under Rule 14a-8 of the Securities Exchange Act of 1934, we are not required to include such nominations and other shareholder proposed business in the proxy statement solicited by the board of directors. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals under Rule 14a-8 for consideration at the 2017 annual meeting of shareholders must be received by us at our principal executive offices by November 4, 2016. Such nominations or proposals must be submitted to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 2015 all filing requirements were met except for one Form 4 reporting one transaction for Mr. Payne, caused by a broker error which prevented its timely filing.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 2, 2016. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

OTHER MATTERS

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy as recommended by the board of directors or, if no such recommendation is given, in their discretion.

Shareholders may obtain a copy of our annual report on Form 10-K at no cost by requesting a copy on our Internet web site at www.manpowergroup.com/investors/investors.cfm or by writing to Richard Buchband, Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212.

By Order of the Board of Directors,

Richard Buchband, Secretary

APPENDIX A-1

MANPOWERGROUP INC.
SENIOR MANAGEMENT ANNUAL INCENTIVE POOL PLAN
~~(Effective January 1, 2012)~~(Amended and Restated as of February 16, 2016)
Article I
General Provisions

Section 1.Overview of the Plan
The purpose of the Plan is to provide certain senior executives of the Company, as designated by the Compensation Committee (referred to below as “Participants”), an annual incentive award payable in cash, thereby promoting the growth and financial success of the Company by motivating the Participants to achieve annual performance goals and objectives consistent with the Company’s business strategy . The plan is effective January 1, 2012 and is hereby amended and restated on February 16, 2016. The bonuses payable under the Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
Section 2.Definitions
As used herein, the following terms shall have the following meanings:

(a)	Award - the bonus opportunity awarded to a Participant under the Plan.

(b)	Affiliate - any subsidiary or other entity that is controlled (directly or indirectly) by the Company.

(c)	Bonus Pool - an amount that may be established for the Company, all or a portion of which may be allocated among the Participants in the Plan.

(d)	Compensation Committee - the Executive Compensation and Human Resources Committee of the Board of Directors of the Company.

(e)	Consolidated ManpowerGroup - the Company and its direct and indirect subsidiaries.

~~(e)~~

(f)	Code - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

~~(f)~~

(g)	Company - ManpowerGroup Inc., a Wisconsin corporation.

~~(g)~~

(h)	Disability -permanent and total disability, as defined in the Company’s long-term disability plan, or if no such plan is in effect, as defined in Code Section 22(e)(3).

~~(h)    ManpowerGroup -- the Company and its direct and indirect subsidiaries.~~

(i)	Market Price - the closing sale price of a Share on the New York Stock Exchange; provided however, if a Share is not susceptible of valuation by the above method, the term “Market

Price” shall mean the fair market value of a Share as the Compensation Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(j)
Participant - any Company or Affiliate employee who is a corporate senior executive officer of the Company who is designated by the Compensation Committee (subject to Section 4 of Article I) to participate in the Plan.

(k)	Plan - the ManpowerGroup Inc. Corporate Senior Management Annual Incentive Pool Plan.

(l)	Plan Year - each yearly period commencing on January 1st of each year during the term of the Plan.

(m)	Retirement - a termination of employment on or after a Participant has attained age 55 and has completed 10 years of Service.

(n)
Service - as to each Participant, the period beginning on the date he or she first becomes an employee of the Company or Affiliate and ending on the date he or she ceases to be an Employee of the Company or Affiliate.

~~(m)~~

(o)	Share - the $0.01 par value common stock of the Company.

Section 3.Plan Administration

The Compensation Committee shall administer the Plan. The Compensation Committee is authorized to interpret the Plan, to adopt such rules and regulations, as it may from time to time deem necessary for the effective operation of the Plan, and to act upon all matters relating to the granting of Awards under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Compensation Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company and Participants and their respective successors in interest. In recognition of the requirements of Section 162(m) of the Code, the payment or distribution of any amount under the ~~annual bonus plan component~~Plan shall be subject to the prior certification by the Compensation Committee that the relevant performance goals have been attained.
Section 4.Eligibility and Participation Guidelines

(a)	Criteria for participation in the Plan:
In selecting Participants, the Compensation Committee shall take into account the degree to which the proposed Participant can have an impact on the short-term and long-term operating performance and growth of the Company and such other criteria as it deems relevant.

(b)	Renewal of participation:
The Compensation Committee reserves the right to remove any Plan Participant from the Plan at any time. Plan participation in one year does not guarantee participation in subsequent Plan Years.

Article II
Awards

Section 1.Performance Goals

No later than 90 days after the beginning of any Plan Year, the Compensation Committee shall establish written objective performance goals; provided that the outcome is substantially uncertain at the time the Compensation Committee establishes the performance goals. The performance goals will be comprised of specified annual levels of one or more of the performance measures described in Section 2 of this Article II.
Section 2.Performance Measures

The Compensation Committee shall use one or more of the following performance measures to establish objective performance goals under Section 1 of this Article II, which, where applicable (i) may be applied on an absolute or relative basis, (ii) may be valued on a growth or fixed basis, and (iii) may be applied on a Company-wide, business segment, or individual basis:

a.	Net Income

b.	Revenue

c.	Earnings per share diluted

d.	Return on investment

e.	Return on invested capital

f.	Return on equity

g.	Return on net assets

h.	Shareholder returns (either including or excluding dividends) over a specified period of time

i.	Financial return ratios

j.	Cash flow

k.	Amount of expense

l.	Economic profit

m.	Gross profit

n.	Gross profit margin percentage

o.	Amount of indebtedness

p.	Debt ratios

q.	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)

r.	Attainment by a Share of a specified Market Price for a specified period of time

s.	Customer satisfaction survey results

t.	Employee satisfaction survey results

u.
Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing

The Compensation Committee may specify any reasonable definition of the performance measures it uses at the time the performance goal is set. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: ~~extraordinary,~~ unusual ~~or~~gains; non-recurring gains; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items.

Section 3.Award Opportunities

Bonus amounts may be expressed as an individual Award amount for each Participant or as one or more Bonus Pools, all or a portion of which may be allocated to individual Participants. At the time the performance goals are established, the Compensation Committee shall establish an objective formula or standard for computing the amount of the bonus payable to each Participant if the performance goal is attained. If the bonus amount is to be derived from the amount allocated to one or more Bonus Pools, then (i) the percentage of each such Bonus Pool that may be allocated to each Participant must be stated as a specified share of such Bonus Pool or stated as a formula determining such share of the Bonus Pool(s); the total of such specified shares may not exceed 100% of the relevant Bonus Pool; and (iii) any discretion exercised by the Compensation Committee to decrease the bonus amount to any Participant under a Bonus Pool may not result in an increase of the bonus payable to any other Participant under such Bonus Pool or any other Bonus Pool that may be established for the Plan Year.

Section 4.Determination of Awards

Following the close of the Plan Year, the Compensation Committee shall determine the bonus amount earned by each Participant, if any, under this Article II, based on its assessment of whether the performance goals have been attained and its evaluation of a Participant’s individual performance. The Compensation Committee has the sole and absolute discretion to decrease, but not increase the amount of the bonus to each Participant. The maximum bonus amount any Participant will be entitled to receive for any Plan Year resulting from achievement of the performance goals under this Article II is $5,000,000.
Section 5.Distribution of Awards

The annual bonus amounts earned for the Plan Year under this Article II shall be distributed in cash as soon as possible after the amounts have been determined, between January 1 and March 15 of the Company’s fiscal year following the Plan Year during which the amounts were earned.
Participants may elect to defer a portion of any annual bonus amounts under this Article II in accordance with the terms of the Company’s Nonqualified Savings Plan.
Article III
Miscellaneous Provisions

Section 1.Termination of Employment

a.
Except as the relevant parties may otherwise agree, if a Participant’s employment terminates, the Participant will forfeit all rights to any bonus amounts under Article II of this Plan for the year in which termination occurs.

b.
Except as the relevant parties may otherwise agree, if a Participant’s employment terminates by reason of the Participant’s Disability or death or Retirement, the Participant will be entitled to receive, for the year in which termination occurs, the bonus amounts otherwise determined under Article II of the Plan, but prorated for the actual number of days the Participant was employed by the ~~ManpowerGroup~~Consolidated ManpowerGroup during the year.

Section 2.Forfeiture of Amounts Paid Under the Plan

The Company shall have the right to require any Participant to forfeit and return to the Company any amounts paid to the Participant pursuant to this Plan consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission Rule, as such policy is amended from time to time.

Section 3.No Guarantee of Employment

Participation in the Plan shall not give any Participant any right to be retained in the employment of the ~~ManpowerGroup.~~Consolidated ManpowerGroup. This Plan shall not affect any right of the Company to terminate, with or without cause, any Participant’s employment at any time.
Section 4.Withholding Taxes

The Company shall have the right to withhold from any compensation payable to a Participant, or to cause the Participant (or the executor or administrator of his or her estate or his or her distributee) to make payment of, any federal, state, local, or foreign taxes required to be withheld with respect to the distribution of any Awards.
Section 5.Amendment and Discontinuance of the Plan

The Compensation Committee may amend, alter, suspend or discontinue the Plan, as it shall from time to time consider desirable. No such action shall adversely affect the rights of any Participant under the Plan as of the time of such action without the consent of the Participant.
Section 6.Effective Date

Upon approval of the Plan by the Company’s shareholders~~, the~~ on May 3, 2011, this Plan ~~will supersede~~superseded the Corporate Senior Management Annual Incentive Plan, effective for Awards beginning with the 2012 Plan Year. The Plan, as amended and restated on February 16, 2016, shall be effective for Awards beginning with the 2016 Plan Year.

APPENDIX B-1

2011 EQUITY INCENTIVE PLAN
OF

MANPOWERGROUP INC.

(Amended and Restated Effective April 29, 2014)

PURPOSE OF THE PLAN

The purpose of the Plan is to provide for compensation alternatives for certain Employees and Directors using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees and Directors, to provide a stronger incentive for such Employees and Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees and Directors with a proprietary interest in the performance and growth of the Company.
1. GENERAL

This Plan exclusive of Section A below applies to all Directors and Employees. Section A of the Plan applies to those Employees who are employed in the United Kingdom.

2. DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)“Administrator” shall mean the Committee or the Board of Directors with respect to grants to Employees under the Plan and the Board of Directors with respect to grants to Directors under the Plan.

(b)“Award” shall mean an Option, Restricted Stock, Restricted Stock Units, an SAR, Performance Share Units, or Deferred Stock granted under the Plan.

(c)“Board of Directors” shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

(d)A termination of employment for “Cause” will mean termination upon (1) on Employee’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by the Company’s Chief Executive Officer in his reasonable judgment, (2) insubordination, (3) an Employee’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) an Employee’s chronic absence from work other than by reason of a serious health condition, (5) an Employee’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (6) the willful engaging by an Employee in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(e)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)“Combined Credit Years” shall mean the total number of years after adding together a Participant’s age (in whole years) and years of Service (in whole years).

(g)“Committee” shall mean the committee of the Board of Directors constituted as provided in Paragraph 5 of the Plan.

(h)“Company” shall mean ManpowerGroup Inc., a Wisconsin corporation.

(i)“Deferred Stock” shall mean a right to receive one or more Shares from the Company in accordance with, and subject to, Paragraph 11 of the Plan.

(j)“Deferred Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Deferred Stock to a Participant is confirmed.

(k)“Director” shall mean an individual who is a non-Employee member of the Board of Directors of the Company.

(l)“Disability” shall mean (i) with respect to an Employee, a physical or mental incapacity which, as determined by the Committee, results in an Employee ceasing to be an Employee and (ii) with respect to a Director, a physical or mental incapacity which results in a Director’s termination of membership on the Board of Directors of the Company; provided, however, that where an Award is granted to a Participant who is subject to U.S. federal income tax with terms such that it is nonqualified deferred compensation for purposes of Section 409A of the Code, “Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

(m)“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(n)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)“Grant Value” of an SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(p)“Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(q)“Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange; provided, however, if a Share is not susceptible of valuation by the above method, the term “Market Price” shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(r)“Nonstatutory Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(s)“Option” shall mean (1) with respect to an Employee, an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and (2) with respect to a Director, a Non-Statutory Stock Option granted under the Plan.

(t)“Option Agreement” shall mean the agreement whereby the Company’s grant of an Option to a Participant is confirmed.

(u)“Participant” shall mean an Employee or Director to whom an Award has been granted under the Plan.

(v)“Performance Goals” shall mean the goals identified by the Committee to measure one or more business criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may include or exclude the impact of changes in currency exchange rates, (iii) may be applied on an absolute or relative basis, (iv) may be valued on a growth or fixed basis, and (v) may be applied on a Company-wide, business segment, or individual basis:

1. Net Income
2. Revenue
3. Earnings per share diluted
4. Return on investment
5. Return on invested capital
6. Return on equity
7. Return on net assets
8. Shareholder returns (either including or excluding dividends) over a specified period of time
9. Financial return ratios
10. Cash flow
11. Amount of expense
12. Economic profit
13. Gross profit
14. Gross profit margin percentage
15. Operating profit
16. Operating profit margin percentage
17. Amount of indebtedness
18. Debt ratios
19. Earnings before interest, taxes, depreciation or amortization (or any combination thereof)
20. Attainment by a Share of a specified Market Price for a specified period of time
21. Customer satisfaction survey results
22. Employee satisfaction survey results
23. Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing

The above Performance Goals may be determined with or without regard to extraordinary, unusual or nonrecurring items, including, without limitation: changes in accounting principles or the application thereof; extraordinary, unusual or nonrecurring gains; gains or losses on the sale of assets; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items, as specified by the Committee upon the grant of an Award.

(w)“Performance Share Unit” shall mean a right, contingent upon the attainment of specified performance objectives within a specified performance period, to receive one or more Shares from the Company, in accordance with, and subject to, Paragraph 10 of the Plan.

(x)“Performance Share Unit Agreement” shall mean the agreement whereby the Company’s grant of Performance Share Units to a Participant is confirmed.

(y)“Plan” shall mean the 2011 Equity Incentive Plan of the Company.

(z)“Protected Period” shall be a period of time determined in accordance with the following:

(1) if a Triggering Event is triggered by an acquisition of shares of common stock of the Company pursuant to a tender offer, the Protected Period shall commence on the date of the initial tender offer and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event;

(2) if a Triggering Event is triggered by a merger or consolidation of the Company with any other corporation, the Protected Period shall commence on the date that serious and substantial discussions first take place to effect the merger or consolidation and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event; and

(3) in the case of any Triggering Event not described in clause (1) or (2) above, the Protected Period shall commence on the date that is six months prior to the Triggering Event and shall continue through and including the date of the Triggering Event.

(aa)“Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Paragraph 8 of the Plan.

(ab)“Restricted Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Restricted Stock to a Participant is confirmed.

(ac)“Restricted Stock Unit” shall mean shall mean a right to receive one Share from the Company in accordance with, and subject to, Paragraph 8 of the Plan.

(ad)“Restricted Stock Unit Agreement” shall mean the agreement whereby the Company’s grant of Restricted Stock Units to a Participant is confirmed.

(ae)“Retirement” shall mean a Participant's termination of employment after having attained 75 Combined Credit Years. Provided, however the committee may amend such definition on a prospective basis.

(af)“SAR” shall mean a stock appreciation right with respect to one Share granted under the Plan.

(ag)“SAR Agreement” shall mean the agreement whereby the Company’s grant of SARs to a Participant is confirmed.

(ah)“Service” shall mean as to each Participant, the period beginning on the date he or she first becomes an Employee and ending on the date he or she ceases to be an Employee.

(ai)“Share” or “Shares” shall mean the $0.01 par value common stock of the Company.

(aj)“Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

(ak)“Triggering Event” shall mean the first to occur of any of the following:

(1) the acquisition (other than from the Company), by any Person (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), directly or indirectly, of beneficial ownership (determined in accordance with Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Triggering Event shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (i) by the Company, any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (ii) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(2) the consummation of any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or
(3) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or
(4) individuals who, as of the date this Plan is adopted by the Board of Directors of the Company, constitute the Board of Directors of the Company (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board of Directors of the Company whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or
(5) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

3.	AWARDS AVAILABLE UNDER THE PLAN

The Administrator may grant Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units and Deferred Stock under the Plan.
The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Employees or Directors to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

4.	SHARES RESERVED UNDER PLAN

(a) The aggregate number of Shares which may be issued under the Plan pursuant to the exercise of Options and SARs, the grant of Restricted Stock, and pursuant to the settlement of Restricted Stock Units, Performance Share Units and Deferred Stock shall not exceed 6,500,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 13 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; (2) upon the exercise of an SAR or Option granted under the Plan, the full number of SARs or Options exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise. For the sake of clarity, Shares withheld to satisfy taxes and Shares used to exercise an Option or SAR, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised by using the net exercise method set forth in Paragraph 7(f), the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and any required withholding tax.

(b) The aggregate number of Shares which may be issued under the Plan pursuant to the grant of Restricted Stock and pursuant to the settlement of Restricted Stock Units, Performance Share Units or shares of Deferred Stock granted under the Plan shall not exceed 4,375,000 (subject to adjustment as provided in Paragraph 13 hereof). For purposes of determining the maximum number of shares issuable under these types of Awards, any shares of Restricted Stock or Deferred Stock or any Restricted Stock Units or Performance

Share Units which are forfeited to the Company, shall be treated, following such forfeiture, as Shares that have not been issued under the Plan.

(c) No Employee shall be eligible to receive grants of Options and SARs for more than an aggregate of 750,000 Shares during any three‑year period (subject to adjustment as provided in Paragraph 13 hereof).

(d) The aggregate number of shares of Restricted Stock and Deferred Stock, plus the number of Restricted Stock Units and Performance Share Units granted to any one Employee during any fiscal year of the Company shall be limited to 150,000 (subject to adjustment as provided in Paragraph 13 hereof and excluding any such Awards which may vest based on the continued performance of services only, e.g., time-based vested Restricted Stock, Restricted Stock Units or Deferred Stock).

(e) In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 1,000,000 Shares (subject to adjustment as provided in Paragraph 13 hereof).

5. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors with respect to grants to Directors under the Plan provided, however, that discretionary awards to Directors under the Plan will be administered by the Board of Directors but without the participation of any members who at the time are not independent under the rules of the New York Stock Exchange.

(b) The Plan shall be administered by the Committee or by the Board of Directors with respect to grants to Employees under the Plan. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended (“Rule 16b-3”), and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.

6. ELIGIBILITY
(a) Directors shall be eligible to receive Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan.

(b) Employees shall be eligible to receive Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan. In determining the Employees to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

(c) A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Paragraph 4.

7. OPTIONS: GENERAL PROVISIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Types of Options. An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonstatutory Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonstatutory Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b) Maximum Annual Grant of Incentive Stock Options to Any Employee. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

(c) Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such Option.

(d) Exercise. An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 7(g), below, or as otherwise determined by the Administrator, no Option granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an Option shall be exercisable by a Participant’s giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price.

(e) General Exercise Period. The Administrator may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Participant. Notwithstanding any limitation on the exercise of any Option or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, in connection with a Triggering Event, all outstanding Options shall become immediately exercisable upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the outstanding Options are converted, on a tax-free basis, into options over shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding Options are converted, on a tax-free basis, into options over shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of the Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from its date of grant. Every Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten‑year period unless it shall have lapsed at an earlier date.

(f) Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant, either directly or by attestation, which are equal in value to the purchase or exercise price. All Shares so delivered shall be valued at the opening sale price per Share on the New York Stock Exchange on the date on which such Shares are delivered. The Administrator may, in its discretion, permit a Participant to exercise an Option on a “net exercise” basis. In such case, the Company will deliver that number of Shares to the Participant which equals the number of Shares for which the Option was exercised, reduced by the number of whole Shares (which the Company shall retain) with a value on the date of exercise (based on the opening sale price per Share on the New York Stock Exchange) equal to the exercise price and the required withholding tax at the time of exercise. To the extent the combined value of the whole Shares (valued at the opening sales price per share on the New York Stock Exchange on the day of exercise) is not sufficient to equal the exercise price and required withholding tax, the Participant must pay such difference in cash to the Company before delivery of the Shares will be made to the Participant.

(g) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to Retirement or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.

(2) For Options granted on or after February 11, 2014, any Participant who ceases to be an Employee due to Disability shall become fully vested in any such Options granted hereunder and shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant;

(3) For Options granted on or after February 11, 2014, in the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall become fully vested and shall be exercisable:
(A) for three (3) years after the Employee’s death, but in no event subsequent to ten (10) years from its date of grant; and

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, (2) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (3) by the person or persons to whom the deceased Employee’s rights under the Option shall pass by will or the laws of descent and distribution.

(4) An Employee or former Employee who holds an Option who has designated a beneficiary for purposes of Subparagraph 7(g)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option; further provided however, that for a person who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, he or she then has a present right on the date of the Triggering Event. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h) Extension of Periods. The Administrator may in its sole discretion increase the periods permitted for exercise of an Option if a Participant ceases to be an Employee as provided in Subparagraphs 7(g)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant.

(i) Transferability.
(1) Except as otherwise provided in this Paragraph 7(i), or unless otherwise provided by the Administrator, Options granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the Options granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Participant.

(2) Nonstatutory Stock Options granted to Directors or to any Employee who is subject to Section 16 of the Exchange Act shall be transferable to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships in which the Participant and/or such family members are the only partners, provided the transferee agrees to be bound by any vesting or other restrictions applicable to the Participant with respect to the Options. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, children, descendants of children, and spouses of children and descendants. Upon such a transfer, the Option (or portion of the Option) thereafter shall be exercisable by the transferee to the extent and on the terms it would have been exercisable by the transferring Participant.

8. RESTRICTED STOCK / RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b) Restrictions on Restricted Stock. Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Paragraph 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction, be forfeited to the Company.
(c) Vesting Conditions. The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific performance objectives. Except as otherwise provided by the Administrator, where Restricted Stock Units or Restricted Stock Awards are subject to vesting conditions based upon the continued service of a Participant for a minimum period of more than three (3) years, such Awards shall be referred to as “Career Shares.” Where Restricted Stock is granted subject to vesting conditions that are based upon the achievement of specific performance objectives, except as otherwise provided in this Section 8, the Restricted Period shall not end until the performance objectives have been achieved, as certified by the Committee or otherwise. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.
(d) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:
(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(2) In the event a Participant ceases to be an Employee due to Retirement (or due to early retirement with the consent of the Administrator), or due to death or Disability, all unvested Restricted Stock Units held by the Participant shall immediately vest; and

(3) In the event a Participant ceases to be an Employee due to Retirement (where the Administrator consents to the Retirement of such Participant) or due to death or Disability, the restrictions applicable to any Restricted Stock held by the Participant shall immediately lapse.

(e) Vesting on Triggering Event. Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, in connection with a Triggering Event, the restrictions applicable to any Restricted Stock then held by all Participants shall immediately lapse, and any Restricted Stock Units then held by all Participants shall immediately vest, upon any of the following:
(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Restricted Stock or Restricted Stock Units are converted, on a tax-free basis, into similar restricted stock or restricted stock units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the Restricted Stock or Restricted Stock Units are converted, on a tax-free basis, into similar restricted stock or restricted stock units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting or a lapse of restrictions due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event.

(f) Retention of Certificates for Restricted Stock. The Company will retain custody of the stock certificates representing Restricted Stock during the Restricted Period as well as a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Company.

(g) Transferability of Restricted Stock Units. Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(h) No Rights as Shareholders for Participants Holding Restricted Stock Units. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(i) Distribution of Shares with Respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Unit vest.

(j) Dividends and Distributions with Respect to Restricted Stock Units. Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by the Participant during such fiscal year if the Restricted Stock Units held by the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units. Where a distribution of Shares to a Participant in respect of Restricted Stock Units in accordance with Subparagraph 8(i) above is made before the end of the Company’s fiscal year (due to vesting or otherwise), a pro rata portion (based on the date of distribution) of any Restricted Stock Units that would otherwise be credited to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such Restricted Stock Units at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Restricted Stock Units credited under this Subparagraph 8(j) shall vest and be distributed on the same terms and in the same proportions as the Restricted Stock Units held by a Participant as of the record date or distribution date shall vest.

9.	SARs
Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:
(a) Grants. The terms of any grant of SARs shall be confirmed by the execution of an SAR Agreement.
(b) Grant Value. The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such SAR. The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such SAR.
(c) Exercise. An SAR Agreement may provide for exercise of an SAR by a Participant in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 9(f) below, or as otherwise determined by the Administrator, no SAR granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d) General Exercise Period. The Administrator may, in its discretion, determine the periods during which SARs may be exercised by a Participant. Notwithstanding any limitation on the exercise of any SAR or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding SARs shall become immediately exercisable upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the outstanding SARs are converted, on a tax-free basis, into SARs over shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding SARs are converted, on a tax-free basis, into SARs over shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event. Notwithstanding the foregoing, no SAR shall be exercisable after the expiration of ten years from its date of grant. Every SAR which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.
(e) Rights on Exercise. An SAR shall entitle the Participant to receive from the Company that number of full Shares having an aggregate Market Price, as of the business day immediately preceding the date of exercise (the “Valuation Date”), substantially equal to (but not more than) the excess of the Market Price of one Share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised. However, the Company, as determined in the sole discretion of the Administrator, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the payment of cash substantially equal to the excess of the Market Price of one share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the excess of the Market Price of one share on the Valuation Date of the Shares over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised.
(f) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:
(1) Any Participant who ceases to be an Employee due to Retirement or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such SAR.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant and provided further that on the date the Participant ceases to be an Employee he or she then has a present right to exercise such SAR or would have become entitled to exercise such SAR had that person remained an Employee during such three-year period.

(3) In the event of the death of an Employee while an Employee, any SAR granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), (2) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (3) by the person or persons to whom the deceased Employee’s rights under the SAR shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such SAR on the date of the Employee’s death or would have become entitled to exercise such SAR had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an SAR who has designated a beneficiary for purposes of Subparagraph 9(f)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such SAR; further provided however, that for a person who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, he or she then has a present right on the date of the Triggering Event. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(g) Extension of Periods. The Administrator may in its sole discretion increase the periods permitted for exercise of an SAR if a person ceases to be an Employee as provided in Subparagraphs 9(f)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an SAR be exercisable subsequent to ten (10) years after its date of grant.

(h) Transferability. Except as otherwise provided in this Paragraph 9(h), or unless otherwise provided by the Administrator, SARs granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the SARs upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

10. PERFORMANCE SHARE UNITS

Performance Share Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Performance Share Units shall be confirmed by the execution of a Performance Share Unit Agreement. The terms of any Performance Share Unit Agreement shall specify the target number of Performance Share Units established for the Participant, the applicable performance conditions, the performance period, and any vesting period applicable to the Award.

(b) Performance Conditions. The Administrator shall set performance conditions based upon the achievement of specific performance objectives. The Administrator may also set vesting conditions based on the continued employment of a Participant who is an Employee or based on the continued service of a Participant who is a Director, which may or may not run concurrently with the performance period. For purposes of qualifying Performance Share Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as “performance-based compensation under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before any payment is made in respect of an Award of Performance Share Units.

(c) Award Calculation and Payment. The actual number of Performance Share Units earned shall be determined at the end of the performance period, based on achievement of the applicable performance goals. Except as otherwise determined by the Administrator at the time of grant, Awards will be paid in Shares equal to the number of Performance Share Units that have been earned at the end of the performance period as of the later of: (1) the date the Administrator has approved and certified the number of Performance Share Units that have been earned, or (2) where applicable, the date any vesting period thereafter has been satisfied. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Notwithstanding the foregoing, if any grant of Performance Share Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, Shares or cash shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

(d) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2), (d)(3) and (e), below, all Performance Share Units held by such Participant that have not been earned and/or vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee due to death or Disability, all Performance Share Units then held by the Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period.

(3) For Awards of Performance Share Units granted on or after February 11, 2014, in the event a Participant ceases to be an Employee due to Retirement during the performance period applicable to such Award, the Participant shall earn and become vested in a prorated portion of the Performance Share Units. The number of Performance Share Units earned and vested in connection with such a Retirement shall be the number of Performance Share Units that would have been earned by the Participant if he or she had continued to be an Employee until the end of the applicable performance period, such number to be determined based on the actual performance results at the end of the relevant performance period, multiplied by the quotient of: (A) the number of full months worked by the Participant between the beginning of the applicable performance period and the date of the Participant’s Retirement and (b) the number of full months during the applicable performance period.

(e) Vesting on Triggering Event. Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, for Awards of Performance Share Units made on or after February 11, 2014, where a Participant ceases to be an Employee during the two-year period following a Triggering Event, due either to the termination of the Participant’s employment by the Company other than for Cause or due to the termination of the Participant’s employment by the Participant for “good reason” (as defined by the Administrator at the time of grant), the Participant shall earn and become vested in the number of Performance Share Units that would have been earned by the Participant if he or she had continued to be an Employee until the end of the applicable performance period, as determined by the Committee, taking into account (i) treatment of similar Participants with similar Awards whose employment continued beyond the date of the Employee’s cessation of employment, (ii) revised performance goals, if any, as agreed to between the relevant parties to the Triggering Event, and (iii) the Company’s achievement toward the performance goals at the end of the performance period, if measurable after the Triggering Event. In addition, except as otherwise determined by the Administrator, if a Participant ceases to be an Employee during a Protected Period because of a termination of such Participant’s employment by the Company other than for Cause or due to the termination of the Participant’s employment for “good reason” (as defined by the Administrator at the time of grant), upon a Triggering Event, any Performance Share Units then held by such Participant that have not yet been earned and/or vested shall become earned and vested on the date of the Triggering Event to the same extent they would have otherwise been earned if the Employee would have been an Employee on the date of the Triggering Event and had been terminated other than for Cause immediately thereafter.
(f) Transferability. Except as provided below, Performance Share Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Performance Share Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Performance Share Units by a Participant shall be null and void. A Participant shall have the right to transfer Performance Share Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(g) No Rights as Shareholders. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Performance Share Unit granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Performance Share Units or any Shares distributable with respect to any Performance Share Units until such Shares are so distributed.

11. DEFERRED STOCK

Deferred Stock granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Deferred Stock shall be confirmed by the execution of a Deferred Stock Agreement.

(b) Distributions of Shares. Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant (taking into account any permissible deferral elections); provided, however, that, with respect to any Participant who is subject to U.S. federal income tax, Shares or cash distributed in respect of Deferred Stock shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.
(c) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:
(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (c)(2) and (d), below, all Deferred Stock held by such Participant on the date of termination that has not vested shall be forfeited.
(2) In the event a Participant ceases to be an Employee on or after such person’s normal Retirement date or due to early retirement with the consent of the Administrator, or due to death or Disability, all Deferred Stock then held by such Participant shall immediately vest.
(d) Vesting on Triggering Event. Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, in connection with a Triggering Event, all deferred stock then held by Participants shall immediately vest upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Deferred Stock are converted, on a tax-free basis, into deferred stock based on the shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding SARs are converted, on a tax-free basis, into deferred stock based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event.

(e) Transferability. Except as provided below, Deferred Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Deferred Stock may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Deferred Stock by a Participant shall be null and void. A Participant shall have the right to transfer Deferred Stock upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.
(f) No Rights as Shareholders. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Deferred Stock granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock or any Shares distributable with respect to any Deferred Stock until such Shares are so distributed.
(g) Dividends and Distributions. Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Deferred Stock on the last day of any fiscal year of the Company, the Participant shall be granted as of such date a number of additional shares of Deferred Stock equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by the Participant during such fiscal year if the shares of Deferred Stock held by the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Deferred Stock. Where a distribution of Shares to a Participant in respect of Deferred Stock in accordance with Subparagraph 11(b) above is made before the end of the Company’s fiscal year, a pro rata portion (based on the date of distribution) of any shares of Deferred Stock that would otherwise be granted to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such shares of Deferred Stock at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Additional shares of Deferred Stock granted under this Subparagraph 11(g) shall vest and be distributed on the same terms and in the same proportions as the shares of Deferred Stock held by a Participant as of the record date or distribution date shall vest.

(h) Accelerated Distribution. The Administrator may not, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares or cash are or is distributed with respect to such Deferred Stock, except where such an acceleration would not cause the Participant to become subject to penalties and/or interest under Section 409A of the Code.

12. LAWS AND REGULATIONS

Each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Performance Share Unit Agreement, SAR Agreement or Deferred Stock Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

13. ADJUSTMENT PROVISIONS

(a) Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4 and the other limitations contained in Paragraph 4, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Deferred Stock, Restricted Stock Unit or Performance Share Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b) Acquisitions. In the event of a merger or consolidation of the Company with another corporation or entity in which the Company is not the survivor, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (1) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (2) the conversion of outstanding Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units or Deferred Stock into cash and/or (3) the conversion of Awards into the right to receive securities of another person upon such terms and conditions as are determined by the Administrator in its discretion.

(c) Binding Effect. Any adjustment, waiver, conversion or other action taken by the Administrator under this Paragraph 13 shall be conclusive and binding on all Participants.

14. TAXES
(a) Options and SARs. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR, and the Company may defer making delivery with respect to cash and/or Shares obtained pursuant to exercise of any Option or SAR until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Participant exercising an Option or SAR may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate value (based on the opening sale price per Share on the New York Stock Exchange on the date the Option or SAR is exercised) equal to the amount of the required withholding tax.

(b) Restricted Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. A Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate value (based on the opening sale price per Share on the New York Stock Exchange on the date the Shares are withheld) equal to the amount of the required withholding tax.

(c) Restricted Stock Units, Performance Share Units and Deferred Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units, Performance Share Units or Deferred Stock or the distribution of any Shares or cash payments with respect to Restricted Stock Units, Performance Share Units or Deferred Stock, and the Company may defer making delivery of Shares with respect to Restricted Stock Units, Performance Share Units or Deferred Stock until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. A Participant who holds Restricted Stock Units, Performance Share Units or Deferred Stock may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value (based on the opening sale price per Share on the New York Stock Exchange on the date the Shares are withheld) equal to the amount of the required withholding tax.

15. EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Company’s Executive Compensation and Human Resources Committee and Board of Directors, shall become effective as of the date of such approval, subject to ratification of the Plan by the vote of the shareholders.

16. TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted after February 16, 2021. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange (or if the Shares are not then listed on the New York Stock Exchange, the listing standards of such other exchange or inter-dealer quotation system on which the Shares are listed). Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Stock Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, SAR Agreement, Performance Share Unit Agreement or Deferred Stock Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Administrator may not adjust or amend the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Paragraph 13 of the Plan.

17. OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

18.	FORFEITURE OF AMOUNTS PAID UNDER THE PLAN

The Company shall have the right to require any Participant to forfeit and return to the Company any award made to the Participant pursuant to this Plan (or amounts realized thereon) consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission Rule, as such policy is amended from time to time.

19.	NO RIGHT TO EMPLOYMENT.

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time.

20.	LIMITATIONS ON FULL-VALUE AWARD GRANTS

Notwithstanding any other provision of this Plan, for any grant of Performance Share Units, Restricted Stock, Restricted Stock Units, or other full-value award under the plan:

(a)	that is earned based on performance, the minimum performance period will be one year; or

(b)
that is earned based on tenure (and is not covered under subparagraph (a)), the minimum restricted period will be three years, provided that such minimum three-year restriction will not apply to grants representing up to 125,000 shares.

For the avoidance of doubt, the limitations on the minimum restricted period herein shall not prevent the Administrator from granting Awards which may vest prior to the end of such three year period in the event of a Participant’s death, Disability, or Retirement (or early retirement with the consent of the Administrator), or in connection with a Triggering Event where such accelerated vesting is otherwise consistent with the terms of this Plan. Further, for the avoidance of doubt, the minimum restricted period of three-years herein shall not prevent the Administrator from granting Awards which vest in pro rata installments (e.g., monthly or annually) over a minimum period of three-years.

21.	GOVERNING LAW

The Plan shall be governed by and interpreted in accordance with the laws of the State of Wisconsin, United States of America, without regard to its conflict of law provisions.

SECTION A

1. GENERAL

(a) Except to the extent inconsistent with and/or modified by the terms specifically set out below, this Section A incorporates all of the provisions of the Plan exclusive of this Section A (the “Main Plan”). This Section A of the Plan shall apply to Employees who are employed in the United Kingdom and shall be referred to below as the “Scheme”. Options shall not be granted under this Scheme until approval by the Revenue is received by the Company.

(b) SARs shall not be granted to Employees under the Scheme.

(c) Neither Restricted Stock, Restricted Stock Units, Performance Share Units nor Deferred Stock shall be granted to Employees under the Scheme.

(d) Paragraph 18 of the Main Plan shall not apply to this Section A.

2. DEFINITIONS

In this Scheme the following words and expressions have the following meanings except where the context otherwise requires:

(a) “Act” shall mean the Income Tax (Earnings and Pensions) Act 2003.

(b) “Approval” shall mean approval under Schedule 4.

(c) “Approved Scheme” shall mean a share option scheme, other than a savings-related share option scheme, approved under Schedule 4.

(d) “Employee” shall mean any employee of the Company or its Subsidiaries, provided that no person who is precluded from participating in the Scheme by paragraph 9 of Schedule 4 shall be regarded as an Employee.
(e) “Exercise Price” shall mean the Market Price as defined in Paragraph 2(q) of the Main Plan (save that the proviso to that Paragraph 2(q) shall not apply) on the date of grant of an Option; provided that if, at the date of grant, Shares are not listed on the New York Stock Exchange, then the Exercise Price shall be the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Scheme with Revenue Shares and Assets Valuation, provided that the Exercise Price shall not be less than the par value of a Share.

(f) “PAYE Liability” shall mean the amount of any taxes and/or primary class 1 national insurance contributions or other social security taxes which the Company or any of its Subsidiaries would be required to account for to the Revenue or other taxation authority by reference to the exercise of an Option and, if so required by and agreed with the Company, any secondary class 1 national insurance contributions which the Company or any of its Subsidiaries would be required to account for to the Revenue on exercise of an Option.

(g) “Redundancy” shall mean dismissal by reason of redundancy within the meaning of the Employment Rights Act 1996.

(h) “Revenue” shall mean Her Majesty’s Revenue and Customs.

(i) “Revenue Limit” shall mean £30,000 or such other amount as may from time to time be the appropriate limit for the purpose of paragraph 6(1) of Schedule 4.

(j) “Schedule 4” shall mean Schedule 4 to the Act.

(k) “Share” shall mean $0.01 par value common stock of the Company which satisfies the conditions of paragraphs 15 to 20 of Schedule 4.

(l) “Subsidiary” shall mean a company which is for the time being a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006.

Other words or expressions, so far as not inconsistent with the context, have the same meanings as in Schedule 4.

Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time hereafter be amended or re‑enacted.

3. LIMITS

An Option granted to an Employee shall be limited and take effect so that the aggregate market value of Shares subject to that Option, taken together with the aggregate market value of Shares which the Employee may acquire in pursuance of rights obtained under the Scheme or under any other Approved Scheme established by the Company or by any associated company (within the meaning of paragraph 35(1) of the Schedule 4) of the Company (and not exercised), shall not exceed the Revenue Limit. Such aggregate market value shall be determined at the time the rights are obtained.

4. TERMS OF OPTIONS

(a) No Option granted under the Scheme may be transferred, assigned, charged or otherwise alienated save that an Option may be exercised after the relevant Employee’s death in accordance with the provisions of this Scheme. The provisions of Paragraph 7(i) of the Main Plan shall not apply for the purposes of this Scheme.

(b) An Option granted under the Scheme shall not be exercised by a Holder at any time when he is ineligible to participate by virtue of paragraph 9 of Schedule 4.
(c) As provided in Paragraph 7(d) of the Main Plan, an Option shall be exercised by notice in writing given by the Holder to the Secretary of the Company accompanied by payment of the required Exercise Price which must be satisfied in cash. The provisions of Paragraph 7(f) of the Main Plan shall not apply for the purposes of this Scheme.

(d) For purposes of this Scheme, Subparagraph 7(g)(1) of the Main Plan shall not apply.

(e) For purposes of this Scheme, Subparagraph 7(g)(2) of the Main Plan shall read:

“For Options granted on or after February 11, 2014:

(A) any Participant who ceases to be an Employee due to Disability shall become fully vested in any such Options granted hereunder and shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death; and

(B) any Participant who ceases to be an Employee due to injury, Redundancy, his or her intention to retire to the satisfaction of his or her employer and with the consent of the Administrator (“retirement”) or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company shall have Eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date that person ceases to be an Employee, he or she then has a present right to exercise such Option”.

(f) For purposes of this Scheme, Subparagraph 7(g)(3) shall read:

“For Options granted on or after February 11, 2014, in the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall become fully vested and shall be exercisable:

(A) for one (1) year from the date of the Employee’s death, but in no event later than ten (10) years from its date of grant; and

(B) only by the personal representative, administrator or the representative of the estate of the deceased Employee.”

(g) For purposes of this Scheme, Subparagraph 7(g)(5) of the Main Plan shall read:

“If a person ceases to be an Employee for a reason other than those specified above, that person shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.”
(h) For purposes of this Scheme, Subparagraph 7(h) of the Main Plan shall read:

“The Administrator may in its sole discretion, acting fairly and reasonably, increase the periods permitted for exercise of an Option as provided in Subparagraphs 7(g)(1), (2), and (5) above; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant, and provided further that such Option is exercised within one (1) year after the date of the Participant’s death.”

(i) For purposes of this Scheme, Paragraph 14(a) of the Main Plan shall read:

“(1) If any PAYE Liability would arise on the exercise of an Option, the Option may only be validly exercised if the Participant remits to the Company with his exercise notice a payment of an amount equal to such PAYE Liability (which being a cheque or similar instrument shall only be valid if honored on first presentation), or if the Participant gives instructions to the Company’s brokers (or any person acceptable to the Company) for the sale of sufficient Shares acquired under the Scheme to realize an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Company, or if the Participant makes other arrangements to meet the PAYE Liability that are acceptable to the Administrator (acting fairly and reasonably) and the Revenue.

(2) The age of 55 years is the retirement age specified in the Scheme in accordance with paragraph 35A of Schedule 4. This provision does not confer any right to exercise an Option on retirement on or after reaching that age."

(j) The second paragraph of Paragraph 16 of the Main Plan providing for the amendment of outstanding Options shall not apply for purposes of this Scheme.
(k)    If Shares are to be issued to the Participant following the exercise of an Option, such Shares shall be issued to the Participant within 30 days of the Option being exercised. If Shares are to be purchased on the open market for the Participant following a Participant's exercise of an Option, such purchase must be made and the Shares must be transferred to the Participant within 30 days of the Option being exercised.
(l)    Shares issued on the exercise of an Option will rank pari passu with the Shares in issue on the date of allotment.
5. ADJUSTMENTS

(a)    For the purposes of this Scheme, the adjustment provisions relevant to Options in Paragraph 13(a) of the Main Plan shall read:

"In the event of any variation of share capital of the Company (whether by way of a capitalization issue (other than a stock dividend), rights issue, consolidation, sub-division, reduction of capital or other variation of share structure), the number and/or nominal value and/or description (but not the class) of Shares subject to each outstanding Option and/or the Exercise Price applicable to each outstanding Option shall be appropriately adjusted as determined by the Administrator, provided that no such adjustments to any Options granted under this Scheme shall be made without the prior approval of the Revenue."

(b)    Any discretion exercised by the Administrator in respect of the waiving of any vesting requirements pursuant to Paragraph 13(b) of the Main Plan shall be exercised fairly and reasonably.

(c)    For purposes of this Scheme, the provision in Paragraph 13(b)(2) of the Main Plan allowing for the conversion of outstanding Options into cash shall not apply.

(d)    For purposes of this Scheme, the provisions in Paragraph 13(b)(3) of the Main Plan allowing for the conversion of outstanding Awards into the right to receive securities of another person shall not apply.

6. EXCHANGE OF OPTIONS

(a)    The provisions of this Paragraph 6 apply if a company (the “Acquiring
Company”):

(1) obtains control of the Company as a result of making a general offer to acquire:

(A) the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have control of the Company; or

(B) all the Shares (or those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

(2) obtains control of the Company under a compromise or arrangement sanctioned by the court under Section 899 of the Companies Act 2006; or

(3) becomes bound or entitled to acquire Shares under Sections 979 to 982 of the
Companies Act 2006; or

(4) obtains control of the Company as a result of a general offer to acquire the whole of the general capital of the Company pursuant to an action agreed in advance with the Revenue as comparable with any action set out in Paragraphs 6(a)(1), 6(a)(2)
or 6(a)(3) of this Scheme.

(b)	Exchange. If the provisions of this Paragraph 6 apply, Options may be exchanged by a Participant within the period referred to in paragraph 26(3) of Schedule 4 by agreement with the company offering the exchange.

(c)	Exchange terms. Where an Option is to be exchanged the Participant will be granted a new option to replace it. Where a Participant is granted a new option then:

(1)     the new option will be in respect of shares in any body corporate determined by the company offering the exchange as long as they satisfy the conditions of paragraph 27(2) of Schedule 4;

(2)    the shares to which the new option relates will meet the conditions in paragraphs 16 to 20 of Schedule 4;

(3)     the new option will be treated as having been acquired at the same time as the Option that was exchanged and will be exercisable in the same manner and at the same time;

(4)    the new option will be in respect of shares that have, immediately after grant of the new option, a total market value equal to the total market value of the Option immediately before its release;

(5)    the new option will have an exercise price per share such that the total amount payable on complete exercise of the new option will equal the total amount that would have been payable on complete exercise of the Option;

(6)    the new option will be subject to the provisions of the Main Plan and this Scheme as they last had effect in relation to the Option that was exchanged; and

(7)     with effect from exchange, the provisions of the Main Plan and this Scheme will be construed in relation to the new option as if references to Shares are references to the shares over which the new option is granted and references to the Company are references to the body corporate determined under the provisions of Paragraph 6(c)(1) of this Scheme.

7. ADMINISTRATION OR AMENDMENT

The Scheme shall be administered under the direction of the Administrator as set out in the Main Plan provided that for so long as the Administrator determines that the Scheme is to be an Approved Scheme, no amendment to any “key feature” of this Scheme or provision of the Main Plan as applicable to this Scheme (as defined in paragraph 30(4) of Schedule 4) shall have effect until approved by the Revenue.

APPENDIX C-1
Core Research Peer Group Companies

3M
Abbott Laboratories
AbbVie
Accenture plc
Alcoa
Altria Group
Amgen Inc.
Anadarko Petroleum Corp
Apache Corp
AutoNation
Baker Hughes Inc.
Baxter International
Bristol-Myers Squibb
Carnival Corp/PLC (USA)
CBS
Centurylink Inc.
Chesapeake Energy Corporation
Cigna
Colgate-Palmolive Co.
Computer Sciences
Conagra Foods Inc.
Cummins
Danaher Corp
Deere & Co.
Delta Air Lines, Inc.
DIRECTV
Dollar General Corporation
Dupont
Eaton
Ebay Inc.
Eli Lilly and Company
EMC Corp
Emerson Electric
EOG Resources, Inc.
Fluor
Freeport-McMoran Inc.
Gap Inc.
General Dynamics
General Mills
Goodyear Tire & Rubber
Halliburton
Hess
Honeywell International

Illinois Tool Works
International Paper
Jabil Circuit Inc.
Kellogg Co.
Kimberly-Clark
Kohl’s
Kraft Foods Group Inc.
Macy’s
Marathon Oil Corp
McDonald’s
Medtronic
Mondelez International, Inc.
Monsanto Co.
National Oilwell Varco Inc
Nike, Inc
Northrop Grumman Corp
Nucor
Occidental Petroleum
Omnicom Group
Oracle
Paccar Inc.
Phillip Morris International
PNC Financial Svcs Grp
PPG Industries
Qualcomm Inc.
Raytheon Co
Safeway Inc.
Seagate Technologies LLC
Southwest Airlines
Staples
Starbucks Corp
Tesoro
Time Warner Cable
Time Warner Inc.
TJX Companies Inc.
Twenty-First
Tyson Foods
Union Pacific
United States Steel
Western Digital Corp
Whirlpool Corp
Xerox

C-1

APPENDIX D-1
Industry-Specific Comparator Group

Insperity	Kforce
CDI Corp	Robert Half International, Inc.
Kelly Services, Inc.	TrueBlue, Inc

D-1

ManpowerGroup™

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**IMPORTANT ANNUAL MEETING INFORMATION**

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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## Electronic Voting Instructions

### Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 2, 2016.**

### Vote by Internet

- Go to **www.envisionreports.com/MAN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5. PROPOSALS 1, 2, 3, 4, AND 5 ARE BEING PROPOSED BY MANPOWERGROUP INC.**

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1. Election of Directors:
   Nominees:

| | For | Against | Abstain | | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 1.A - Gina R. Boswell | ☐ | ☐ | ☐ | 1.B - Cari M. Dominguez | ☐ | ☐ | ☐ | 1.C - William Downe | ☐ | ☐ | ☐ |
| 1.D - John F. Ferraro | ☐ | ☐ | ☐ | 1.E - Patricia Hemingway Hall | ☐ | ☐ | ☐ | 1.F - Roberto Mendoza | ☐ | ☐ | ☐ |
| 1.G - Ulice Payne, Jr. | ☐ | ☐ | ☐ | 1.H - Jonas Prising | ☐ | ☐ | ☐ | 1.I - Paul Read | ☐ | ☐ | ☐ |
| 1.J - Elizabeth P. Sartain | ☐ | ☐ | ☐ | 1.K - John R. Walter | ☐ | ☐ | ☐ | 1.L - Edward J. Zore | ☐ | ☐ | ☐ |

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

**IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.**

C 1234567890 J N T

1 U P X 2 6 7 0 1 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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029NID

# ManpowerGroup Inc.

**Annual Meeting of ManpowerGroup Inc. Shareholders**
**Tuesday, May 3, 2016**
**10:00 a.m.**
**International Headquarters of ManpowerGroup Inc.**
**100 Manpower Place**
**Milwaukee, Wisconsin**

**Agenda**

**Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.**
The Proxy Statement and the 2015 Annual Report to Shareholders are available at: **www.envisionreports.com/MAN**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — ManpowerGroup Inc.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MANPOWERGROUP INC.**

The undersigned hereby appoints Jonas Prising, John T. McGinnis and Richard Buchband proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ManpowerGroup Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of ManpowerGroup Inc. to be held May 3, 2016 or any adjournment thereof.

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

**(Continued and to be marked, dated and signed, on the other side)**

**B Non-Voting Items**

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

**C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

**IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.**